                                                                     Exhibit 2.6



                      IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE EASTERN DISTRICT OF LOUISIANA

In re                                   )
                                        )
CRESCENT CITY CAPITAL                   )        Case No. 95-12735 (TMB)
DEVELOPMENT CORPORATION,                )
                                        )        (Chapter 11)
Debtor.                                 )

                SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION
                OF CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

                                        BRONFIN & HELLER, LLC
                                        Jan M. Hayden (La. Bar #6672)
                                        Robyn J. Spalter (La. Bar #21116)
                                        650 Poydras Street, Suite 2500
                                        New Orleans, Louisiana  70130-6101
                                        (504) 568-1888
                                        Attorneys for Debtor

Dated: March 15, 1996

                      IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE EASTERN DISTRICT OF LOUISIANA

In re                                   )
                                        )
CRESCENT CITY CAPITAL                   )        Case No. 95-12735 (TMB)
DEVELOPMENT CORPORATION,                )
                                        )        (Chapter 11)
Debtor.                                 )

                SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION
                OF CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

                  The Debtor, Crescent City Capital Development Corporation ("Debtor" or "Crescent City") proposes the following plan of reorganization pursuant to chapter 11 of the Bankruptcy Code. This plan amends and supersedes all prior plans proposed by the Debtor in this case.

                                    ARTICLE I

                                   DEFINITIONS

                  A. Defined Terms. As used herein, all terms shall have the meanings as defined in the United States Bankruptcy Code except as specifically modified herein or if such meaning shall be wholly inconsistent with the use of such term in this plan. The following terms shall have the respective meanings specified below (such meaning to be equally applicable to both the singular and the plural, and masculine and feminine forms of the terms defined):

                  1.1. Administrative Reserve means the reserve to be established and maintained by Liquidating Trust in a segregated interest-bearing account with a major money center bank into which Liquidating Trust will, from time to time, deposit Cash to, among other things, fund the operating expenses of Liquidating Trust, as provided in Article VI(A) of the Plan.

                  1.2. Allowance Date means the date on which a Claim becomes an Allowed Claim.

                  1.3. Amended By-Laws means the by-laws of Reorganized Crescent City, as amended and restated as of the Effective Date, which shall be a Plan Document.

                  1.4. Amended Certificate of Incorporation means the certificate of incorporation of Reorganized Crescent City, as amended and restated as of the Effective Date, which shall be a Plan Document.

                  1.5. Avoidance Action Recoveries means any recoveries by the Debtor or Liquidating Trust of money, property, or other value of any kind whatsoever (including reduction or disallowance of a claim amount), on account of rights of recovery held by the Debtor under 11 U.S.C. Section 547 and applies to rights of recovery of transfers made directly by any affiliates of the debtor, including but not limited to River City Joint Venture.

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                  1.6. Avoidance Action Rights means any rights of recovery by the Debtor or Liquidating Trust of money, property, or other value of any kind whatsoever (including reduction or disallowance of a claim amount), on account of rights of recovery, held by Debtor, under 11 U.S.C. Section 547 and applies to rights of recovery of preferential transfers made directly by the debtor and by any affiliate of the debtor, including but not limited to River City Joint Venture.

                  1.7. Bally & IGT Claims means all Claims of Bally Gaming, Inc. and International Game Technology Corp. or their respective successors, assigns, affiliates or agents arising in connection with the acquisition by the Debtor of certain slot machines and other coin-operated gaming devices to be operated on the Riverboat.

                  1.8. Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Louisiana having jurisdiction over the Reorganization Case and, to the extent of any reference made pursuant to 28 U.S.C. ss. 157, the unit of such District Court pursuant to 28 U.S.C. ss. 151.

                  1.9. Bankruptcy Case means that case entitled In re Crescent City Capital Development Corporation currently pending in the Eastern District Court of Louisiana and bearing case no. 95-12735(TMB).

                  1.10. Bondholder means the holder of a Secured Note or, in the alternative, the duly authorized agent of such holder.

                  1.11. Bondholder Claim means the claim filed by the Indenture Trustee, on behalf of all Bondholders, for all amounts due under the Debtor's guarantee of amounts due under the Indenture, which Claim shall, upon the Effective Date, be deemed an Allowed Claim for $142 million.

                  1.12. Business Day means any day other than Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  1.13. Cash means lawful currency of the United States of America.

                  1.14. Cash Distribution Date means (a) the forty fifth (45th) day after the Effective Date, and (b) the twentieth (20th) day after the end of the first full fiscal quarter after the Effective Date and the twentieth (20th) day after the end of each fiscal quarter thereafter, subject, however, to the limitations set forth in Article VIII(A)(4) and any other provisions of the Plan.

                  1.15. CGII means Capital Gaming International, Inc., a New Jersey corporation and the Debtor's parent corporation.

                  1.16. CGII Claim means all Claims (other than DIP Financing Claims or other Administrative Claims) against the Debtor held by CGII.

                  1.17. Closing means the closing of the transaction contemplated by the Magic Agreement.

                  1.18. Commencement Date means July 26, 1995, the date on which an involuntary Reorganization Case was commenced against the Debtor.

                  1.19. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  1.20. Convenience Claim means any General Unsecured Claim against the Debtor that is equal to or less than $5,000, or those Claims in excess of $5,000 as to which the holder thereof elects, in writing on its ballot to accept or reject the Plan or otherwise in writing on or before the Effective Date, to reduce such Claim to $5,000 in accordance with Article III(E)(Class 3A)(4) concerning treatment of General Unsecured Claims. For purposes of defining a Convenience Claim and qualifying for the treatment afforded holders of Convenience

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         Claims, all General Unsecured Claims of a single holder shall be aggregated, deemed, and treated as a single Claim; provided, however, those holders of General Unsecured Claims who acquired such General Unsecured Claims from different entities shall have their General Unsecured Claims aggregated only to the extent such Claims would have been aggregated in the hands of the original holder.

                  1.21. Creditors' Committee means the Statutory Committee of Unsecured Creditors appointed in the Bankruptcy Case pursuant to
         Section 1102(a) of the Bankruptcy Code, as presently or hereafter constituted.

                  1.22. Debtor means Crescent City Capital Development Corp., a Louisiana corporation.

                  1.23. DIP Financing Claims means all Administrative Claims arising in connection with money borrowed or credit incurred by the Debtor under ss. 364 of the Bankruptcy Code from CGII, Purchaser, Mirage or any other Person.

                  1.24. Disputed Claim means a Claim (or portion thereof) as to which: (a) a proof of Claim has been filed, or deemed filed, under applicable law or order of the Bankruptcy Court, with the Bankruptcy Court; (b) an objection has been timely filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole by a Final Order, or (iii) granted in whole or part by a Final Order: provided, however, the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code; provided also however, that any claim expressly allowed under this Plan cannot be a Disputed Claim or the subject of an objection. For purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent it is disputed if: (x) before the time that an objection has been or may be filed, the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtor in the Schedules: (y) there is a dispute as to classification of the Claim; or (z) the Claim is unliquidated.

                  1.25. Disputed Claims Reserve means the reserve established pursuant to Article VI(B) in an amount equal to the sum of (i) the aggregate of all Disputed Designated Administrative Claims, Disputed Priority Claims, Disputed Priority Tax Claims, and Disputed Secured Claims, (ii) the amount of Cash that would have been distributable, from time to time, under the Plan on account of Disputed General Unsecured Claims and Convenience Claims had such Claims been Allowed Claims, and (iii) any net earnings in respect thereof.

                  1.26. Effective Date means the date that the Plan is consummated which shall be simultaneous with the Closing.

                  1.27. Fee Request means any Administrative Claim for compensation or reimbursement of expenses pursuant to Sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in the Bankruptcy Case.

                  1.28. Final Order means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction which may hear appeals from the Bankruptcy Court which having not been reversed, modified or amended, and not being stayed, and the time to appeal from which or to seek review or rehearing or petition for certiorari from which having expired without an appeal or application for review or rehearing having been filed, has become final and is in full force and effect.

                  1.29. General Unsecured Claim means any Allowed Claim against the Debtor, other than a Bondholder Claim, Secured Claim, Administrative Claim, Priority Claim, Priority Tax Claim, CGII Claim, Subordinated Unsecured Claim or Convenience Claim.

                  1.30. Grand Palais means Grand Palais Riverboat, Inc., a Louisiana corporation.

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                  1.31. Indenture means the Indenture governing the Secured
         Notes, dated February 17, 1994, as amended, between CGII, as issuer, the guarantors thereunder, and the Indenture Trustee.

                  1.32. Indenture Trustee means First Trust National Association, as indenture trustee under the Indenture, and any successor or assign thereof.

                  1.33. Institutional Note Holders' Steering Committee means that committee consisting of Bondholders who hold a substantial principal amount of the Secured Notes and have filed, in this case, a statement pursuant to Bankruptcy Rule 2019(a).

                  1.34. Interest means, except as expressly otherwise specified in the Plan, the interest or interest equivalent payable on any Claim calculated as provided for in any agreement concerning such Claim which contains an enforceable provision for the payment of interest, or, in the absence of any such provision, at the Legal Rate.

                  1.35. Legal Rate means the rate of interest on outstanding judgments of the courts of the State of Louisiana as prescribed by Louisiana Civil Code article 2924.

                  1.36. License means the gaming license issued by the Louisiana State Gaming Commission on or about April 4, 1994 in favor of the Debtor.

                  1.37. Liquidating Trustees means the Persons selected by the Creditors' Committee and approved by the Bankruptcy Court who shall be the co-trustees of Liquidating Trust.

                  1.38. Liquidating Trust means Crescent City Liquidating Trust, a New Jersey trust or trust of such state as the Debtor and the Unsecured Creditors Committee shall select, which shall be established as of the Effective Date, for the single purpose of implementing and administering the Plan in accordance with Section 1142(a) of the Bankruptcy Code.

                  1.39. Magic Agreement means the Agreement by and between CGII, the Debtor, Casino Magic Corporation, Jefferson Casino Corporation and C-M of Louisiana, Inc., dated February 21, 1996, pursuant to which Casino Magic Corporation, through Jefferson Casino Corporation or another of its wholly owned subsidiaries to which the Agreement is assigned, has agreed to purchase the New Common Stock in conjunction with the consummation of the Plan, a copy of which is attached hereto as Exhibit "1".

                  1.40. Magic Cash Consideration, is estimated to be $15,000,000.00, less the Magic Deferred Cash.

                  1.41. Magic Closing Cash means Magic Cash Consideration less the balance of principal and interest due Magic at closing on the Magic DIP Financing Claim, estimated at $1,000,000.00, and to be retained by Magic from the Magic Cash Consideration and applied to pay its DIP Financing Claim.

                  1.42. Magic Consideration means the Magic Cash Consideration, the Magic Non-cash Consideration, and the Magic Deferred Cash.

                  1.43. Magic Deferred Cash means the Cash, in the amount of $500,000.00, to be held in escrow, pursuant to the Magic Agreement, for a period of one (1) year after Closing as security for the Debtor's and CGII's indemnities under the Magic Agreement, and which, upon the expiration of the one (1) year escrow period, the amount in the escrow, if any, will be disbursed to CGII in accordance with Paragraph 3 of the Magic Agreement and this Plan.

                  1.44. Magic DIP Financing Claim shall mean that Claim of Purchaser arising out of money borrowed or credit incurred by Debtor under ss.364 of the Bankruptcy Code.

                  1.45. Magic Non-Cash Consideration means all non-cash consideration to be delivered to, or for the benefit of, the Debtor pursuant to the Magic Agreement, including without limitation, Magic's obligation to assume or otherwise satisfy the Bally and IGT Claims (up to an aggregate total not to exceed $6,500,000.00) and the Magic Notes.

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                  1.46. Magic Notes means the $35,000,000.00 of notes which
         shall be issued by Reorganized Crescent City and guaranteed by Jefferson Casino Corporation and C-M of Louisiana, Inc., each a wholly owned subsidiary of Casino Magic Corporation, under the Mirage Indenture.

                  1.47. Mirage shall mean Mirage Resorts, Inc. or any of its affiliates, subsidiaries, related entities, successors and assigns, and their respective officers, directors and/or agents.

                  1.48. Mirage Agreement shall mean the Agreement among CGII, the Debtor and Mirage pursuant to which Mirage was to purchase the New Common Stock, and which Agreement formed the basis for Debtor's First Amended Plan of Reorganization.

                  1.49. Mirage Claim means any and all claims which the Debtor or debtor in possession may have, whether arising prior to or after the filing of the petition for relief herein against Mirage, including but not limited to any rights of setoff or defenses to the payments of any claims asserted by Mirage against Debtor or its property.

                  1.50. Magic Indenture shall mean the Indenture governing the Magic Notes, dated as of the Effective Date, between Reorganized Crescent City, as issuer, and the guarantors, thereunder, in substantially the same form as attached hereto as Exhibit "2".

                  1.51. Mirage Recovery shall mean any and all monies recovered, paid, credited, set off or otherwise received by the Debtor, debtor-in-possession or the Liquidating Trust on behalf of the Mirage Claim.

                  1.52. Net Cash Proceeds means only those Net Proceeds received in Cash.

                  1.53. Net Proceeds means all Cash and other property received upon the sale, exchange or other disposition of any property, less all direct and indirect costs incurred in connection with such disposition, including, without limitation, fees, commissions, legal fees and expenses.

                  1.54. New Common Stock means all authorized common stock of Reorganized Crescent City to be issued on the Effective Date to the Purchaser (which shall constitute all the outstanding equity interests in Reorganized Crescent City), pursuant to the Restated Certificate of Incorporation and Article V(A) and XV of the Plan.

                  1.55. Plan means this plan under chapter 11 of the Bankruptcy Code, as the same may be altered, amended, or modified from time to time.

                  1.56. Plan Document(s) means the document(s) that aid in effecting the Plan and that are specifically identified herein as Plan Documents or which, in the view of the Debtor, become necessary or appropriate to effectuate the Plan, which documents, to the extent feasible, shall be filed on or prior to the Confirmation Hearing.

                  1.57. Priority Claim means any Claim to the extent entitled to priority in payment under Sections 507(a)(2)-(7) or 507(a)(9) of the Bankruptcy Code.

                  1.58. Priority Tax Claim means any Claim to the extent entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

                  1.59. Pro Rata means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class as of the date of determination. Solely for the purpose of calculating the amount to be distributed to holders of Allowed General Unsecured Claims and reserved for the holders of Disputed General Unsecured Claims on a Cash

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         Distribution Date, Liquidating Trust shall treat each Disputed General
         Unsecured Claim as an Allowed Claim in the amount of such Disputed General Unsecured Claim unless such of Disputed General Unsecured Claims have been estimated by the Bankruptcy Court.

                  1.60. Purchaser means Casino Magic Corporation, through Jefferson Casino Corporation or another of its wholly owned subsidiaries to which the Magic Agreement is assigned.

                  1.61. Reallocation Date means the tenth (10) Business Day prior to any Cash Distribution Date.

                  1.62. Reorganized Crescent City means the Debtor from and after the Effective Date.

                  1.63. Residual Property means all of the property of the Debtor's estate immediately prior to Closing, other than the Riverboat Assets. "Residual Property" includes, without limitation, the Debtor's interest in the River City JV or property previously owned or held by River City JV, all avoidance actions specified in Article V(G) and other causes of action, claims of the Debtor against Grand Palais and its affiliates, all contract rights of the Debtor including its rights under the Magic Agreement, the Mirage Claim and the Mirage Recovery, provided however, Residual Property does not include the Magic Consideration, which shall be treated in accordance with the Plan.

                  1.64. Riverboat means the M/V Crescent City Queen, the riverboat owned by the Debtor.

                  1.65. Riverboat Assets means, collectively, the Riverboat, the License, certain slot machines and other coin-operated gaming devices acquired by the Debtor from Bally Gaming, Inc. and International Game Technology Corp., and such other items of personal property used in connection with the operation of the Riverboat as may be agreed upon between the Debtor and the Purchaser, and as evidenced on the inventory list attached to the Magic Agreement as Exhibit "1", specifically excepting (i) any equipment licensing or other agreements provided by Gaming Systems International and (ii) the Crescent City Capital Escrow, as hereinafter defined, all monies therein and all proceeds (in whatever form) thereof.

                  1.66. River City JV means the River City Joint Venture, a Louisiana general partnership, comprised of the Debtor and Grand Palais, each as general partner.

                  1.67. Schedules means the schedules of assets and liabilities filed by the Debtor with the Bankruptcy Court in accordance with
         Section 521(1) of the Bankruptcy Code, as amended from time to time.

                  1.68. Secured Notes means, collectively, the 11 1/2 Secured Notes due 2001, issued by CGII pursuant to the Indenture.

                  1.69. Settlement Amount means the difference, in Cash, between the Magic Closing Cash and $6,750,000.00 plus the difference, in Magic Notes, between the Magic Notes and $28,000,000 of Magic Notes; the Settlement Amount is to be paid by the Indenture Trustee from the Magic Consideration to the Liquidating Trust.

                  1.70. Subordinated Unsecured Claim means: (a) an unsecured Claim against the Debtor, proof of which is tardily filed under Section 501(a) of the Bankruptcy Code; (b) any Claim against the Debtor whether a Secured Claim or Unsecured Claim, for any fine, penalty or forfeiture, or for multiple exemplary or punitive damages to the extent such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim; (c) any Claim against the Debtor arising from rescission of a purchase or sale of a security of the Debtor or of an affiliate of the Debtor, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such a Claim; and (d) any Claim against the Debtor subordinated under Section 510 of the Bankruptcy Code or under other applicable law to General Unsecured Claims by order of the Bankruptcy Court.

                  1.71. Total [ ] Claims means, with respect to a particular Class of Claims, the aggregate dollar amount of (a) all Allowed Claims, plus (b) the Face Amount of all Disputed Claims, in such Class.

                  1.72. Voting Deadline means the date by which holders of impaired Claims receiving distributions under the Plan must vote to accept or reject the Plan.

                  B. Other Terms. The words "herein," "hereof," "hereto," "hereunder," and others of similar inference refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan unless otherwise specified herein. A term used herein or elsewhere in the Plan that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules. The word "including" shall mean including, without limitation. The headings in the Plan are only for convenience of reference and shall not limit or otherwise affect the provisions of the Plan.

                  C. Exhibits. All exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

                         GENERAL DESCRIPTION OF THE PLAN

                  A. The Plan Generally. Under the Plan, the Debtor will sell the Riverboat Assets (by reissuing its common stock) to the Purchaser for the Magic Consideration. The Magic Closing Cash and the Magic Notes will be paid to the Indenture Trustee, on behalf of the Bondholders, who claims a perfected security interest in such proceeds. Upon receipt of the Magic Closing Cash and the Magic Notes, the Indenture Trustee shall pay the Settlement Amount to Liquidating Trust in accordance with Article II(B)(1) below, to be distributed as provided herein. In addition, all of the Residual Property will be transferred to Liquidating Trust and liquidated or otherwise disposed of for the benefit of Debtor's Class 3A Creditors in accordance with the terms of the Plan.

                  B. Payment of Settlement Amount.

                  1. Payment of Magic Closing Cash. Upon receipt of the Magic Closing Cash, the Indenture Trustee, on behalf of the Bondholders, shall retain the sum of $6,750,000.00 for distribution to Bondholders pursuant to the terms of the Indenture and shall pay the remaining balance of the Magic Closing Cash (estimated to be $6,750,000.00 less any amount by which the total balance of principal and interest due to pay Magic's DIP Financing Claims and/or any other DIP Financing Claims, excluding the DIP Financing Claim of Mirage, in full, exceeds $1,000,000.00) to Liquidating Trust to be distributed and/or reserved for Disputed Claims in accordance with the terms of this Plan.

                  2. Payment of Magic Notes. Upon receipt of the Magic Notes, the Indenture Trustee, on behalf of the Bondholders, shall retain $28,000,000.00 of the Magic Notes, for distribution to the Bondholders in accord with the Indenture and shall assign the remaining $7,000,000.00 of Magic Notes to the Liquidating Trust in accordance with the terms of this Plan.

                                   ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  A. Summary. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan.

CLASS                                      STATUS
- - -----                                      ------

Class 1:  Bondholder Claim                     Impaired - entitled to vote
Class 2:  Secured Claims                       Impaired - entitled to vote
Class 3A: General Unsecured Claims             Impaired - entitled to vote
Class 3B: Convenience Claims                   Impaired - entitled to vote

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Class 3C: CGII Claims                          Impaired - entitled to vote
Class 4:  Subordinated Unsecured Claims        Impaired - deemed to reject
Class 5:  Common Stock                         Impaired - deemed to reject
Class 6: Mirage Administrative/
                  Secured Claim        Unimpaired - not entitled to vote

                  B. Administrative Claims. Subject to the applicable bar date provisions contained in Article X(B), each holder of an Allowed Administrative Claim shall be paid on account of such Claim in full, in Cash, from the Liquidating Trust, on the later of: (a) the Effective Date (or as soon thereafter as practicable), or (b) the first Cash Distribution Date immediately following the date on which such Administrative Claim becomes an Allowed Claim, except to the extent that the holder of an Allowed Administrative Claim agrees to a different treatment; provided, however, that Administrative Claims that are Allowed Claims representing obligations incurred in the ordinary course of business by the Debtor will be paid by Liquidating Trust when due in the ordinary course of business; and, provided further, however, that Administrative Claims for payment of compensation or reimbursement of expenses pursuant to Sections 330, 331 and 503(b) of the Bankruptcy Code shall be paid within (3) Business Days of the entry of an order by the Bankruptcy Court authorizing the payment of such fees and expenses. Payments to the holders of the Administrative Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority; the Settlement Amount and the Residual Property.

                  C. Priority Claims. Each holder of an Allowed Priority Claim shall be paid on account of such Claim in full, in Cash, from the Liquidating Trust, on the later of (a) the Effective Date (or as soon thereafter as is practicable), or (b) the first Cash Distribution Date immediately following the date on which such Priority Claim becomes an Allowed Claim, or, alternatively, upon such other terms as may be agreed upon by and between the holder of such Claim and the Debtor or Liquidating Trust, as the case may be. Payments to the holders of the Priority Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority; the Settlement Amount and the Residual Property.

                  D. Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid on account of such Claim in full, in Cash, from the Liquidating Trust, on the later of (a) the Effective Date (or as soon thereafter as is practicable), or (b) the first Cash Distribution Date immediately following the date on which such Priority Tax Claim becomes an Allowed Claim, or, alternatively, upon such other terms as may be agreed upon by and between the holder of such Claim and the Debtor or Liquidating Trust, as the case may be. Payments to the holders of the Priority Tax Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority, the Settlement Amount and the Residual Property.

                  E. Classification and Treatment. The Allowed Claims against, and Equity Interests in, the Debtor, other than Administrative Claims, Priority Claims, and Priority Tax Claims, shall be classified and receive the treatment specified below.

Class 1:

                  1.  Classification:  Class 1 consists of the Bondholder Claim.

                  2. Allowance of Bondholder Claim: On the Effective Date, the Bondholder Claim shall be deemed an Allowed Class 1 Claim in the amount of $142 million. The Bondholder Claim shall not, after the Effective Date, be subject to, or the subject of, any objection, claim, counterclaim, set off, defense, action or proceeding by the Debtor, Reorganized Crescent City, any statutory committee, or any other party in interest, whether in law or equity. To the extent any such objection, action or proceeding is pending on or after the Effective Date, such action, objection or proceeding shall be deemed withdrawn and the Bondholders may take such steps as they deem appropriate to cause the Bankruptcy Court's records to reflect such withdrawal (including, without limitation, seeking ex parte relief).

                  3. Treatment: As provided in Article II(B) of the Plan, upon receipt of the Magic Closing Cash and the Magic Notes, the Indenture Trustee, on behalf of the Bondholders, shall retain (i) Cash, in the amount of $6,750,000.00 and (ii) $28,000,000.00 of Magic Notes, all, and both, free and clear of any and all liens, claims, privileges and encumbrances held or asserted by any person other than the Indenture Trustee, for distribution to the Bondholders pursuant to the terms of the Indenture, and the Indenture Trustee shall immediately (i) pay the remaining balance of the Magic Closing Cash (estimated to be $6,750,000.00, less any amount by which the total balance of principal and interest due to pay Magic's DIP Financing Claims in full exceeds $1,000,000.00) and (ii) assign the remaining Magic Notes, in the amount of $7,000,000, to Liquidating Trust for distribution and/or application in accordance with this Plan. The Indenture Trustee shall retain the sum of $7,250,000.00 in Magic Closing Cash and $28,000,000.00 in Magic Notes, to be paid to Class 1 Claimants in accordance with the terms of the Indenture.

         Additionally, any amounts to be paid to CGII from the Magic Deferred Cash, as provided in this Plan, shall be subject to the security interest of the Indenture Trustee. Any amounts to be paid to CGII from the Magic Deferred Cash, shall be deposited by Purchaser in a segregated interest bearing account designated by the Indenture Trustee at First Bank National Association, subject in all respects to all of the first priority liens and security interests of the Indenture Trustee, without any further action, and shall not be disbursed absent the mutual consent of CGII and the Indenture Trustee, or by an order of a court of competent jurisdiction.

         Other than as set forth herein, the Class 1 claimants (including the Indenture Trustee, the Bondholders, and anyone deriving or claiming rights under the Secured Notes, the Indenture, or any security therefore), shall not be entitled to participate as a Class 2, 3A or 3B Claimant under this Plan on account of such claim.

                  4. Release of Defenses: As of the Effective Date, the Debtor, Debtor in Possession, Liquidating Trust, all Creditors and equity security holders of the Debtor shall release and waive: (i) all defenses to allowance of the Bondholder Claim in the Bankruptcy Case, and (ii) all claims and causes of action, if any, against the Bondholders or the Indenture Trustee based upon or related to the Debtor's execution of its guarantee of CGII's obligations under the Indenture, or based upon any payments made to the Indenture Trustee by the Debtor.

         Nothing herein shall constitute a waiver of any defenses to the allowance of the claim of the Bondholders or the Indenture Trustee against CGII in any other bankruptcy proceeding. Except with respect to the Debtor, nothing in this Plan shall impair or otherwise affect any rights, liens, claims, or interests of the Indenture Trustee or any Bondholder under the Notes, the Indenture, or any related documents, including, but not limited to, any rights, liens, claims or interests against CGII or any guarantor of CGII's obligations.

                  5. Voting: Class 1 is Impaired by the Plan and the holder of Claims in Class 1 are entitled to vote to accept or reject the Plan.

Class 2:  Secured Claims

                  1.  Classification:  Class 2 consists of secured claims.

                  2. Determination of Allowed Secured Claim: Prior to the Effective Date, the Debtor may seek and obtain a determination of the Allowed Secured Claim of any Creditor asserting a Secured Claim pursuant to the Bankruptcy Code and the Bankruptcy Rules.

                  3. Treatment: Except as provided in Article V(A) of the Plan, as to each Allowed Secured Claim and in complete satisfaction of such Claim, at the Debtor's option, either:

                  (i) (A) any default, other than of the kind specified in
         Section 365(b)(2) of the Bankruptcy Code, shall be cured, provided that any accrued and unpaid interest, if any, which the Debtor may be obligated to pay with respect to such default shall be simple interest at the contract rate and not at any default rate of interest;

                           (B) the maturity of such Claim shall be reinstated as
                  the maturity existed before any default;

                           (C) the holder of such Claim shall be compensated for
                  any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of such Claim; and

                           (D) the other legal, equitable, or contractual rights
                  to which the Claim entitles the holder shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid;

                  (ii) on the Effective Date or such other date as may be agreed upon by the Debtor or Liquidating Trust, as the case may be, and the holder of such Allowed Secured Claim, the Debtor or Liquidating Trust, as the case may be, shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim. The Claim held by Jones Casino Supplies, Inc. ("Jones") shall be partially satisfied, based upon and in consideration of the sale free and clear of all liens and other interests pursuant to 11 U.S.C. 363(f), to Jones Casino Supplies, Inc., of the slot machines and other gaming equipment manufactured by Sigma Games, Inc. ("Sigma"), and Advance Cart Technology, Inc. ("ACT") for a total credit of $204,754.67 ($156, 387.20 for Sigma equipment and $48,367.47 for ACT equipment), to be applied in reduction of the total Secured Claim of Jones Casino Supplies, Inc. In the alternative, a partial credit shall be granted following the abandonment of the slot machines and other equipment and supplies manufactured by Sigma and ACT to Jones to allow it to foreclose its security interest, and based upon the Court's determination as to the amount of the secured portion of the Jones Claims, and the security interest and liens held by Jones shall be preserved and retained by Jones pending the Court's determination and the foreclosure; or

                  (iii) the holder of such Claim shall be paid, on account of such Allowed Secured Claim: (a) in full, in cash, after the later of
         (i) the Effective Date or (ii) the first Cash Distribution Date after the date such Secured Claim becomes an Allowed Claim; or, if applicable, (b) upon such other terms as may be agreed to between the Debtor or Liquidating Trust, as the case may be, and the holder of such Allowed Secured Claim; provided, however, that as to the Bally & IGT claims, upon such other terms as may be agreed to between Reorganized Crescent City or the Purchaser, as the case may be, and the respective holders of the Bally & IGT Claims. The security interest of Bally and IGT shall survive confirmation until such claims are paid. The security interests of any other secured claimant, shall be preserved and retained, to survive confirmation, in either the specific collateral itself, provided said collateral is not part of the Riverboat Assets, or preserved and attaching to the proceeds that constitute the Settlement Amount and/or the Residual Property, if the collateral is sold free and clear of liens and interests, until paid.

                  (iv) Any Allowed Class 2 Claim found by Final Order to be secured by a lien against any of the Riverboat Assets to be transferred to Purchaser and to be senior to the lien securing the Class 1 Claims affecting the Riverboat Property shall be paid in cash on the Effective Date or at such later date as such determination is made by Final Order. Payments to the holders of any such Class 2 Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority; the Settlement Amount and the Residual Property. Any creditor determined by final order to have an allowed Class 2 Secured Claim shall be paid to the extent of the value of its collateral, with the creditor retaining its security interest and lien, either as to the specific collateral, provided said collateral is not part of the Riverboat Assets, or preserved and attaching to the proceeds only that constitute the Settlement Amount and the Residual Property, until the court's determination and payment, and shall have an unsecured claim for any deficiency which shall then be recognized, and the creditor paid its pro-rata distribution or share of the Settlement Amount as set forth below, for the Class 3 Allowed General Unsecured Claims; provided however, that notwithstanding anything contained in the Plan (including specifically, without limitation, subsection 3(iii) and subsection 3(iv) hereof), the rights, if any, of the Board of Commissioners of the Port of New Orleans (the "Board") under that certain escrow agreement between the Board and the Debtor and the lien or security interest, if any, in favor of the Board, pursuant to the Escrow Agreement and/or Bert Infrastructure Reimbursement Agreement (as amended) between the parties, including without limitation, any valid, perfected and unavoidable lien or security interest the Board has on or in that certain escrow account numbered 785-1061190 at the First National Bank of Commerce, denominated as "Crescent City Capital Escrow" and all monies therein and all proceeds (in whatever form) thereof, shall survive confirmation.

                  4. Voting: Class 2 is impaired by the Plan and each holder of a Claim in Class 2 shall be entitled to vote to accept or reject the Plan.

Class 3A:  General Unsecured Claims

                  1. Classification: Class 3A consists of Allowed General Unsecured Claims.

                  2. Treatment: Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the remainder of the Net Cash Proceeds of the Settlement Amount, on account of their beneficial interests in the Liquidating Trust, after payment or reserve for all (i) Administrative Claims,
(ii) Priority Claims, (iii) Priority Tax Claims (iv) Allowed Class 3B Claims,
(v) Allowed Class 2 Claims found to be secured by a lien on any of the Riverboat Assets and superior to the lien of the Class 1 Claimant, and (vi) establishment of a reserve for payment of operating expenses of Liquidating Trust (which initial reserve is not to exceed $1,000,000.00). In addition to distributions from the Settlement Amount, Class 3A Claimants shall receive Pro Rata distributions from all Net Cash Proceeds generated from the Residual Property. However, there will be no distribution of the Net Cash Proceeds generated from the Residual Property unless and until all payments and/or reserves required under this paragraph have been made.

                  3. Voting: Class 3A is impaired and the holders of Claims in Class 3A are entitled to vote to accept or reject the Plan.

                  4. Election To Be Treated As Holder Of Convenience Claim: On or before the Voting Deadline, any holder of an Allowed General Unsecured Claim may elect (by election on the ballot to be sent to all holders of Allowed General Unsecured Claims, or thereafter until the Effective Date, by other written election in form and substance satisfactory to the Debtor) to voluntarily reduce its Claim to $5,000, and receive the same treatment as holders of Claims in Class 3B.

                  5. Claims With Recourse to Insurance Coverage: To the extent the holder of any General Unsecured Claim has recourse to any liability insurance policy covering tort claims issued to or for the benefit of the Debtor, the holder of such Claim must first, to the satisfaction of the Liquidating Trustees, use its best efforts to collect its Allowed Claims from the insurance carrier. Such collection will reduce the amount of such holder's Allowed Claim by the amount of any payment received from such insurance carrier. Any remaining unpaid portion of such Allowed General Unsecured Claim will be treated under the other provisions applicable to Allowed General Unsecured Claims. In the event the Liquidating Trustees determine that the holder of any such Claim has not used its best efforts to collect the proceeds of such insurance coverage, such Claim shall be treated as a Disputed Claim until the Liquidating Trustees determine that such best efforts have been made.

Class 3B:  Convenience Claims

                  1. Classification: Class 3B consists of Convenience Claims.

                  2. Treatment: Each holder of an Allowed Convenience Claim shall be paid forty (40%) percent of the Allowed amount of such Claim, in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable), or (b) the first Cash Distribution Date immediately following the date on which such Convenience Claim becomes an Allowed Convenience Claim.

                  3. Voting: Class 3B is impaired and the holders of Claims in Class 3B are entitled to vote to accept or reject the Plan.

Class 3C: CGII Claim

                  1. Classification: Class 3C consists of the CGII Claim.

                  2. Treatment: On the Effective Date, the Class 3C Claim shall be allowed in the amount of $5,000,000 and the holder of the Class 3C Claim shall receive on account of such Claim, the Magic Deferred Cash pursuant to the Magic Agreement. The payment of the Magic Deferred Cash shall be subject to the security interest of the Indenture Trustee. Any amounts of the Magic Deferred Cash to be paid to CGII, pursuant to this Plan and the Magic Agreement, shall be deposited by Purchaser in a segregated interest bearing account at First Bank National Association, subject in all respects to all of the first priority liens and interests of the Indenture Trustee, without any further action, and shall not be disbursed absent the mutual consent of CGII and the Indenture Trustee, or by an order of a court of competent jurisdiction.

                  3. Voting: Class 3C is impaired and the Holder of Claims in Class 3C is entitled to vote to accept or reject the Plan.

Class 4:  Subordinated Unsecured Claims

                  1. Classification: Class 4 consists of Subordinated Unsecured Claims.

                  2. Treatment: Holders of Subordinated Unsecured Claims shall receive no distribution under the Plan. There shall be a presumption that excusable neglect does not exist in respect of those Claims.

                  3. Voting: Class 4 is impaired and is deemed to reject the Plan.

Class 5:  Equity Interests

                  1.  Classification:  Class 5 consists of all Equity Interests.

                  2. Treatment: Holders of Equity Interests shall receive no distribution under the Plan. All Equity Interests will be canceled and rendered void and of no further force or effect on the Effective Date.

                  3. Voting: Class 5 is impaired and is deemed to reject the Plan.

Class 6: Mirage Administrative/Secured Claim

                  1. Classification: Class 6 consists of the Mirage Administrative/Secured Claim.

                  2. Treatment: Pending resolution of Debtor's objection to Mirage's DIP Financing Claim, the entire sum of $2,000,000.00, plus the estimated amount of accrued and/or accruing interest for a period of one (1) year after Closing shall be reserved by the Liquidating Trust for the benefit of Mirage. Upon entry of a Final Order allowing the claim of Mirage, a sum equal to the Allowed Claim shall be distributed to Mirage. The balance, if any, shall then be available for distribution to members of other classes of creditors, other than Class 1. Upon entry of a Final Order disallowing the claim of Mirage the entire sum reserved shall be available for distribution to members of other classes of creditors, other than Class 1.

                  3. Voting: Class 6 is unimpaired and is deemed to have accepted the Plan.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

                  1. Voting Classes. Each holder of an Allowed Claim in Classes 1, 2, 3A, 3B and 3C shall be entitled to vote to accept or reject the Plan, unless otherwise ordered by the Court.

                  2. Deemed Rejection of the Plan. Classes 4 and 5 shall receive no distribution under the Plan and, therefore, are deemed to reject the Plan. The Debtor hereby requests that the Court confirm the Plan over such rejections in accordance with subsection 1129(b) of the Bankruptcy Code.

                  3. Deemed Acceptance of Plan. Class 6 is unimpaired under the Plan, and, therefore, is deemed to accept the Plan, and thus, will not receive a ballot to vote on the Plan.

                  4. Confirmability of the Plan. The confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtor and the Plan. If the Bankruptcy Court determines that any provisions of the Plan are prohibited by the Bankruptcy Code, or render the Plan unconfirmable under Section 1129 of the Bankruptcy Code, the Debtor reserves the right to sever such provisions from the Plan, and to request that the Plan, as so modified, be confirmed.

                  5. Nonconsensual Confirmation. In the event that any of Classes reject the Plan, the Debtor reserves the right to request that the Court confirm the Plan over such rejection in accordance with Section 1129(b) of the Bankruptcy Code.

                  6. Controversy Concerning Impairment. In the event of a controversy as to whether any Class of Claims or Equity Interests is Impaired under the Plan, the Bankruptcy Court will, after notice and a hearing prior to the Confirmation Date, determine such controversy.

                                    ARTICLE V

                       MEANS OF IMPLEMENTATION OF THE PLAN

                  A. Closing of the Magic Agreement. On the Effective Date, Purchaser shall pay the Magic Closing Cash and Magic Notes to the Indenture Trustee for the benefit of the Bondholders, and Purchaser shall receive in exchange therefor 100% of the outstanding shares of New Common Stock of Reorganized Crescent City, as of the Effective Date. Immediately upon receipt of the Magic Closing Cash and Magic Notes, and after deducting the sum of $7,250,000.00 from the Magic Closing Cash and $28,000,000.00 from the Magic Notes, for distribution to Bondholders in accordance with the terms of the Indenture, the Indenture Trustee shall pay the Settlement Amount to the Liquidating Trust. At Closing, Purchaser or Reorganized Crescent City shall assume or shall otherwise satisfy the Bally & IGT Claims, without any cost or expense to the Debtor or Liquidating Trust.

                  B. Cancellation of Equity Interests. On and as of the Effective Date, all Equity Interests, including, without limitation, unexercised rights to acquire shares of stock of the Debtor by way of option, warrant or other legal or contractual rights, shall be automatically canceled and deemed to be void.

                  C. Liquidation of the Assets. On the Effective Date, (a) all of the Residual Property shall be transferred to Liquidating Trust, (b) each holder of an Allowed Claim, to the extent such Claim is not satisfied on the Effective Date, shall receive from Liquidating Trust (or such other party specifically identified) the distributions provided in Article III of the Plan, and (c) Liquidating Trust shall be managed by the Liquidating Trustees in good faith so as to maximize the value of Liquidating Trust's property through the orderly liquidation of such property in a commercially reasonable manner under the continuing supervision of the Bankruptcy Court, as provided by this Plan.

                  D. Corporate Governance and Management of Reorganized Crescent City; Vesting of Assets and Discharge; Capitalization of Reorganized Crescent City; Action Necessary for Riverboat Gaming Commission Approvals.

                  1. Corporate Governance of Reorganized Crescent City: On and after the Effective Date, the Debtor shall continue in existence as Reorganized Crescent City, a Louisiana corporation governed by the provisions of the Amended Certificate of Incorporation, the Amended By-laws, and Louisiana General Corporation Law.

                  2. Management of Reorganized Crescent City: On and after the Effective Date, the operation of Reorganized Crescent City shall become the responsibility of its board of directors and management.

                  3. Vesting of Assets and Discharge: On and after the Effective Date, Reorganized Crescent City may operate its businesses and may use, acquire, and dispose of its property without supervisions or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than as expressly provided herein. The Riverboat Assets shall vest in Reorganized Crescent City free and clear of the claims, liens, charges, encumbrances and interests, except as otherwise provided herein. Except as otherwise provided herein, including the Magic Agreement on and after the Effective Date, Reorganized Crescent City shall not be liable for and shall be discharged from any and all Claims against the Debtor, and all Equity Interests in the Debtor shall be canceled.

         E.       Establishment and Management of Liquidating Trust.

                  1. Upon confirmation hereof, and effective upon the Effective Date, the three (3) persons identified by the Creditors' Committee prior to the conclusion of the Confirmation Hearing, shall be appointed to act as Co-Liquidating Trustees (the "Liquidating Trustees") of and to administer the Liquidating Trust hereinafter created and to liquidate assets for the benefit of the creditors of the Debtor's estate. The selections of the persons to serve as Liquidating Trustees shall be subject to approval of the Bankruptcy Court. Vacancies occurring after the original appointments shall be governed by the Liquidating Trust documents. The Liquidating Trustees shall be deemed to be the authorized representatives of the Estate for the purpose of and consummation of the Plan pursuant to Sections 1103 and 1123(b)(3)(B) and other applicable sections of the Bankruptcy Code.

                  2. The Liquidating Trustees shall manage and govern the Liquidating Trust by majority rule.

                  3. The Debtor hereby declares and establishes a Liquidating Trust, as defined by Treas. Reg. ss. 301.7701-4(d), (the "Liquidating Trust") for the benefit of the creditors of the Debtor. The Liquidating Trust is organized for the primary purpose of receiving, liquidating, and distributing the cash, claims, and property transferred to the Liquidating Trust (the "Liquidating Trust Property") in accordance with the provisions of this Plan as promptly as is reasonably possible, with no objective to carry on or conduct a for-profit trade or business. Upon transfer of the Liquidating Trust Property to the Liquidating Trust, the Debtor shall retain no interest in the Liquidating Trust Property.

                  4. The Liquidating Trust Property will be transferred to the Liquidating Trust for the benefit of the creditors. The transfer shall be treated as a transfer to creditors to the extent that the creditors are beneficiaries of the Liquidating Trust. The transfer will be treated as a deemed transfer by the beneficiary-creditors to the Liquidating Trust. The beneficiaries-creditors of the Liquidating Trust will be treated as the grantors and deemed owners of the Liquidating Trust.

                  5. The Liquidating Trust Property must be consistently valued by the Liquidating Trustees and the beneficiary-creditors and said valuation must be used for all federal income tax purposes.

                  6. The Liquidating Trustees must file returns for the Liquidating Trust as a grantor trust pursuant to ss. 1.671-4(a) of the Income Tax Regulations.

                  7. The Liquidating Trustees' powers shall be limited to recovering, preserving and protecting the Liquidating Trust Property, liquidating the Liquidating Trust Property as promptly as is reasonably possible and distributing all income and proceeds from the liquidation of Liquidating Trust Property in accordance with the terms of the Plan as promptly as is reasonably possible. Except as otherwise inconsistent with the provisions of this Plan, in the exercise of such powers, the Liquidating Trustees, on behalf of the Liquidating Trust, shall be authorized to (i) avoid or recover transfers (including fraudulent conveyances or preferential transfers) of the Debtor's property as may be permitted by Sections 542 through 553 of the Bankruptcy Code or applicable state law, (ii) pursue all claims and causes of action arising from the prepetition activities of the Debtor, whether arising by statute or common law and whether arising under the laws of the United States of America, Louisiana, or any other state having jurisdiction over any claim or controversy pertaining to the Debtor, and whether maintainable against third parties, Affiliates or Insiders of the Debtor,(iii) defend claims, causes of action and other litigation that may adversely affect or impact the Liquidating Trust Property,(iv) contest Claims, (v) file, litigate to final judgment, settle, or withdraw objections to Claims, and (vi) exercise offsets against Claims. All activities of the Liquidating Trustees shall be reasonably necessary to, and consistent with, the accomplishment of the purpose of the Liquidating Trust as set forth in this Plan. The Liquidating Trustees shall make continuing efforts to liquidate and distribute proceeds from the liquidation of Liquidating Trust Property, shall make timely distributions pursuant to the provisions hereof, and shall not unduly prolong the duration of the Liquidating Trust.

                  8. The Liquidating Trustees shall have full and complete authority to do and perform all acts, to execute all documents and to make all payments and disbursements of funds necessary to carry out the purpose of the Liquidating Trust as set forth in this Plan. The Liquidating Trustees shall make distributions of proceeds from the liquidation of Liquidating Trust Property and income from investments in accordance with this Plan.

                  9. Any party dealing with the Liquidating Trustees in relation to the Liquidating Trust Property or any part thereof, including, but not limited to, any party to whom Liquidating Trust Property or any part thereof shall be conveyed or contracted to be sold by the Liquidating Trustees, shall not be obligated in any way (i) to see to the application of any purchase money,
(ii) to see that the provisions of this Plan or the terms of the Liquidating Trust have been complied with, or (iii) to inquire into any limitation or restriction on the power or authority of the Liquidating Trustees. The power of the Liquidating Trustees to act or otherwise deal with the Liquidating Trust Property shall be absolute as to any party dealing with the Liquidating Trustees in any manner whatsoever in relation to the Liquidating Trust Property.

                  10. All costs, expenses, and obligations incurred by the Liquidating Trustees in administering this Liquidating Trust or in any manner reasonably connected, incidental or related thereto shall be a charge against the Liquidating Trust Property. The Liquidating Trustees may approve and direct the payment thereof or the retention by the Liquidating Trustees of adequate reserves for such payment prior to making distributions to creditors pursuant to this Plan.

                  11. The Liquidating Trustees shall keep or cause to be kept books containing a description of all property constituting Liquidating Trust Property and an accounting of receipts and disbursements, which shall be open to inspection by creditor-beneficiaries at reasonable times upon written request to the Liquidating Trustees or their counsel. The Liquidating Trustees shall file with the Bankruptcy Court semi-annually (or more often if deemed appropriate by the Liquidating Trustees) a statement of receipts and disbursements for the Liquidating Trust. The Liquidating Trustees shall establish and maintain separate accounts (including bank accounts) for the receipt and expenditure of funds derived from the Settlement Amount, the Administrative, Priority and Disputed Claims Reserve and the Residual Property. The Liquidating Trustees, in their discretion, may advance funds from the Settlement Amount Account for the purpose of investigating, commencing litigation, or otherwise enhancing the value of the claims and property to be deposited in the other accounts but such advance(s) shall be considered loans and shall promptly be repaid from the first available funds in such other accounts.

                  12. No recourse shall ever be had, directly or indirectly, against the Liquidating Trustees or any Representatives of the Liquidating Trustees (including without limitation, the employers of the Liquidating Trustees), or against any employee of the Liquidating Trustees, whether by legal or equitable proceedings, by virtue of any statute or otherwise, or by reason of the creation of any indebtedness by the Liquidating Trustees under this Liquidating Trust for any purpose authorized by this Liquidating Trust, it being expressly understood and agreed that all liabilities, contracts and agreements of the Liquidating Trustees, whether in writing or otherwise, under this Liquidating Trust shall be enforceable only against and be satisfied only out of the Liquidating Trust Property or shall be evidence only of a right of payment out of the Liquidating Trust Property, as the case may be. Nothing herein shall constitute a waiver of claims for intentional torts, embezzlement or other fraudulent activity. Every undertaking, contract, covenant or agreement entered into in writing by the Liquidating Trustees, their Representatives, shall provide expressly against the personal liability of the Liquidating Trustees, their Representatives and employees.

                  13. The Liquidating Trustees shall receive no compensation for their services but shall be entitled to reimbursement for all expenses incurred by them in the performance of their duties as trustees, which expenses shall be a charge against and paid out of the Liquidating Trust Property, in accordance with the terms of this Plan. The reimbursement of expenses to the Liquidating Trustees and reimbursement of expenses and compensation of professionals employed by the Liquidating Trustees shall constitute a first priority expense of the Liquidating Trust.

                  14. The Liquidating Trustees shall be relieved of any and all duties, restrictions or liabilities imposed upon Liquidating Trustees by applicable laws of the governing state, including the provisions of the trust laws of the governing state as in effect, in the governing state, on the Effective Date and as it may thereafter be amended, so that the Liquidating Trustees shall be liable only for acts of self-dealing or bad faith, or intentionally adverse acts or reckless indifference to the interests of the creditors of the Debtor. The fact that any act or failure to act of the Liquidating Trustees was advised by an attorney acting as attorney for the Liquidating Trust or the Liquidating Trustees shall be conclusive evidence of the Liquidating Trustees' good faith in performing or failing to perform such act.

                  15. The Liquidating Trust shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Liquidating Trust Property has been wholly converted to cash, all costs, expenses and obligations incurred in administering this Liquidating Trust have been fully paid and discharged and all remaining income, proceeds and assets of the Liquidating Trust Property have been distributed as herein set forth. Notwithstanding the above, the Liquidating Trust created herein shall terminate within(3) years from the Effective Date or within such further time as is reasonably necessary to accomplish full liquidation and disbursement; provided, however, in no event shall this Liquidating Trust extend beyond five (5) years from the Effective Date.

                  16. Subject to approval of the Bankruptcy Court, the Liquidating Trustees may engage attorneys, accountants and agents to advise or assist the Liquidating Trustees in the administration of the Liquidating Trust and to represent the Liquidating Trustees in all matters relating to the Liquidating Trust. The Liquidating Trustees shall pay the reasonable fees, charges and expenses of such attorneys and accountants who provide services after the Effective Date as a priority expense of the Liquidating Trust, in accordance with the terms this Plan. Subject to the availability of sufficient funds in the Administrative Reserve, the fees and expenses of such professionals and agents shall be paid upon the monthly submission of bills to Liquidating Trust. If no written objection to payment is received within five (5) Business Days following delivery of any bill, the bill shall be paid by Liquidating Trust. If there is a dispute as to the amount of any bill, such dispute shall be submitted to the Bankruptcy Court for a determination of the reasonableness of such bill. Subject to the availability of sufficient funds in the Administrative Reserve, the uncontested portion of each bill shall be paid within ten (10) Business Days after its delivery. As provided infra, to the extent funds are or become available, fees and expenses of professionals and others involved in investigating, recovering, or liquidating Residual Property shall be paid from such recoveries. To the extent that contingent fee litigation is desirable or necessary, the Liquidating Trustees are authorized to hire counsel to pursue such litigation at a reasonable contingent fee. The Liquidating Trust, which shall succeed to the Debtor's interest in the property transferred to it pursuant to this Plan, shall constitute a successor in interest to the Debtor. Accordingly, upon the Effective Date, the Liquidating Trustees, on behalf of the Liquidating Trust, shall become the owner and holder, of all privileges (including the attorney-client privilege) owned or held by the Debtor, whether owned or held by the Debtor individually or jointly and whether concerning pre-petition Date or post-petition Date matters.

                  17. This Liquidating Trust shall be administered and governed by the laws of the State of New Jersey or such other state (the "governing state") as the Debtor and the Creditors' Committee shall select, which shall be established as of the Effective Date, and any questions arising hereunder shall be resolved and determined in accordance with the laws of the governing state, without regard to principles of conflicts of law.

                  18. On the Effective Date, (a) the filing by Liquidating Trust of its Trust Articles which shall be a Plan Document shall be deemed authorized and approved in all respects, and (b) the appointment of the Liquidating Trustees by the Bankruptcy Court in the Confirmation Order, and the other matters provided under the Plan concerning the structure of Liquidating Trust or action by Liquidating Trust, shall be deemed to have occurred and shall be in effect without any requirement of further action or order of the Bankruptcy Court. On the Effective Date, (a) the filing by Reorganized Crescent City of the Amended Certificate of Incorporation and the adoption of the Amended By-laws shall be deemed authorized and approved in all respects, and (b) to the extent identified by the Purchaser on such date, the appointment of the directors and officers of Reorganized Crescent City, and the other matters provided under the Plan concerning the corporate structure of Reorganized Crescent City, or corporate action by Reorganized Crescent City or corporate action by Reorganized Crescent City, shall be deemed to have occurred and shall be in effect from and after the such time without any requirement of further action or order of the Bankruptcy Court. The Directors and officers of the Debtors will be deemed to have resigned as of the Effective Date.

                  F.       Commission Approvals.

         1. Corporate Governance of Reorganized Crescent City: On and after the Effective Date, the Debtor shall continue in existence as Reorganized Crescent City, a Louisiana corporation governed by the provisions of the Amended Certificate of Incorporation, the Amended By-laws, and Louisiana General Corporation Law.

                  2. Management of Reorganized Crescent City: On and after the Effective Date, the operation of Reorganized Crescent City shall become the responsibility of its Board of Directors and management.

         3. Vesting of Assets and Discharge: On and after the Effective Date, Reorganized Crescent City may operate its businesses and may use, acquire, and dispose of its property without supervisions or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than as expressly provided herein. The Riverboat Assets shall vest in Reorganized Crescent City free and clear of the claims, liens, charges, encumbrances and interests, except as otherwise provided herein. Except as otherwise provided herein, on and after the Effective Date, Reorganized Crescent City shall not be liable for and shall be discharged from any and all Claims against the Debtor, and all Equity Interests in the Debtor shall be canceled.

         4. Action Necessary for Riverboat Gaming Commission Approvals: On and after the Confirmation Date, Purchaser and the Debtor shall take all reasonable steps necessary to obtain any and all authorizations, certifications and operating authorities and any other like permits necessary for Reorganized Crescent City to start operations on, or on the earliest date possible after the Effective Date.

                  H. Assignment of Causes of Action. On the Effective Date, except as otherwise provided herein, all rights, claims, and causes of action pursuant to: (a) Sections 541, 542, 544, 545, 547, 548, 549, 550 and 553 of the
Bankruptcy Code; and (b) all other claims and causes of action of the Debtor against any Person as of the Effective Date including but not limited to the Mirage Claim and any right to the Mirage Recovery, shall be preserved and become property of Liquidating Trust. On the Effective Date, Liquidating Trust shall be deemed the representative of the Estate under Section 1123(b) of the Bankruptcy Code and will be authorized and shall have the power to commence and prosecute any and all causes of action which could have been asserted by the Estate. Liquidating Trust may pursue such causes of action in the Bankruptcy Court and may retain such counsel, accountants or other Persons as Liquidating Trust deems necessary in connection therewith or in connection with liquidation of the Residual Property or performance of the responsibilities of Liquidating Trust and the Liquidating Agent. All recoveries, if any, received from or in respect of the causes of action (whether by settlement, judgment or otherwise) shall become the property of Liquidating Trust to be distributed pursuant to the terms of the Plan. The costs and expenses, including legal fees and disbursements, incurred in connection with the prosecution of such causes of action, shall be paid by Liquidating Trust without necessity of approval by the Bankruptcy Court. From and after the Effective Date, Liquidating Trust shall litigate any avoidance or recovery actions and any other causes of action or rights to payments of claims that belong to the Debtor that may be pending on the Effective Date or instituted by Liquidating Trust after the Effective Date.

                  I. Waiver of Subordination. The distributions under the Plan take into account the relative priorities of the Claims in each Class in connection with any contractual subordination provisions relating thereto.

                                   ARTICLE VI

                            ESTABLISHMENT OF RESERVES

                  A.       Administrative Reserve.

                  1. Creation of Administrative Reserve: On the Effective Date, Liquidating Trust shall establish an interest bearing account with a major money center bank in an amount necessary to create and maintain the Administrative Reserve, as same shall be determined by the Debtor at the Confirmation Hearing and approved by the Bankruptcy Court. The money in the Administrative Reserve shall be used to fund (i) the continuing administration of Liquidating Trust, including the administration of Claims, and the filing and prosecutions of objections thereto, (ii) the payment of taxes for which the Liquidating Trust is liable, (iii) the maintenance of insurance policies, (iv) the enforcement and prosecution of claims of or claims assigned to the Liquidating Trust in conjunction with the marshaling of the Residual Property, (vi) the liquidation by conversion to Cash or other methods of the remaining Residual Property, and
(vii) the payment of the actual fees and expenses incurred in connection with all of the above-described activities. The Administrative Reserve shall not be used to fund the operations or pay any expenses of Reorganized Crescent City.

                  2. Maintenance of the Administrative Reserve: Liquidating Trust shall maintain sufficient Cash in the Administrative Reserve as it in good faith deems necessary to ensure the continued funding of the activities described in Subsection 1 of this Article VI(E) of the Plan.

                  3. Investment of the Administrative Reserve: Liquidating Trust shall be permitted, from time to time, to invest all or a portion of the Cash in the Administrative Reserve in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities, or investments permitted by
Section 345 of the Bankruptcy Code, using prudent efforts to enhance the rates of interest without inordinate credit risks or interest rate risks. All interest earned on such Cash shall be held by Liquidating Trust and (i) kept in the Administrative Reserve and utilized to fund the operation of Liquidating Trust, and, to the extent of any excess, (ii) transferred to an available cash reserve for distribution in accordance with the Plan.

                  4. Distribution of the Administrative Reserve: After completion by Liquidating Trust of all tasks remaining to liquidate fully its assets and distribute the proceeds therefrom in accordance with the Plan, including the payment of all charges and taxes related thereto, any amounts remaining in the Administrative Reserve will be distributed to Class 3A Claimants.

                  B.       The Disputed Claims Reserve.

                  1. Creation of the Disputed Claims Reserve: On or before the first (1st) Cash Distribution Date, Liquidating Trust shall establish a segregated interest-bearing account with a major money center bank. On the first
(1st) Cash Distribution Date and each subsequent Cash Distribution Date, from the Settlement Amount or the Net Cash Proceeds attributable to the Residual Property, as applicable, Liquidating Trust shall deposit into such account, or otherwise reserve, an amount of Cash and/or Magic Notes sufficient to pay all Disputed Administrative Claims, Disputed Priority Claims, Disputed Priority Tax Claims, Disputed Secured Claims, Disputed Convenience Claims and Disputed General Unsecured Claims that would have been distributable on account of such Claims had such Claims been Allowed Claims on the relevant date. The reserve shall be based upon the amount ordered by the Court in accordance with the Court's authority to estimate contingent and/or unliquidated claims under 11 U.S.C. ss.502(c) or, if no estimate has been made, the amount of the Claims, as filed.

                  2. Claims With Recourse to Insurance Coverage: All Allowed General Unsecured Claims with recourse to insurance coverage policies of the Debtor covering tort claims shall be deemed Disputed Claims in their Face Amount or as otherwise ordered by the Court, and Cash and/or Magic Notes shall be set aside in the Disputed Claims Reserve on the first (1st) Cash Distribution Date to account for such Claims. Upon receipt of notice that any such Claim has been satisfied in whole, or in part, by the Debtor's insurance policies, Liquidating Trust will reduce the amount on deposit in the Disputed Claims Reserve by an amount equal to the amount allocable to the Claim or portion thereof so satisfied. Upon receipt of notice that a Claim entitled to coverage under an insurance policy of the Debtor is not satisfied, in whole, or in part, under such policy, within sixty (60) days of the Effective Date, and such Claim is not disputed in whole or in part by Liquidating Trust, Liquidating Trust shall distribute to the holder of such Claim, Cash set aside in the Disputed Claims Reserve on account of that portion of such Claim that has not been satisfied by coverage under an insurance policy.

                  3. Payment of Expenses of the Disputed Claims Reserve:
Liquidating Trust shall pay, or cause to be paid, out of the funds held in the Disputed Claims Reserve, all expenses of the Disputed Claims Reserve, including any tax imposed by any governmental unit on the income generated by the funds held in the Disputed Claims Reserve. Liquidating Trust shall also file or cause to be filed any tax or information returns related to the Disputed Claims Reserve that are required by any governmental unit.

                  4. Investment of Disputed Claims Reserve: Liquidating Trust shall be permitted, from time to time, to invest all or a portion of the Cash in the Disputed Claims Reserve in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities, or investments permitted by
Section 345 of the Bankruptcy Code, using prudent efforts to enhance the rates of interest without inordinate credit risks or interest rate risks. All interest earned on such Cash shall be held by Liquidating Trust and, after satisfaction of any expenses incurred in connection with the maintenance of the Disputed Claims Reserve, distributed in accordance with the Plan.

                  5. Excess Funds: If, on any Reallocation Date, Liquidating Trust determines there are excess funds on deposit in the Disputed Claims Reserve, such excess funds (including any interest earned thereon) will be released from the Disputed Claims Reserve and deposited in the Available Cash Reserve and distributed to Class 3A Claimants in accordance with this Plan.

                                   ARTICLE VII

           PROVISIONS FOR TREATMENT OF DISPUTED AND CONTINGENT CLAIMS

                  A. Objections to Claims. Unless another date is established by the Bankruptcy Court, all objections to Claims that were filed prior to the Effective Date shall be filed and served on the holders of such Claims by the sixtieth (60th) after the Effective Date, or such date as extended by the Court. If any objection has not been filed to a proof of Claim or a scheduled Claim by the objection bar date, the Claim to which the proof of claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed or Disallowed earlier. After the Effective Date, except as to objections to claims filed by persons other than the Debtor, only the Liquidating Trustees shall have the authority to prosecute, settle, compromise, withdraw or litigate to judgment objections to Claims and counterclaims, all of which shall be prosecuted in the Bankruptcy Court.

                  B. Payments and Distributions on Disputed Claims. Notwithstanding any provision in the Plan to the contrary, no payments or distributions will be made with respect to a Disputed Claim until the resolution of such dispute by settlement or Final Order. On the first Cash Distribution Date that is at least forty-five (45) days after a Disputed Claim becomes an Allowed Claim, the holder of such Allowed Claim will receive all distributions, including its share of the net earnings of the Disputed Claims Reserve, to which such holder is then entitled under the Plan. Notwithstanding the foregoing, any Person who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                  C.       Disputed General Unsecured Claims.

                  1. Estimation: For purposes of effectuating the reserve provisions of Article VI of the Plan and the allocations and distributions to holders of Allowed General Unsecured Claims, the Bankruptcy Court will, on or prior to the Confirmation Date, pursuant to Section 502 of the Bankruptcy Code, fix or liquidate the amount of any Contingent General Unsecured Claim not otherwise treated in the Plan, in which event the amount so fixed or liquidated will be deemed the Allowed amount of such Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or in part. The right of a Creditor under Section 502(j) of the Bankruptcy Code to obtain reconsideration of a Claim that has been estimated can only be exercised within thirty (30) days after the Effective Date. Thereafter, no Claims that have been estimated for the purpose of allowance may be reconsidered.

                  2. Distributions Upon Allowance: To the extent a Disputed General Unsecured Claim becomes an Allowed Claim, on the next succeeding Cash Distribution Date that is at least forty-five (45) days after a Disputed Claim becomes an Allowed Claim, there will be distributed to the holder of such Allowed Claim out of the Disputed Claims Reserve, in accordance with the applicable provisions of this Plan, the amount of Cash on deposit in the Disputed Claims Reserve allocable to the Claim so Allowed, plus its share of the net earnings of the Disputed Claims Reserve.

                                  ARTICLE VIII

                          DISTRIBUTIONS UNDER THE PLAN

                  A. Distributions.

                  1. On the Effective Date, or as soon thereafter as is reasonably practicable, distributions of Cash shall be made by Liquidating Trust in accordance with the relevant provisions of Article III hereof, on account of Allowed Administrative Claims, Allowed Priority Claims, Allowed Priority Tax Claims, and Allowed Secured Claims that are entitled to a Cash payment under the Plan.

                  2. On the first (1st) Cash Distribution Date, or as soon thereafter as is reasonably practicable, distributions of Cash shall be made by Liquidating Trust in accordance with the relevant provisions of Article II hereof, on account of Allowed Convenience Claims and Allowed General Unsecured Claims; and

                  3. Subsequent distributions of (a) Net Cash Proceeds of the Residual Property, and (b) previously undistributed Cash to the holders of Allowed General Unsecured Claims, may be made if, on any Cash Distribution Date (excluding the first (1st) Cash Distribution Date), the Liquidating Trustees, in their discretion, determine that Liquidating Trust has accumulated sufficient funds to justify a distribution.

                  4. On each Reallocation Date, the Liquidating Trustees will determine the amount of Cash to be distributed on account of previously Allowed Claims and Disputed Claims that have become, in whole or in part, Allowed Claims. The Liquidating Trustees shall, if appropriate, make distributions from the Disputed Claims Reserve on each Cash Distribution Date.

                  6. Fractional cents will not be distributed and shall revert to Liquidating Trust.

                  B. Method of Payment. Payments to be made by Liquidating Trust pursuant to the Plan will be made by check drawn on a domestic bank or, if in excess of $1,000,000, by wire transfer of next day available funds.

                  C. Amendment of Plan. The Plan may be amended by the Debtor before, and the Liquidating Trustees after, the Effective Date as provided in
Section 1127 of the Bankruptcy Code.

                  D. Implementation. The Debtor and Liquidating Trust, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.

                  E. Method of Distributions Under the Plan. All distributions of Cash and other property shall be made by the Liquidating Trustees pursuant to the Plan on the Effective Date or applicable Cash Distribution Date, as the case may be, or as soon thereafter as is practicable (a) at the addresses set forth in the proofs of claim filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtor or Liquidating Trust after the date on which any related proof of claim was filed; or (c) at the address reflected in the Schedules if no proof of claim has been filed and Liquidating Trust has not received a written notice of a change of address.

                  F. Undeliverable Distributions.

                  1. Distributions Held by Liquidating Trust: If the distribution to any holder of an Allowed Claim is returned as undeliverable, no further distributions shall be made to such holder unless and until the Liquidating Trustees is notified in writing by such holder of the holder's current address at which time all previously missed distributions shall be mailed to such holder. Undeliverable distributions shall belong to Liquidating Trust and be held in the account from which such distribution was made (e.g., the Settlement Amount account, the Residual Property account, etc.).

                  2. After Distributions Become Deliverable: On each Cash Distribution Date, Liquidating Trust shall make all distributions that have become deliverable since the immediately prior Cash Distribution Date. Distributions from the Disputed Claims Reserve shall be made in all instances as soon as practicable after the same become deliverable.

                  3. Failure to Claim Undeliverable Distributions: Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within two (2) years after the Distribution Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution. In such case, any Cash held for distribution on account of such Claims for undeliverable distributions shall be redeposited into the Administrative Reserve for distribution to holders of Allowed Class 3A Claims on the next Cash Distribution Date after such distributions become undeliverable pursuant to the terms hereof. Nothing contained in the Plan shall require Liquidating Trust to attempt to locate any holder of an Allowed Claim. Checks issued in respect of distributions to the holders of Allowed Claims shall be null and void if not cashed within 90 days of the date of issuance thereof. Requests for the reissuance of any check shall be made directly to Liquidating Trust by the holder of the Allowed Claim with respect to which such check was originally issued. Any Claim in respect of such a check voided shall be made on or before the sixth (6th) month anniversary of the issuance of such check. After such date, all Claims in respect of a check voided pursuant to this Subsection shall be discharged and forever barred.

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  A. Rejection of Executory Contracts and Unexpired Leases. On the Confirmation Date (but subject to the occurrence of the Effective Date), all executory contracts or unexpired leases that exist between the Debtor and any Person, that have not been assumed or rejected by order of the Bankruptcy Court or which are not the subject of a motion to assume or reject pending on the Confirmation Date, will be deemed rejected in accordance with the provisions and requirements of Section 365 of the Bankruptcy Code. Entry of the Confirmation Order by the Clerk of the Court shall constitute an order approving such rejections pursuant to Section 365(a) of the Bankruptcy Code.

                  B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases must be filed with the Bankruptcy Court no later than twenty-five (25) days after the Confirmation Date. Any Claims not filed within such time will be forever barred from assertion against the Debtor, the Estate and its property, Liquidating Trust, or the Disputed Claims Reserve. Unless otherwise ordered by the Bankruptcy Court, all such Claims arising from the rejection of executory contracts or unexpired leases will be, and will be treated as Class 3A, General Unsecured Claims or Class 3B Convenience Claims or Class 4 Subordinated Claims as the case may be.

                                    ARTICLE X

                            ADMINISTRATIVE PROVISIONS

                  A. Retention of Jurisdiction. The Bankruptcy Court will retain and have exclusive jurisdiction on and after the Confirmation Date for the following purposes:

                  1. to hear and determine objections to Administrative Claims or Proofs of Claims whenever filed both before and after the Confirmation Date, including any objections to the classification of any Claim and to allow or disallow any Disputed Claim, in whole or in part;

                  2. to hear and determine any and all motions to estimate Claims regardless of whether the Claim is the subject of a pending objection, a pending appeal or otherwise;

                  3. to hear and determine any and all pending applications for the rejection or assumption of executory contracts or unexpired leases to which a Debtor is a party or with respect to which a Debtor may be liable and to hear and determine, and, if need be, to liquidate, any and all Claims arising therefrom;

                  4. to enforce the provisions of the Plan and to enforce any proposed amendments thereto;

                  5. to ensure that distributions, if any, to holders of Allowed Claims are accomplished as provided herein;

                  6. to determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date or commenced thereafter;

                  7. to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  8. to hear and determine all controversies, suits and disputes that may arise in connection with the interpretation, implementation or enforcement of the Plan, the Estate's obligations, releases under the Plan, or any Claim asserted against any representative of the Estate or its agents;

                  9. to hear and determine all controversies concerning the Magic Agreement.

                  10. to hear and determine all controversies concerning the Mirage Agreement, the Mirage DIP Financing Claims and any other claims and/or dispute asserted by or against Mirage;

                  11. to enter such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code, including such orders aiding or promoting the transfer of the economic or ownership interest of the Debtor, but not to the extent that such orders are in regard to matters within the sole jurisdiction of police or regulatory authorities;

                  12. to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with the Plan (including, without limitation, Article XIII thereof) or the Confirmation Order or their implementation;

                  13. to hear and determine all controversies, suits and disputes that may arise with respect to the Residual Property;

                  14. to enforce all orders, judgments, injunctions and rulings entered in connection with the Reorganization Case;

                  15. to determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

                  16. to hear and determine all proceedings to recover all assets of the Debtor and property of the estate, wherever located, including any causes of action under Sections 544 through 551 and 553(b) of the Bankruptcy Code, and any other causes of action or rights to payment of Claims, that belong to the Debtor, that may be pending on the Confirmation Date or that may be instituted at any time by Liquidating Trust thereafter;

                  17. to hear and determine any disputes between the Liquidating Trustees and Liquidating Trust or with respect to either of them;

                  18. to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

                  19. to approve the retention of professionals by Liquidating Trust and to approve all requests for payment of fees and expenses by such professionals;

                  20. to hear any other matter as to which jurisdiction is not inconsistent with the Bankruptcy Code; and

                  21. to enter a final decree or decrees closing the Reorganization Case.

                  B. Bar Date For Filing Claims Pursuant to Section 503(b) of the Bankruptcy Code.

                  1. Administrative Claims Generally: Subject to further order of the Bankruptcy Court, all applications for payment of Administrative Claims (other than Administrative Claims that constitute Fee Requests) pursuant to
Section 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court within five (5) Business Days after the Effective Date. Any requests for payment of such Administrative Claims not so scheduled by the Debtor or filed within such time period shall be discharged and forever barred except as otherwise may be ordered by the Bankruptcy Court.

                   2. Fee Requests:

                   A. All Fee Requests must be filed with the Bankruptcy Court within forty-five (45) days after the Effective Date. Objections to such Fee Requests may be filed by any party in interest within the later of sixty (60) days after the Effective Date and sixty (60) days after such Fee Request is filed with the Bankruptcy Court.

                   B. On or prior to the Confirmation Date, each Person that has sought or will seek to file a Fee Request shall deliver to the Debtor an estimate of the aggregate fees and expenses through the Effective Date which shall be requested by such Person (including, if applicable, any amount previously requested and subject to holdback). Any such estimate shall be binding on such Person and such Person shall not apply for fees and expenses accruing during the Reorganization Case in excess of such estimate; provided, however, that such estimate shall not be binding unless the Confirmation Order is entered within ten (10) Business Days of the scheduled Confirmation hearing.

                                   ARTICLE XI

                           CONDITIONS TO CONFIRMATION
                         AND EFFECTIVE DATE OF THE PLAN

                  A. Conditions to Entry of Confirmation Order. The Plan shall not be confirmed unless the following conditions have been satisfied or waived as specified in Article XI(C):

                  1. The Magic Closing Cash is estimated to be sufficient to pay the Liquidating Trust the Settlement Amount of no less than $6,000,000.00;

                  B. Conditions to Effective Date. The Effective Date of the Plan shall not occur unless and until the following conditions shall have been satisfied:

                  1. Entry of Confirmation Order in a form and substance satisfactory to the Debtor, Purchaser, the Institutional Note Holders' Steering Committee and the Creditors' Committee;

                  2. At Closing, Purchaser has assumed or otherwise satisfied or arranged to satisfy the Bally & IGT Claims as provided in V(A) of the Plan;

                  3. The Confirmation Order shall have been entered;

                  4. The Confirmation Order shall not be currently stayed; and

                  5 The Closing has occurred or will occur simultaneously.

                  C. Waiver of Conditions.

                  1. Article XI(A)(1) may be waived by unanimous consent of the Creditors' Committee, without regard to abstentions.

                  3. Article XI(B)(2) may be waived by the Creditors' Committee.

                                   ARTICLE XII

                             EFFECTS OF CONFIRMATION

                  A. Binding Effect/Injunction.

                  1. Except as otherwise expressly provided in the Plan, on and after the Effective Date, the terms of the Plan shall bind all holders of Claims and Equity Interests, whether or not they accept the Plan.

                  2. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or this Plan, the distributions made pursuant to the Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor or any of its assets or properties, of any debt that arose before the Confirmation Date and any debt of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Claims and interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of Claim or interest based on such debt, obligation or interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or interest is Allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim or interest has accepted the Plan.

                  3. Except as set forth herein, on and after the Effective Date, every holder of a Claim or Equity Interest shall be precluded and permanently enjoined from asserting against the Debtor, Liquidating Trust (in connection with is organization, and operations), and the Liquidating Trustees (in their capacity as such), and Reorganized Crescent City, their respective officers, directors, professionals and agents or their respective assets or properties, any further claim based on any document, instrument, judgment, award, order, act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date. Said injunction shall not be construed to enjoin any action by a Creditor or Bondholder against the Debtor, Liquidating Trust, the Liquidating Trustees, Reorganized Crescent City, their respective officers, directors, professionals and agents which is personal to such person or entity, and which is not derivative of the rights of the Debtor. Nothing contained herein shall prevent the Louisiana Department of Revenue and Taxation ("LDRT") from pursuing any corporate officers/directors of the Debtor, pursuant to LSA-R.S. 47:1561.1, but only with respect to claims filed in the Bankruptcy Case.

                  B. Rights of Action. Any rights or causes of action accruing to the Debtor shall become assets of Liquidating Trust. Liquidating Trust may pursue those rights or causes of action as appropriate as set forth in Article V(G) of the Plan, in accordance with what is in the best interests, and for the benefit of, those Creditors that will receive distributions from the Residual Property. It is expressly understood that the Liquidating Trustees may, in their discretion and by majority vote, settle or resolve any avoidance action claim by agreeing to permit the transferee to make an appropriate reduction in its claim(s) so as to give credit for the amount otherwise recoverable from future distributions pursuant to this Plan.

                  C. Committees. The Creditors' Committee shall continue in existence until the Effective Date, to exercise those powers and perform those duties specified in Section 1103 of the Bankruptcy Code, and shall perform such other duties as it may have been assigned by the Bankruptcy Court. On the Effective Date, the Creditors' Committee shall be dissolved and their members shall be deemed released of all their duties, responsibilities and obligations in connection with the Bankruptcy Case. Upon dissolution of the Creditors' Committee, each member of the Creditors' Committee and its counsel shall be deemed released from liability by the Debtor and any creditor entitled to receive a distribution under this Plan, and shall be indemnified by Liquidating Trust from any liability to any creditor, the debtor, purchaser, equity security holder, the Reorganized Debtor or party in interest for any act taken in furtherance of its duties as a member of the Creditors' Committee or its counsel, as applicable.

                  D. Full and Final Satisfaction. The payments and distributions which are required to be made by the Debtor or Liquidating Trust under this Plan shall be in full and final satisfaction, settlement, release and discharge of all Claims against and Interests in the Debtor. A holder of an Allowed Claim may not receive a distribution on account of such Allowed Claim equal to an amount greater than the full amount (including interest to the extent provided in the Plan) of such Allowed Claim.

                  E. Post-Confirmation Effect of Evidences of Claims or Interests. Except as otherwise provided in the Plan, effective upon the Effective Date, all notes, certificates and other evidences of Claims or Interests shall represent only the right to participate in distributions under the Plan.

                  F. Continuation of Injunctions and Stays. Unless otherwise provided, all injunctions, liens or stays: (a) ordered in the Reorganization Case pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise or in existence on the Petition Date, and (b) extant immediately prior to the Confirmation Date shall remain in full force and effect until the Effective Date.

                                  ARTICLE XIII

                             RELEASE AND EXCULPATION

                  A. Release. Except for the obligations created by the Plan, for good and valuable consideration, including, without limitation, the benefits of the Plan, the promises and obligations of the Debtor, Reorganized Crescent City, the Bondholders, CGII and the Purchaser and the efforts and contributions of the officers and directors of the Debtor in bringing about the confirmation and consummation of the Plan, and to permit the effective and expeditious reorganization of the Debtor, on the Effective Date, the Debtor, shall be deemed to have unconditionally waived and released any and all rights, Claims, liabilities and causes of action with respect to those matters directly relating to Crescent City, against Reorganized Crescent City, the Bondholders, the Indenture Trustee, CGII, the Institutional Note Holders' Steering Committee, the Creditors' Committee, the Purchaser, and except with respect to CGII, their respective members, officers, directors, agents and attorneys, as well as the Debtor's officers, directors, agents and attorneys who served in such capacities at any time during the Bankruptcy Case (collectively the "Releasees"); provided however, that (a) Purchaser shall not be released from its obligations under the Magic Agreement to pay the Magic Deferred Cash, and (b) the releases granted in favor of the Committees shall release Committee members only in their capacity as such and not in their capacity as individual creditors. Any claim or cause of action a Creditor or Bondholder has against any Releasee which is personal to such Releasee, and which is not derivative of the rights of the Debtor, shall not be affected by the releases granted hereunder.

         Except with respect to the Debtor, nothing in this Plan shall impair or otherwise affect any rights, liens, claims, or interests of the Indenture Trustee or any Bondholder under the Notes, the Indenture, or any related documents, including, but not limited to, any rights, liens, claims or interests against CGII or any guarantor of CGII's obligations.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

                  A. Payment Dates. Whenever any payment to be made or action to be taken under the Plan is due to be made or taken on a day other than a Business Day, such payment will instead be made (without Interest for such delay) or action will instead be taken on the next Business Day.

                  B. Governing Law. Unless a rule or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Louisiana shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.

                  C. Binding Effect. The rights, duties and obligations of any person or entity named or referred to in the Plan shall be binding upon and shall inure to the benefit of, such person or entity and their respective successors and assigns.

                  D. Filing or Execution of Additional Documents. Except as otherwise provided in the Plan, on or before substantial consummation of the Plan, the Debtor will file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  E. Payment of Statutory Fees. All fees payable pursuant to
Section 1930 of title 28, United States Codes, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

                  F. Revocation and Modification of Plan and Related Documents. The Debtor reserves the right, in accordance with the Bankruptcy Code, to amend or modify the Plan and related Plan Documents in any manner or revoke the Plan in its entirety prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Debtor may: (a) amend or modify the Plan and related Plan Documents in accordance with, and to the extent permitted by, Section 1127(b) of the Bankruptcy Code; or (b) remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. In the event the Plan is confirmed but cannot be consummated, the Confirmation Order shall be revoked and upon such revocation, the terms of the Plan shall not be binding on or enforceable by any Person.

                  G. Notices. Any notice required or permitted under the Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage pre-paid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, addressed to the following parties:

                  If to the Debtor:

                  Crescent City Capital Development Corp.
                  Bayport One, Suite 250
                  8025 Black Horse Pike
                  W. Atlantic City, New Jersey 08232
                  Attn: President

                  with a copy to:

                  Bronfin & Heller, LLC
                  650 Poydras Street, Suite 2500
                  New Orleans, Louisiana 70130
                  Attn: Jan. M. Hayden, Esq.

                  If to Liquidating Trust:

                  with a copy to:

                  I. Construction. The rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

                  J. Section Headings. The section headings contained in the Plan are for convenience and reference purposes only and will not affect in any way the meaning or interpretation of the Plan.

                  K. Offer of Compromise. The Compromise embodied in this Plan shall not be deemed to be an admission of liability of the Debtor, the Debtor-in-Possession or Liquidating Trust, and shall not be admissible in any proceeding or action, other than one to enforce the provisions of this Plan, against the Debtor, as a debtor and debtor-in-possession, or the Indenture Trustee or Bondholders.

                                   ARTICLE XV

                           TRANSACTION WITH PURCHASER


         A. Notwithstanding any provision to the contrary contained in the Plan, the provisions of this Article shall govern the performance and effect of the consummation of the Magic Agreement in lieu of any other provision in the Plan which may conflict with this Article.

         B. Upon the payment to the Indenture Trustee of the Magic Closing Cash and the Magic Notes as provided in Article II(A), Purchaser shall be discharged from any further liability to the Debtor for the payment of said sum, not including the Magic Deferred Cash. The breach by the Indenture Trustee of any of its obligations under the Plan including but not limited to making specified disbursements shall not affect Purchaser in any manner, and Purchaser shall be entitled to full performance (including specific performance) by the Debtor under the Plan and the Magic Agreement.

         C. The obligations to assume or satisfy the claims of Bally, IGT or any other vendor as provided in Paragraph 4 of the Magic Agreement shall not exceed an aggregate amount of $6,500,000.00.

         D. All conditions to Closing as defined in Paragraph 5 of the Magic Agreement must either be satisfied or waived in writing by Purchaser prior to the Closing occurring.

         E. All obligations of Purchaser under the Magic Agreement and the Plan shall be governed by applicable federal law and the law of the State of Louisiana.

         F. The Liquidating Trust shall be responsible for all claims, obligations, liabilities, liens or taxes which arise or accrue prior to the Effective Date. Neither Purchaser nor the Reorganized Crescent City shall be liable or in any manner responsible for those claims, obligations, liabilities, liens or taxes which arise or accrue prior to the Effective Date. All parties pursuant to section 1141 will be enjoined from asserting any such claims, obligations, liabilities, liens or taxes against the Reorganized Crescent City or the Purchaser, and the Reorganized Crescent City shall be discharged from all such claims, obligations, liabilities, liens or taxes. Except as otherwise provided herein, all Riverboat Assets of the Reorganized Crescent City shall be revested in the Reorganized Crescent City free and clear of all liens and/or encumbrances of any manner whatsoever.

         G. Taxes and Section 338(h)(10) Election. All of the tax benefits and tax obligations of Debtor arising prior to the Effective Date shall be for the account of the Debtor and shall be satisfied, discharged or otherwise provided for by the Liquidating Trust. The Liquidating Trust or CGII will be responsible for filing all federal, state and local tax returns through all relevant time periods until the Effective Date. Purchaser will co-operate with CGII and the Liquidating Trust to file Form 8023, to effectuate the election by the Debtor and CGII under section 338(g) and 338(h)(10) of the Internal Revenue Code.

         1. With respect to the sale of the Shares, if so requested by the Debtor upon notice to Purchaser prior to the Closing Date, Debtor and Purchaser shall jointly make a Section 339(h)(10) Election (as hereinafter defined) in accordance with applicable laws and under any comparable provision of state or local law for which a separate election is permissible and as set forth herein. The Purchaser shall take all necessary steps to properly make a Section 338(g) Election (as hereinafter defined) in connection with the Section 338(h)(10) Election in accordance with applicable laws and under any comparable provision of state or local law for which a separate election is permissible. The Purchaser and Debtor agree to cooperate in good faith with each other in the preparation and timely filing of any tax returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules.

         2. The Debtor shall be responsible for the preparation and filing of all Section 388 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to Purchaser at least 30 days prior to the date such Section 338 Forms are required to be filed. Purchaser shall execute and deliver to the Debtor such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete the Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed.

         3. The Purchase Price, liabilities of the Companies and other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder.

         4. "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state or local taxing authority in connection with a Section 338(g) Election or a Section

338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Regs.
Section 1.338- 1 or Treas. Regs. Section 1.338(h)(10)-1 or any successor provisions.

         5. "Section 338(g) Election" means an election described in Section 338(g) of the Code in connection with an election under Section 338(h)(10) of the Code with respect to the acquisition of Shares pursuant to this Agreement.
Section 338(g) Election shall include any corresponding election under any other relevant tax laws (e.g., state laws) for which a separate election is permissible with respect to the Purchaser's acquisition of Shares pursuant to this Agreement.

         6. "Section 338(h)(10) Election" means an election described in Section 338(h)(10) of the Code with respect to the Purchaser's acquisition of Shares pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant tax laws (e.g., state laws) for which a separate election is permissible with respect to the Purchaser's acquisition of Shares pursuant to this Agreement.

7. Purchaser acknowledges that, in the absence of an effective election under
Section 338(h)(10) of the Code, CGII will make any otherwise permitted election under Treas. Reg. ss. 1.1502-20(g) with respect to the Debtor. Purchaser agrees to cooperate with CGII in meeting the requirements of such election, including causing the Debtor to comply with Treas. Regs. ss. 1.1502-20(g)(5).

Dated:        New Orleans, Louisiana
              March 15, 1996

                                 CRESCENT CITY CAPITAL

                                 DEVELOPMENT CORPORATION

                                 By: /s/ Edward M. Tracy
                                    --------------------------
                                 Name:  Edward M. Tracy
                                 Title: President and CEO

BRONFIN & HELLER, LLC

Counsel to Debtor

By:  /s/ Robyn J. Spalter
     ------------------------------------

   Jan M. Hayden (Law Bar #6672)
   Robyn J. Spalter (Law Bar #21116)
   650 Poydras Street, Suite 2500
   New Orleans, Louisiana 70130-6101

   (504) 568-1888

           LIST OF EXHIBITS TO THE SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF CRESCENT CITY CAPITAL DEVELOPMENT CORP.



1.  Stock Purchase Agreement by and among Casino Management Corp.,
    Jefferson Casino Corp., C-M of Louisiana, Inc., Capital Gaming International, Inc. and Crescent City Development Corp., dated February 21, 1996 (included herein as Exhibit 2.7).

2. Form of Indenture Governing the $35 million of 11-1/2% Senior Secured Notes due 1999 to be issued by Reorganized Crescent City.

                                                           Exhibit 2 to the
                                                           Second Amended Plan
                                                           of Reorganization



The Notes issued under this Indenture shall be secured, in part, by a mortgage on certain real property. The land consists of approximately 20 contiguous acres of unimproved real estate located in Bossier Parish, Louisiana. The parcel has approximately 900 lineal feet of frontage on the Red River, has all utilities available to it, is zoned to permit use as a casino resort and has ample street access. The property is unencumbered, owned in fee by C-M of Louisiana, Inc., a wholly owned subsidiary of Casino Magic Corp., and is situated adjacent to the Isle of Capri Casino.

================================================================================



                  CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

                                     Issuer

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                       ___________________________________

                                     Trustee



                            ________________________



                                    INDENTURE





                             Dated ________ __, 1996





                            ________________________



                                   $35,000,000



                       11 1/2% Senior Secured Notes due 1999



================================================================================

                 Reconciliation and Tie between Trust Indenture
             Act of 1939 and Indenture dated as of ________ __, 1996


Trust Indenture Act Section                                                                  Indenture Section
- - ---------------------------                                                                  -----------------
    S 310(a)(1)..................................................................................
         (a)(2)..................................................................................
         (a)(3)..................................................................................
         (a)(4)..................................................................................
         (a)(5)..................................................................................
         (b).....................................................................................
         (c).....................................................................................
    S 311(a)
         (b).....................................................................................
         (c).....................................................................................
    S 312(a)
         (b).....................................................................................
         (c).....................................................................................
    S 313(a)
         (b)(1)..................................................................................
         (b)(2)..................................................................................
         (c).....................................................................................
         (d).....................................................................................
    S 314(a)
         (b).....................................................................................
         (c)(1)..................................................................................
         (c)(2)..................................................................................
         (d).....................................................................................
         (e).....................................................................................
         (f).....................................................................................
    S 315(a)
         (b).....................................................................................
         (c).....................................................................................
         (d).....................................................................................
         (e).....................................................................................
    S 316(a)(last sentence)......................................................................
         (a)(1)(A)...............................................................................
         (a)(1)(B)...............................................................................
         (a)(2)..................................................................................
         (b).....................................................................................
         (c).....................................................................................
    S 317(a)(1)..................................................................................
         (a)(2)..................................................................................
         (b).....................................................................................
    S 318(a)

- - -------------------


This Reconciliation and Tie shall not, for any purpose, be deemed to be a part of the Indenture.


                                                 TABLE OF CONTENTS
                                                                                                               Page

                               ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE

   Section 1.1.  Definitions......................................................................................1
   Section 1.2.  Incorporation by Reference of TIA...............................................................19
   Section 1.3.  Rules of Construction...........................................................................19

                                               ARTICLE II. THE NOTES

   Section 2.1.  Form and Dating.................................................................................20
   Section 2.2.  Execution and Authentication....................................................................20
   Section 2.3.  Registrar and Paying Agent......................................................................21
   Section 2.4.  Paying Agent to Hold Assets in Trust............................................................22
   Section 2.5.  Noteholder Lists................................................................................22
   Section 2.6.  Transfer and Exchange...........................................................................22
   Section 2.7.  Replacement Notes...............................................................................23
   Section 2.8.  Outstanding Notes...............................................................................23
   Section 2.9.  Treasury Notes..................................................................................24
   Section 2.10. Temporary Notes.................................................................................24
   Section 2.11. Cancellation....................................................................................24
   Section 2.12. Defaulted Interest..............................................................................24

                                   ARTICLE III. MANDATORY REDUCTION; REDEMPTION

   Section 3.1.  Mandatory Principal Reduction with Excess Cash Flow.............................................25
   Section 3.2.  Optional Redemption.............................................................................26
   Section 3.3.  Election to Redeem; Notices to Trustee..........................................................26
   Section 3.4.  Selection by Trustee of Notes to be Redeemed....................................................26
   Section 3.5.  Notice of Redemption............................................................................26
   Section 3.6.  Effect of Notice of Redemption..................................................................27
   Section 3.7.  Deposit of Redemption Price.....................................................................28
   Section 3.8.  Notes Redeemed in Part..........................................................................28
   Section 3.9.  Redemption Pursuant to Gaming Laws..............................................................28

                                               ARTICLE IV. SECURITY

   Section 4.1.  Security Interest...............................................................................29
   Section 4.2.  Recording; Opinions of Counsel..................................................................29
   Section 4.3.  Disposition of Certain Collateral...............................................................30
   Section 4.4.  Substitution of Collateral......................................................................32
   Section 4.5.  Release Date; Releases of Collateral............................................................34
   Section 4.6   Certain Other Releases of Collateral............................................................34
   Section 4.7   Payment of Expenses.............................................................................34
   Section 4.8   Suits to Protect the Collateral.................................................................35
   Section 4.9   Trustee's Duties................................................................................35

                                               ARTICLE V. COVENANTS

   Section 5.1.  Payment of Notes................................................................................35

                                                                    ii

   Section 5.2.  Maintenance of Office or Agency.................................................................36
   Section 5.3.  Limitation on Restricted Payments...............................................................37
   Section 5.4.  Corporate Existence.............................................................................37
   Section 5.5.  Payment of Taxes and Other Claims...............................................................37
   Section 5.6.  Maintenance of Insurance........................................................................37
   Section 5.7.  Compliance Certificate: Notice of Default.......................................................38
   Section 5.8.  Reports ........................................................................................38
   Section 5.9.  Waiver of Stay, Extension or Usury Laws.........................................................39
   Section 5.10. Limitation on Transactions with Affiliates......................................................39
   Section 5.11. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock..............40
   Section 5.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries...................41
   Section 5.13. Limitation on Liens.............................................................................41
   Section 5.14. Limitation on Lines of Business.................................................................42
   Section 5.15. Limitation on Status as Investment Company......................................................42
   Section 5.16. Restrictions on Sale and Issuance of Stock. Prior to the Release Date:..........................42
   Section 5.17. Restrictions on Subsidiaries....................................................................42
   Section 5.18. Restrictions on Investments.....................................................................43
   Section 5.19. Restrictions on Capital Expenditures............................................................43
   Section 5.20. Limitation on Sales of Assets and Subsidiary Stock; Event of Loss...............................43
   Section 5.21. Limitation on Merger, Sale or Consolidation.....................................................44
   Section 5.22. Maintenance of Business.........................................................................44

                                    ARTICLE VI. EVENTS OF DEFAULT AND REMEDIES

   Section 6.1.  Events of Default...............................................................................45
   Section 6.2.  Rescission and Annulment........................................................................48
   Section 6.3.  Collection of Indebtedness and Suits for Enforcement by Trustee.................................49
   Section 6.4.  Trustee May File Proofs of Claim................................................................49
   Section 6.5.  Trustee May Enforce Claims Without Possession of Notes..........................................50
   Section 6.6.  Priorities......................................................................................50
   Section 6.7.  Limitation on Suits.............................................................................51
   Section 6.8.  Unconditional Right of Holders to Receive Principal, Premium and Interest.......................52
   Section 6.9.  Rights and Remedies Cumulative..................................................................52
   Section 6.10. Delay or Omission Not Waiver....................................................................52
   Section 6.11. Control by Holders..............................................................................52
   Section 6.12. Waiver of Past Default..........................................................................53
   Section 6.13. Undertaking for Costs...........................................................................53
   Section 6.14. Restoration of Rights and Remedies..............................................................54
   Section 6.15. Cash Proceeds from Collateral...................................................................54

                                               ARTICLE VII. TRUSTEE

   Section 7.1.  Duties of Trustee...............................................................................54
   Section 7.2.  Rights of Trustee...............................................................................56
   Section 7.3.  Individual Rights of Trustee....................................................................57
   Section 7.4.  Trustee's Disclaimer............................................................................57

                                                                   iii

   Section 7.5.  Notice of Default...............................................................................57
   Section 7.6.  Reports by Trustee to Holders...................................................................57
   Section 7.7.  Compensation and Indemnity......................................................................57
   Section 7.8.  Replacement of Trustee..........................................................................59
   Section 7.9.  Successor Trustee by Merger, Etc................................................................60
   Section 7.10. Eligibility; Disqualification...................................................................60
   Section 7.11. Preferential Collection of Claims Against Company...............................................60

                                      ARTICLE VIII. TERMINATION AND DISCHARGE

   Section 8.1.  Termination of Obligations Upon Cancellation of the Notes.......................................60
   Section 8.2.  Survival of Certain Obligations.................................................................61
   Section 8.3.  Acknowledgment of Discharge by Trustee..........................................................61
   Section 8.4.  Reinstatement...................................................................................61

                                  ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS

   Section 9.1.  Supplemental Indentures Without Consent of Holders..............................................62
   Section 9.2.  Amendments, Supplemental Indentures and Waivers with Consent of Holders.........................62
   Section 9.3.  Compliance with TIA.............................................................................64
   Section 9.4.  Revocation and Effect of Consents...............................................................64
   Section 9.5.  Notation on or Exchange of Notes................................................................65
   Section 9.6.  Trustee to Sign Amendments, Etc.................................................................65

                                        ARTICLE X. MEETINGS OF NOTEHOLDERS

   Section 10.1. Purposes for Which Meetings May Be Called.......................................................65
   Section 10.2. Manner of Calling Meetings......................................................................66
   Section 10.3. Call of Meetings by Company or Holders..........................................................66
   Section 10.4. Who May Attend and Vote at Meetings.............................................................67
   Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment..........67
   Section 10.6. Voting at the Meeting and Record to Be Kept.....................................................68
   Section 10.7. Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by Call of
                           Meeting...............................................................................68

                                      ARTICLE XI. APPLICATION OF TRUST MONEYS

   Section 11.1. "Trust Moneys" Defined..........................................................................69
   Section 11.2. Withdrawals of Net Awards.......................................................................70
   Section 11.3. Withdrawal of Boat Conveyance Proceeds For Purchase or Qualified Lessee Lease of
                            Substitute Boat......................................................................73
   Section 11.4. Withdrawal of Boat Conveyance Proceeds For Construction of Qualified Substitute Boat or
                            for Capital Expenditures on such Qualified Substitute Boat...........................77
   Section 11.5. Investment of Trust Moneys......................................................................83


                                                                   iv


                                               ARTICLE XII. GUARANTY

   Section 12.1. Guaranty .......................................................................................83
   Section 12.2. Certain Bankruptcy Events.......................................................................85

                                            ARTICLE XIII. MISCELLANEOUS

   Section 13.1.  TIA Controls...................................................................................85
   Section 13.2.  Notices .......................................................................................85
   Section 13.3.  Communications by Holders with Other Holders...................................................86
   Section 13.4.  Certificate and Opinion as to Conditions Precedent.............................................86
   Section 13.5.  Statements Required in Certificate or Opinion..................................................87
   Section 13.6.  Rules by Trustee, Paying Agent, Registrar......................................................87
   Section 13.7.  Legal Holidays.................................................................................87
   Section 13.8.  Governing Law..................................................................................88
   Section 13.9.  No Adverse Interpretation of Other Agreements..................................................88
   Section 13.10. No Recourse against Others.....................................................................88
   Section 13.11. Successors.....................................................................................88
   Section 13.12. Duplicate Originals............................................................................89
   Section 13.13. Severability...................................................................................89
   Section 13.14. Table of Contents, Headings, Etc...............................................................89



                                                        EXHIBITS
     Exhibit A -- Form of Note

     Exhibit B -- Form of Guaranty


         INDENTURE, dated ________ __, 1996, between Crescent City Capital Development Corporation, a Louisiana corporation (the "Company" or "CCCDC"), the Guarantors referred to below and [ ], as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 11 1/4% Senior Secured Notes due 1999:

                                   Article I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1. Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 6.1.

         "Adjusted Rent Obligations" means the obligations of the Company to the lessor under a Qualified Lessee Lease which would be in the nature of "basic rent" or "fixed rent" under a "triple net" lease of Property, which obligations in any event shall not include any amount attributable to the operating expenses of or payment of taxes or insurance on such Substitute Boat subject to such lease.

         "Adverse State Action" means any administrative, regulatory or judicial act or action of a Governmental Authority of the State of Louisiana the effect of which is to prohibit, or to upon effectiveness prohibit, or to restrict, or to upon effectiveness restrict, the ability of the Company to conduct the business of operating a riverboat casino in Bossier City, Louisiana.

         "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, any of the Guarantors or any of their respective Subsidiaries, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

         "Affiliate Conveyance" shall have the meaning specified in Section
5.10.

         "Affiliate Transaction" shall have the meaning specified in Section
5.10.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Aggregate Excess Cash Flow" has the meaning set forth in Section 3.1 hereof.

         "Architect's Certificate" means a certificate of an independent, reputable architect or engineer, licensed in the state in which the applicable Property is located and experienced in the design, construction and operation of the type of the applicable Property.

         "Asset Sale" shall have the meaning specified in Section 5.20.

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by
(ii) the sum of all such principal (or redemption) payments.

         "Basic Sub-Account" shall have the meaning provided in Section 11.1.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

         "Boat Conveyance Proceeds" means Cash received by the Company (i) as consideration for the sale by the Company of the Crescent City Queen Casino, or
(ii) on or prior to the Release Date, as rents, profits, or any other proceeds of a Qualified Lessor Lease.

         "Boat Conveyance Proceeds Sub-Account" shall have the meaning provided in Section 11.1.

         "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capital Expenditures" means all expenditures, except interest capitalized during construction, which, in accordance with GAAP, are required to be included in Property, plant and equipment or similar fixed asset account.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Capitalized Lease Obligation" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented as such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Cash" means U.S. Legal Tender or U.S. Government Obligations.

         "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that good full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of banks doing business in the State of Louisiana which are not Affiliated with the Company, (iii) time deposits and certificates of deposit of banks, and commercial paper issued by the parent corporation of any domestic commercial bank, of recognized standing having capital and surplus in excess of $500,000,000, and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iv) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

         "CMLI" means C-M of Louisiana, Inc., a Louisiana corporation.

         "CMLI Real Property" means the real Property owned by CMLI in Bossier Parish, Louisiana, described in Exhibit D hereto, and all improvements to such real Property existing on or after the Issue Date.

         "Collateral" means, subject to Section 4.5 hereof, the Property and assets of the Company and the Property and assets of the Guarantors which are subject to the Liens created by the Collateral Documents, including, but not limited to, the Crescent City Queen Casino, any Qualified Substitute Boat or Substitute Boat, in each case owned by the Company, each Qualified Lessor Lease and Qualified Lessee Lease, the Boat Conveyance Proceeds, all other Property of the Company owned as of the Issue Date or thereafter acquired (other than certain Cash of the Company received by the Company other than through the sale of assets (except Cash arising from the gaming operations (or operations incidental or ancillary thereto) of the Company conducted in the ordinary course of business, including, without limitation, the sale of inventory and provision of services in the ordinary course of the Company's gaming business), and other than furniture, fixtures and equipment (except furniture, fixtures and equipment which the Company acquires after the Issue Date (other than that acquired pursuant to Permitted FF&E Financing))), the CMLI Real Property, all the issued Capital Stock of the Company and all other real and personal Property of the Guarantors owned as of the Issue Date or thereafter acquired.

         "Collateral Account" shall have the meaning provided in Section 11.1.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgage, any Other Boat Mortgage, all agreements relating to the Collateral Account, and all other security agreements, mortgages, deeds of trust, assignments of leases and rents, pledges, collateral assignments or any other instruments evidencing or creating any security interest in favor of the Trustee for the benefit of the Holders in all or any portion of the Property of the Company or any Guarantor, as the same may be modified, amended or supplemented from time to time.

         "Commencement Date" means the earlier of (i) the date that is 180 days after the Issue Date and (ii) the date on which the Company opens a riverboat casino for public gaming play in Bossier City, Louisiana.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

         "Company Cash Flow" means, for any period, the Net Income of the Company for such period adjusted to add thereto, without duplication, the sum of
(i) Depreciation and Amortization of the Company for such period, (ii) Fixed Charges, which reduced Net Income, of the Company for such period, and (iii) all Cash Income Tax Credit of the Company for such period, and adjusted to subtract therefrom, all Cash Income Tax Expense of the Company for such period.

         "Company Collateral Sub-Account" shall have the meaning provided in
Section 11.1.

         "Company Order" means a written order or request signed in the name of the Company [or either Guarantor, as the case may be,] by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Company Payment Sub-Account" shall have the meaning provided in
Section 11.1.

         "Consulting Professional" means a construction manager or consultant experienced in the gaming business, engaged by the Trustee at the instruction of Holders holding a majority in principal amount of the Notes outstanding at the time of selection.

         "Crescent City Queen Casino" means the New Orleans Riverboat Casino known as the M/V Crescent City Queen with respect to which [the Company] has a Louisiana Gaming Operator's License.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Gaming Operator's License" means a Louisiana Gaming Operator's License issued to the Company and with respect to which no condition or other requirement of any Gaming Law or Gaming Authority to the validity or effectiveness of such license or to the ability of the Company to conduct gaming operations on and operate the New Orleans Riverboat, remains unfulfilled.

         "Depreciation and Amortization" for any person means the total depreciation and amortization for such person and its Subsidiaries, as determined in accordance with GAAP.

         "Disqualified Capital Stock" means, with respect to any person, any Capital Stock other than any common stock with no special rights and no preference, privilege or redemption or repayment provisions.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Estimate" [has the meaning assigned to such term in the Mortgage].

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Event of Loss" means, with respect to any Property or asset, any (i) loss, destruction or damage of such Property or asset, or (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property or asset, or confiscation or requisition of the use of such Property or asset.

         "Excess Cash Flow" means for any fiscal quarter or portion thereof, the amount of the sum of (x) Company Cash Flow (if greater than zero) for such period plus (but not reduced by) (y) Guarantor Cash Flow for such period less the sum of (i) the Cash interest expense of the Company for such period (but only to the extent such expense was not funded by Collateral), (ii) regularly scheduled principal payments on the Notes (but not payments of Excess Cash Flow) during such period, (iii) scheduled principal payments on assumed Existing FF&E Indebtedness and (iv) the cash interest expense of the Guarantors in respect of Indebtedness, all of the proceeds of which have been used to make Permitted Capital Expenditures in respect of the CMLI Real Property (but only to the extent such expense was not funded by Collateral), for such period, to the extent such sum exceeds the sum of (a) Permitted Capital Expenditures other than Capital Expenditures funded with Collateral or with a Parent Equity Contribution (but only to the extent of such Collateral or Parent Equity Contribution), and
(b) an amount which for any fiscal quarter shall be in the sole discretion of the Company but which may not for all fiscal quarters of the Company exceed $5 million (less the aggregate amount of any indemnity or other liabilities arising out of a Qualified Sale or Qualified Lessor Lease which have been claimed during or prior to such period under such Qualified Sale or Qualified Lessor Lease, but only to the extent such indemnity or liability has reduced Net Income) in the aggregate.

         "Excess Cash Redemption Amount" for any Interest Payment Date means the amount of the Aggregate Excess Cash Flow to be paid to the Holders on such Interest Payment Date in reduction of the outstanding principal amount of the Notes pursuant to Section 3.1 hereof times a fraction, the numerator of which is 100 and the denominator of which is the sum of (i) 100 plus (ii) the Excess Cash Redemption Premium for such Interest Payment Date.

         "Excess Cash Redemption Premium" means (i) on any Interest Payment Date occurring on or before the first anniversary of the Commencement Date, zero,
(ii) on any Interest Payment Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-five
(365), and (iii) on any Interest Payment Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-four
(364).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Existing FF&E Indebtedness" means all Indebtedness arising out of the assumption of all claims of Bally Gaming, Inc. and International Game Technology Corp. or their respective successors, assigns, affiliates or agents pursuant to the [Plan].

         "Fixed Charges" of any person means, for any period, the aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such person and its Subsidiaries, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness other than with respect to the Notes, (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP, and (b) the rental expense for such period attributable to operating leases of such person and its Subsidiaries. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

         "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations application to gaming in any Gaming Jurisdiction.

         "Gaming Jurisdiction" means any Federal, state, tribal or local jurisdiction or sovereign nation in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts or intends to conduct casino gaming (including the rendering of management services in respect thereof pursuant to a Native American Casino Management Contract or otherwise).

         "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, including the Louisiana Economic Development and Riverboat Gaming Control Act and the Indian Gaming Regulatory Act, 25 U.S.C. S 2701 et seq., any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

         "Gaming Licenses" means every material license, material franchise or other material authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming in any Gaming Jurisdiction, and applicable liquor licenses.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a tribal or foreign government, any sovereign nation where the Company or any Guarantor conducts business (including the rendering of management services in respect thereof pursuant to a Native American Casino Management Contract or otherwise), any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "Guarantors" means JCC and CMLI.

         "Guarantor Cash Flow" means, for any period, sixty percent (60%) of the amount of the Net Income for such period, or forty percent (40%) of the amount of the Net Loss for such period, of the Guarantors from the CMLI Real Property adjusted to add to such Net Income, without duplication, the sum of (i) Depreciation and Amortization expense and (ii) Fixed Charges.

         "Guarantor Collateral Sub-Account" shall have the meaning provided in
Section 11.1.

         "Guaranty" shall have the meaning provided in Section 12.1(a).

         "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

         "Income Tax Credit" of the Company means the total net income tax credits of the Company [as determined under the Tax Sharing Treaty] [state and local taxes]

         "Income Tax Expense" of the Company means the total net income tax expenses of the Company [as determined under the Tax Sharing Treaty] [state and local taxes]

         "incur" shall have the meaning specified in Section 5.11.

         "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any Property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business; provided that trade payables that are more than thirty (30) days past their original due date shall constitute Indebtedness if the aggregate amount thereof at any time exceeds $100,000, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the Property or assets (including, without limitation, leasehold interests and any other tangible or intangible Property rights) of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligation shall be limited to the lesser of the fair market value of the assets or Property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), or (d) or this clause (e), whether or not between or among the same parties.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Indenture Obligations" means the obligations of the Company and the Guarantors pursuant to this Indenture and the Notes (and any other obligor hereunder or under the Notes) now or hereafter existing, to pay principal of and premium, if any, and interest on the Notes when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, call for redemption, or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest, if any, on, the Notes and all other amounts due or to become due in connection with this Indenture, the Notes and the Security Agreement and the Mortgage, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Notes) and the Guarantors, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of any Mortgage.

         "Insurance Proceeds" means the Company's and the Guarantors' interest in and to (a) all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any of the Guarantors in connection with the conversion of the Property subject to the Mortgage or the Security Agreement into Cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property and (b) all amounts attributable to Events of Loss.

         "Interest Payment Date" means any of the following dates: ____________, 199__, ____________, 199__, ____________, 199__, ____________, 199__,
____________, 199__, ____________, 199__, ____________, 199__, ____________,
199__, ____________, 199__, ____________, 199__, ____________, 199__,
____________, 199__, ____________, 199__ (but only if such date is on or before the third anniversary of the Commencement Date), and ____________, 199__ (but only if such date is on or before the third anniversary of the Commencement
Date).

         "Interest Swap Obligation" means, when used with reference to any person, the obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

         "Investment" by any person in any other person means (without duplication) (a) the acquisition by such person (whether for cash, Property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of

Property from another person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business; provided that receivables that are more than thirty (30) days past their original due date shall constitute Investments if the aggregate amount thereof at any time exceeds $100,000); (c) other than the Guaranties of the Notes, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person.

         "Issue Date" means the date of first issuance of the Notes under the Indenture.

         "JCC" means Jefferson Casino Corporation, a Louisiana corporation.

         "Legal Holiday" shall have the meaning provided in Section 12.7.

         "Licenses" means the [Certificate of Preliminary Approval, Certificate of Final Approval and] Conditional or, as applicable, Definitive Gaming Operator's License.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

         "Louisiana Gaming Operator's License" means one of the Gaming Licenses to conduct riverboat gaming activities (limited in number to fifteen as of the Issue Date) permitted to be issued pursuant to the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act and Title 42, Part XIII, Chapters 17 and 21 of the Louisiana Administrative Code, and any amendment thereto.

         "Maturity Date," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, a Redemption Date or by declaration of acceleration, call for redemption or otherwise.

         "Mortgage" means the Ship Mortgage dated as of the Issue Date by and between the Company and the Trustee, as the same may be amended from time to time.

         "Net Award" [has the meaning assigned to such term in the Collateral Documents]

         "Net Award Sub-Account" has the meaning set forth in Section 11.1 hereof.

         "Net Income" of any person or in respect of any asset, for any period, means the total of all gain and loss for such person or in respect of such asset, as determined in accordance with GAAP, excluding from the computation thereof (a) all gain and loss arising from the sale, damage, destruction, condemnation, exchange, or distribution of any or all assets (other than current assets), (b) all revenue and expense from (i) all changes in accounting principles, (ii) all discontinued operations or dispositions thereof, (iii) extraordinary transactions, or (iv) all Qualified Lessor Leases and Qualified Lessee Leases, and (c) expenses to the extent funded from Collateral.

         "Net Loss" shall mean, for any period, Net Income to the extent Net Income as computed for such period is less than zero.

         "Net Proceeds" [has the meaning assigned to such term in the Collateral Documents.]

         "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which neither the Company nor any Guarantor provides any credit support or is liable.

         "Noteholder" See "Holder."

         "Notes" means the 11 1/2% Senior Secured Notes due 1999, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Officer" means, with respect to the Company or any Guarantor, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of the Company or such Guarantor.

         "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

         "Opinion of Counsel" means a written opinion from legal counsel to the Company complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

         "Other Boat Mortgage" means collectively the mortgages, instruments and agreements delivered by the Company pursuant to Section 4.4(a) and 11.3 sufficient to grant to the Trustee for the benefit of the Holders a valid first priority Lien on any Substitute Boat.

         "Parent Equity Contribution" means Cash payments from JCC for Capital Stock (other than Disqualified Capital Stock).

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permitted Capital Expenditures" means any of the following:

         (i) Capital Expenditures of the Company or the Guarantor to the extent funded with the proceeds of a Parent Equity Contribution (a) in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing pursuant to Section 5.11(b) hereof, or (b) in all other cases, only so long as the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral;

         (ii) Capital Expenditures to the extent funded with Cash which is not Collateral (a) in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof, or
(b) in all other cases, only so long as the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral;

         (iii) Capital Expenditures (other than to purchase furniture, fixtures and equipment the purchase price of which is financed in part with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof) to the extent funded with Cash from the Company Collateral Sub-Account, but only in an aggregate amount from the Issue Date which, when added to the aggregate amount from the Issue Date of Capital Expenditures permitted under clause (iv) below, does not exceed $1,000,000; provided, however, that the Liens of the Trustee attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures;

         (iv) Capital Expenditures to the extent funded with Cash from the Company Collateral Sub-Account, in each case in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof, but only in an aggregate amount from the Issue Date which, when added to the aggregate amount from the Issue Date of Capital Expenditures permitted under clause (iii) above, does not exceed $1,000,000;

         (v) Capital Expenditures to the extent funded with Boat Conveyance Proceeds; provided, however, that the Liens of the Trustee attach to such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures; provided, further, the Company complies in all respects with the provisions of
Section 11.4 hereof in making any Capital Expenditures funded with Boat Conveyance Proceeds; and

         (vi) Capital Expenditures to the extent funded with Net Awards; provided, however, that the Liens of the Trustee attach to such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures; provided, further, the Company complies in all respects with the provisions of Section
11.2 hereof in making any Capital Expenditures funded with Net Awards; and

         (vii) after the Release Date, Capital Expenditures to the extent funded with Cash which is not Collateral.

         "Permitted FF&E Financing" means Indebtedness which is Non-recourse Indebtedness to the Company or any of its properties (other than as provided in this definition) that is incurred to finance the acquisition or lease after the Issue Date of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of casinos and secured by an exclusive (except in favor of the Notes) first priority Lien on such FF&E which Lien, subject to (i) Liens permitted under Section 5.13 hereof, [and (ii) a Lien in favor of the Notes, but only to the extent permitted by the Mortgagee with respect to such FF&E financing,] shall be the only Lien with respect to such FF&E and may be an exclusive Lien or senior, pari passu or junior to the rights of the Trustee under the Mortgage.

         "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-venture company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Plans and Specifications" means all drawings, plans and specifications prepared by or on behalf of the Company or any of its Subsidiaries, as the same may be amended or supplemented from time to time in good faith by the Board of Directors of the Company or such Guarantor, and, if required by applicable law, submitted to and approved by the building or other relevant department, which describe and show the Crescent City Queen Casino, or, if applicable, another casino and the labor and materials necessary for construction thereof.

         "principal" of any Indebtedness (including the Notes) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

         "Property" or Property means any right or interest in or to Property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "Qualified Lessee Lease" means a lease agreement (which in all respects shall be subject to the provisions of Section 11.3 hereof) pursuant to which the Company is the Lessee of a Substitute Boat or a Qualified Substitute Boat; provided, however, that such lease stipulates that the Company's use and quiet enjoyment of such Substitute Boat or Qualified Substitute Boat during the term of such lease shall not be disturbed so long as the Company does not default under its payment obligations to the lessor and its successors and assigns under such lease.

         "Qualified Lessor Lease" means a lease by the Company of the Crescent City Queen Casino or a Qualified Substitute Boat owned by the Company pursuant to the terms of which the contract rights, agreements and instruments evidencing the Company's rights and interests with respect to the lease transaction are not subject to any negative pledge or other impairment as to assignability.

         "Qualified Sale" means a sale, transfer or other conveyance of all of the Company's right, title and interest in the Crescent City Casino Queen pursuant to the terms of which (i) there is no post-closing escrow, retainage or other hold-back of the consideration to be paid to the Company, (ii) the contract rights, agreements and instruments evidencing the Company's rights and interests with respect to the sale are not subject to any negative pledge or other impairment as to assignability, and (iii) the Company shall have no post-closing indemnification or other liabilities to or for the benefit of the purchaser other than liabilities that are not recourse to the Collateral.

         "Qualified Substitute Boat" means a vessel qualifying under the Louisiana Riverboat Economic and Control Act as a riverboat substantially similar in quality and size to any riverboat casinos used and competitive in Bossier City or Shrieveport, Louisiana.

         "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Premium" means (i) on any Redemption Date occurring on or before the first anniversary of the Commencement Date, zero, (ii) on any Redemption Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Redemption Date, and the denominator of which is three hundred and sixty-five (365), and (iii) on any Redemption Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Redemption Date, and the denominator of which is three hundred and sixty-four (364).

         "Redemption Price" when used with respect to any Note to be redeemed, means the principal face amount of such Note plus the Redemption Premium as of the Redemption Date for such Note.

         "Refinancing Indebtedness" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount of the Indebtedness so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness of any Guarantor of the Company shall only be used to refinance outstanding Indebtedness of such Guarantor, (b) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness to be so Refinanced at the time of such refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of holders pursuant to the Notes than was the Indebtedness to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Related Business" means the gaming business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all materially related businesses in support of and ancillary to the gaming business.

         "Release Date" means the first date on which the aggregate principal amount of Notes outstanding is equal to or less than $17,500,000.00.

         "Required Regulatory Redemption" means a redemption by the Company of any of a Note or Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, wherein any such case such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

         "Restoration" [shall have the meaning specified in the Mortgage].

         "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents; provided, that the extension of credit to customers of Company-owned or operated casinos consistent with industry practice and in the ordinary course of business shall not be a Restricted Investment.

         "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person, or (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Affiliate of such person; provided, however, that the term "Restricted Payment" does not include any dividend, distribution or other payment to any of the Guarantors by any other Guarantor; provided that any payment from a Subsidiary of the Guarantor (other than the Company) shall not be a Restricted Payment for purposes of clause (a) or (b) above.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Security Agreement" means the Security Agreement, dated the date hereof, by and among the Company, the Guarantors, and the Trustee for the benefit of the Holders, as the same may be amended from time to time in accordance with the terms thereof.

         "Stated Maturity," when used with respect to any Note, means the third anniversary of the Commencement Date.

         "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

         ["Substitute Boat" means a vessel qualifying under the Louisiana Riverboat Economic and Control Act as a riverboat.]

         "Tax Sharing Treaty" means the [Tax Sharing Treaty substantially in the form of Exhibit C hereto].

         "Third Party" means a person which is not an Affiliate of the Company or any Guarantor.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
S S 77aaa-7bbbb) as in effect on the date of the execution of this Indenture.

         "Trust Moneys" shall have the meaning specified in Section 11.1.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust officer any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Waiting Period" means the initial 90 day period from and after the consummation of the transactions contemplated by the transfer of the Crescent City Queen Casino pursuant to Section 4.4 hereof.

         "wholly owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

         Section 1.2. Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securityholder" means a Holder or a Noteholder.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         Section 1.3. Rules of Construction.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   Article II.

                                    THE NOTES

         Section 2.1. Form and Dating.

         The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Section 2.2. Execution and Authentication.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted, or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note, but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the term of this Indenture.

         The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $35,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $35,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

         Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Section 2.3. Registrar and Paying Agent.

         The Company shall maintain an office or agency in the borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III and VII, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes, their respective outstanding principal amounts, and their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Section 2.4. Paying Agent to Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and the account for any assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

         Section 2.5. Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

         Section 2.6. Transfer and Exchange.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.6, or 9.5). Except for a Required Regulatory Redemption pursuant to
Section 3.2 of this Indenture or an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of
(a) any Note selected for redemption in whole or in part pursuant to being redeemed in part, or (b) any Note for a period of 15 Business Days before the mailing of a notice of an offer to redeem Notes pursuant to Article III hereof and ending on the close of business of the day of such mailing.

         Section 2.7. Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         Section 2.8. Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and payment of the securities called for redemption is not otherwise prohibited, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 2.9. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 2.10. Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

         Section 2.11. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted in this Indenture.

         Section 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at its option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                                  Article III.

                         MANDATORY REDUCTION; REDEMPTION

         Section 3.1. Mandatory Principal Reduction with Excess Cash Flow.

         On each Interest Payment Date [commencing _____________, 199__, and ending with the second Interest Payment Date after the occurrence of the Release Date], the Company will unconditionally pay to the Trustee for the benefit of the Holders the Excess Cash Flow for the fiscal quarter of the Company and the Guarantors ending on the Interest Payment Date immediately preceding such Interest Payment Date; provided, however, that the Company will pay to the Trustee for the benefit of the Holders the Excess Cash Flow for the last fiscal quarter of a fiscal year of the Company and the Guarantors on the second Interest Payment Date following the last date of such last fiscal quarter of the fiscal year. The Trustee shall hold all such Excess Cash Flow in the Company Payment Sub-Account (the "Aggregate Excess Cash Flow") in anticipation of distribution in accordance with this Section 3.1; provided, however, that interest earned on Aggregate Excess Cash Flow while in the Company Payment Sub-Account during any fiscal quarter shall be remitted to the Company on the last day of such fiscal quarter.

         On each Interest Payment Date [commencing _____________, 199__, and ending with the second Interest Payment Date after the occurrence of the Release Date] on which the Aggregate Excess Cash Flow then held by the Trustee exceeds $100,000, the Trustee will distribute to each Holder such Holder's pro rata share of the Aggregate Excess Cash Flow in reduction of the then outstanding principal amount of the Note by an amount equal to such Holder's pro rata share of the Excess Cash Redemption Amount, in addition to any regularly scheduled principal payment due on such Interest Payment Date (if any).

         After the Release Date or the date of an Adverse State Action, as the case may be, Aggregate Excess Cash Flow distributions made on an Interest Payment Date pursuant to this Section 3.1 will be applied to installments of principal on the Notes in inverse order of maturity.

         The obligations of the Company under this Section 3.1 shall continue notwithstanding an Adverse State Action.

         Section 3.2. Optional Redemption.

         The Notes may be redeemed at any time, in whole or in part, at the election of the Company at the Redemption Price then applicable for the Redemption Date for such redemption and subject to the conditions set forth herein and in the form of Note set forth in Exhibit A hereto.

         Any redemption pursuant to this Section 3.2 shall be made, to the extent applicable, pursuant to the provisions of Section 3.3 through 3.8 hereof.

         Section 3.3. Election to Redeem; Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Section 3.2 hereof, at least 30 days but not more than 60 days prior to the date of the notice of redemption described in Section 3.5, the Company shall notify the Trustee in writing of the Redemption Date and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section [3.2] hereof, as appropriate.

         If the Company elects, and is permitted by the terms hereof, to credit against any such redemption Notes not previously delivered to the Trustee for cancellation, it shall deliver such Notes with the notice.

         Section 3.4. Selection by Trustee of Notes to be Redeemed.

         In the event that less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portion of Notes called for redemption.

         Section 3.5. Notice of Redemption.

         At least 30 days, and no more than 45 days, before the Redemption Date fixed by the Company, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.3 hereof.

         The notice shall identify the notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Reduction Price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

         Section 3.6. Effect of Notice of Redemption.

         Once the notice of redemption described in Section 3.5 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any Redemption Premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any Redemption Premium, plus interest accrued to the Redemption Date, provided, however, that if the Redemption Date is after a regular interest payment record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         Section 3.7. Deposit of Redemption Price.

         On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds moneys sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

         On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.6, accrued and unpaid interest on such Notes. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest no paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

         Section 3.8. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.9. Redemption Pursuant to Gaming Laws.

         Notwithstanding any other provision of this Indenture, the Notes shall also be redeemable at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Company requires the redemption of any Note pursuant to this Section 3.9, then the redemption price shall be the principal amount thereof, plus accrued interest to the date of redemption. The Company shall tender the redemption price (together with any accrued and unpaid interest) to the Trustee no later than 30 and no more than 60 days after the Company gives the Holder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be ordered by an Gaming Authority. The Company shall notify the Trustee of any disposition or redemption required under this Section 3.9, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Note or any Holder or owner of a beneficial or voting interest who is required to dispose of any Note or tender it for redemption, except to pay the redemption price (together with any accrued but unpaid interest) upon tender of such Note.

                                   Article IV.

                                    SECURITY

         Section 4.1. Security Interest.

         (a) In order to secure the prompt and complete payment and performance in full of Indenture Obligations, the Company, the Guarantors and the Trustee have entered into this Indenture, the Security Agreement and the Mortgage. Each Holder, by accepting a Note, agrees to all of the terms and provisions of this Indenture and the Collateral Documents, and the Trustee agrees to all of the terms and provisions of the Indenture and the Collateral Documents as this Indenture or any of the Collateral Documents may be amended from time to time pursuant to the provisions thereof and hereof.

         (b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

         (c) The provisions of TIA Section 314(d), and the provisions of TIA
Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety and to the same extent as if the Indenture were qualified under the TIA.

         Section 4.2. Recording; Opinions of Counsel.

         (a) Each of the Company and the Guarantors represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and have done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. Each of the Company and the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Collateral Documents and herein. The Company and the Guarantors shall promptly obtain title insurance insuring the Trustee as an insured for the benefit of the Holders in the aggregate amount equal to the estimated fair market value of the Crescent City Queen Casino and all other Property that is real Property subject to the Mortgage, with such endorsements as are reasonably requested by the Trustee, subject only to those exceptions which are reasonably acceptable to the Trustee.

         (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, the Security Agreement and the

Mortgage and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance and Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Agreement, the Mortgage, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by the Indenture, the Security Agreement and the Mortgage, and reciting the details of such action, or (ii) no such action is necessary to maintain the validity and perfection of the security interests under the Security Agreement, the Mortgage and hereunder.

         (c) The Company shall furnish to the Trustee, within 60 days after [________ ___] in each year commencing 1997, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Security Agreement, the Mortgage, financing statements, continuation statements and all other instruments of further assurance or other Collateral Documents as is necessary to maintain the security interests under the Collateral Documents and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (B) no such action is necessary to maintain the security interests in full force and effect.

         Section 4.3. Disposition of Certain Collateral.

         (a) The Company and the Guarantors may, without consent of the Trustee, but otherwise subject to the requirements of this Indenture:

                  (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Collateral Documents and hereunder;

                  (ii) (A) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, inventory held for resale that is at any time part of the Collateral in the ordinary course of the Company's business, consistent with industry practices, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, accounts receivable or notes receivable that are part of the Collateral in the ordinary course of the Company's business, consistent with industry practices, or (C) make Cash payments out of the Guarantor Collateral Sub-Account to fund operating expenses of the CMLI Real Property or Capital Expenditures in respect of the CMLI Real Property, provided, however, that the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the CMLI Real Property;

                  (iii) so long as no Default or Event of Default hereunder shall have occurred and be continuing, sell, assign, transfer, license or otherwise dispose of Collateral of the Company for the purpose of making Capital Expenditures permitted to the Company under clauses
         (iii), (iv), (v) and (vi) of the definition of Permitted Capital Expenditures; and

                  (iv) abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and the maintenance of its earnings and is not material to the conduct of the business of the Company.

         (b) In the event that the Company or any Guarantors has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 4.3 may be sold, exchanged or otherwise disposed of by the Company and the Guarantors without consent of the Trustee, and the Company and the Guarantors request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such Property under the Collateral Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of an Officers' Certificate by the Company and the Guarantors reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the Property affected thereby, and stating and demonstrating that such Property is Property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company and the Guarantors without any release or consent of the Trustee.

         (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Collateral Documents and hereunder in contravention of the provisions of this Indenture.

         Section 4.4. Substitution of Collateral.

         (a)(i) So long as no Default or Event of Default hereunder shall have occurred and be continuing, the Company may, without the consent of the Trustee, but otherwise subject to the requirements of this Indenture, consummate a Qualified Sale to a Third Party, free and clear of the Liens of the Mortgage and the Security Agreement, in exchange for Cash or for a Qualified Substitute Boat or a combination thereof; provided, however, that any Qualified Sale constituting an Affiliate Conveyance shall meet the requirements of Section 5.10 hereof in all respects. In such event, the Company immediately shall file and record all instruments and documents, and immediately will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain exclusive, valid and perfected security interests in the Boat Conveyance Proceeds and the Qualified Substitute Boat, as the case may be, and all agreements and contract rights arising under or evidencing such Qualified Sale, in favor of the Trustee for the benefit of the Holders, including, but not limited to, the deposit of Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub-Account.

         (ii) So long as no Default or Event of Default hereunder shall have occurred and be continuing, the Company may, without the consent of the Trustee, but otherwise subject to the requirements of this Indenture, enter into a Qualified Lessor Lease, subject to the Liens of the Mortgage or the Other Boat Mortgage, as the case may be, and the other Collateral Documents; provided, however, that any such Qualified Lessor Lease constituting an Affiliate Conveyance shall meet the requirements of Section 5.10 hereof in all respects. In such event, the Company immediately shall file and record all instruments and documents, and immediately will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain exclusive, valid and perfected security interests in the Boat Conveyance Proceeds arising under such Qualified Lessor Lease, and in all of the Company's right, title and interest in such Qualified Lessor Lease and all rents, profits and proceeds therefrom and contract rights arising thereunder, in favor of the Trustee for the benefit of the Holders, including, but not limited to, the deposit of Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub-Account.

         (b) Boat Conveyance Proceeds shall remain in the Boat Conveyance Proceeds Sub-Account with the Trustee subject to the Liens of the Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the Boat Conveyance Proceeds Sub-Account by the Trustee only as follows:

         (i) During the Waiting Period, Boat Conveyance Proceeds will be released by the Trustee to the Company, first, (A) for the consummation by the Company of the purchase of a Qualified Substitute Boat pursuant to the provisions of Section 11.3 hereof or for the financing or the servicing of the financing of such purchase from time to time, or (B) for the payment of the Adjusted Rent Obligations of the Company under a Qualified Lessee Lease under the provisions of Section 11.3 hereof, and thereafter until the end of the Waiting Period for Capital Expenditures permitted pursuant to the provisions of
Section 5.19 hereof;

         (ii) If during the Waiting Period the Company has entered into a binding contract with a Third Party for the construction of a Qualified Substitute Boat [and has delivered all certificates, documents, instruments, contracts and agreements precedent to the first release of Boat Conveyance Proceeds under the provisions of Section 11.4 hereof], then until the date that is fifteen (15) months after the last day of the Waiting Period, the Trustee shall release Boat Conveyance Proceeds to the Company solely (A) to fund obligations under such contract for the construction of the Qualified Substitute Boat, provided, however, that the Trustee shall maintain at all times a valid and perfected first priority Lien on and security interest in the Qualified Substitute Boat, whether under the Other Boat Mortgage or otherwise, subject only to Liens permitted pursuant to Section 5.13 hereof; (B) for the financing or the servicing of the financing from time to time by the Company of the purchase of a Qualified Substitute Boat pursuant to the provisions of Section
11.3 hereof; or (C) for the payment of the Adjusted Rent Obligations of the Company under a Qualified Lessee Lease under the provisions of Section 11.3 hereof;

         (iii) If on or before the last day of the Waiting Period the Company has neither consummated the purchase of a Qualified Substitute Boat, [entered into a Qualified Lessee Lease of a Substitute Boat,] nor [delivered all certificates, documents, instruments, contracts and agreements precedent to the first release of Boat Conveyance Proceeds under the provisions of Section 11.4 hereof] for the construction of a Qualified Substitute Boat, then all Boat Conveyance Proceeds remaining in the Boat Conveyance Proceeds Sub-Account with the Trustee on the last day of the Waiting Period shall be deemed to constitute Excess Cash Flow of the Company for the fiscal quarter in which the Waiting Period expires and shall be used to redeem Notes on the Interest Payment Date that is the last day of the fiscal quarter of the Company immediately following the fiscal quarter in which the Waiting Period expires pursuant to the provisions of Article III hereof; and

         (iv) Notwithstanding any other provisions of this clause (c), all Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub-Account on the last date of the fifteenth month after the date of the last day of the Waiting Period or at any time thereafter shall be deemed to solely constitute Collateral securing the Indenture Obligations, and the Company shall have no right to request or demand, and the Trustee shall have no obligation to release, Boat Conveyance Proceeds prior to the payment in full of the Indenture Obligations.

         The Trustee shall release Liens on Boat Conveyance Proceeds pursuant to this Section 4.4 in accordance with the provisions of Article XI, the Collateral Documents and the TIA.

         Section 4.5. Release Date; Releases of Collateral.

         So long as no Default or Event of Default shall have occurred and be continuing, then provided the Trustee shall have received notice from the Company fifteen (15) days before the Release Date of the Release Date, the Trustee shall on the Release Date (or, in the case of failure of the Company to timely notify the Trustee in accordance with this Section 4.5, fifteen (15) days from the date of actual receipt by the Trustee of such notice of the Release
Date) release or cause to be released all Liens securing Indenture Obligations other than (i) those Liens granted to the Trustee under the Mortgage or the Other Boat Mortgage, as the case may be, (ii) those Liens granted to the Trustee in respect of a lease by the Company of the Crescent City Queen Casino pursuant to Section 4.4(b) hereof, and (iii) those Liens securing proceeds from the foregoing. The Trustee shall release such Liens pursuant to this Section 4.5 in accordance with the provisions of Article XI, the Collateral Documents and the TIA.

         Section 4.6 Certain Other Releases of Collateral.

         Subject to applicable law, the release of any Collateral from Liens created by the Security Agreement or the Mortgage or the release of, in whole or in part, the Liens created by the Security Agreement or the Mortgage, will not be deemed to impair the Security Agreement or the Mortgage, as the case may be, in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Company and each obligor on the Notes shall cause TIA Section 314(d) relating to the release of Property or securities from the Liens of the Security Agreement or the Mortgage to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by one Officer prior to the qualification of the Indenture under the TIA and by two Officers after such qualification, except in cases which TIA
Section 314(d) requires that such certificate or opinion be made by an independent person.

         Section 4.7 Payment of Expenses.

         On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

         Section 4.8 Suits to Protect the Collateral.

         Subject to Section 4.1 of this Indenture and to the provisions of the Security Agreement and the Mortgage, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreement, the Mortgage or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

         Section 4.9 Trustee's Duties.

         The powers and duties conferred upon the Trustee by this Article IV are solely to protect the security interests created hereby and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company or the Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

                                   Article V.

                                    COVENANTS

         Section 5.1. Payment of Notes

         The Company shall pay the principal of (including Excess Cash Flow to be paid by the Company on an Interest Payment Date pursuant to the provisions of

Section 3.1 hereof) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of (including Excess Cash Flow to be paid by the Company on an Interest Payment Date pursuant to the provisions of Section 3.1 hereof) or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment. Together with any installments of principal the Company will deliver to the Trustee a sufficient number of stickers, in form satisfactory to the Trustee, setting forth the outstanding principal amount of each Note after having given effect to such current principal payments, for delivery by the Trustee to the Holders for the purpose of affixing such stickers to their respective Notes.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         Section 5.2. Maintenance of Office or Agency.

         The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer and exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2

         The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the corporate trust office of the Trustee as such office.

         Section 5.3. Limitation on Restricted Payments.

         The Company and the Guarantors will not, and none will permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment.

         Section 5.4. Corporate Existence.

         The Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors and each of their Subsidiaries; provided, however, that neither the Company nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 5.5. Payment of Taxes and Other Claims.

         The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor, or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the Property and assets of the Company, any Guarantor or any of their Subsidiaries; provided however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 5.6. Maintenance of Insurance.

         From and at all times after the Issue Date, the Company and each of the Guarantors and each of their respective Subsidiaries shall have in effect customary comprehensive general liability insurance and (as applicable) brownwater coverage, shall use their best efforts to have completion, performance or similar bonds in place for any Substitute Boat not yet completed, and shall cause the builder of any Substitute Boat to maintain builder's risk coverage insurance, in each case on terms and in an amount reasonably sufficient

(taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and the Guarantors taken as a whole.

         Section 5.7. Compliance Certificate: Notice of Default.

         The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure of the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

         Section 5.8. Reports.

         Whether or not the Company or any Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and each Guarantor shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act including, with respect to annual information only, a report thereon by the Company's independent public accountants as such would be so required, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

         Section 5.9. Waiver of Stay, Extension or Usury Laws.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.10. Limitation on Transactions with Affiliates.

         None of the Company, any Guarantor, or any of their Subsidiaries shall enter into any transaction, including any contract, agreement, understanding, loan, advance or guarantee and including any series of related transactions, with or for the benefit of any Affiliate (an "Affiliate Transaction") except for
(i) employment arrangements in the ordinary course with officers and employees of the Company who are not also officers, directors, or employees of any Affiliate of the Company, (ii) [the Tax Sharing Treaty], (iii) Parent Equity Contributions and any equity contributions to JCC, and (iv) the conveyance, sale, lease, transfer, assignment or other disposition of the Crescent City Queen Casino or a Qualified Substitute Boat by the Company to an Affiliate (an "Affiliate Conveyance"); provided, however, that with respect to any such Affiliate Conveyance described in clause (iv) of this Section 5.10, the Company shall obtain, prior to the consummation of such Affiliate Transaction, a written opinion addressed to the Trustee from an independent investment banking firm of national reputation with experience in the gaming business conducted by the Company that such Affiliate Conveyance is as favorable to the Company from a financial point of view as if made on an arm's length basis with a Third Party. Such investment banking firm shall be promptly selected by the Company and agreed to by the Holders of a majority in aggregate principal amount of then outstanding Notes; provided, however, that if the Holders of a majority in aggregate principal amount of then outstanding Notes do not agree to such investment banking firm, each of the Company and the Holders of a majority in aggregate principal amount of then outstanding Notes shall then promptly select one such investment banking firm, and the two firms so chosen shall select a third investment banking firm to provide such opinion.

         Section 5.11. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

         Except as set forth below, from and after the Issue Date the Company and the Guarantors will not, and none will permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock. Notwithstanding the foregoing:

         (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and other obligations pursuant to the Indenture up to the amounts specified herein as of the Issue Date;

         (b) so long as no Default or Event of Default shall have occurred and be continuing at the time, the Company or any Guarantor may incur Permitted FF&E Financing; provided, that (i) the aggregate amount of Indebtedness incurred pursuant to this paragraph (b) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not constitute more than 100% of the cost (reportable on the balance sheet (including all appropriate notes thereto) of such entity in accordance with GAAP) to the Company and the Guarantors of the FF&E so purchased or leased and (ii) prior to the Release Date, the aggregate principal amount of such Permitted FF&E Financing in respect of FF&E funded with all or any portion of Cash of the Company (other than Cash from a Parent Equity Contribution) does not exceed the sum (the "FF&E Basket") of (x) the excess of $6.5 million over the principal amount of all Existing FF&E Indebtedness on the Issue Date and (y) $1 million, at any time, and (iii) in all other cases prior to the Release Date, Permitted FF&E Financing does not at any time exceed $10 million plus the FF&E Basket, less the amount of any such financing described in clause (ii) above then outstanding, at any time;

         (c) the Company and any of the Guarantors may incur Indebtedness constituting a bond or surety obligation (or an indemnity or similar obligation) in order to prevent the impairment or loss of or to obtain a Gaming License, but only to the extent required by applicable law and consistent in character and amount with customary industry practice;

         (d) the Company may incur Indebtedness the proceeds of which are used to pay all or a part of the purchase price of a Qualified Substitute Boat; provided, however, that such Indebtedness and the Liens securing such Indebtedness shall be subordinate and junior, in all respects, to the Indenture Obligations and the Liens of the Trustee securing the Indenture Obligations;

         (e) the Company may suffer to exist Existing FF&E Financing;

         (f) the Company and any of the Guarantors may incur Refinancing Indebtedness with respect to any Indebtedness described in clauses (a),(b), (c),
(d) and (e) of this covenant so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clauses (b) and (d), such Refinancing Indebtedness satisfies the applicable requirements of such clauses; and

         (g) after the Release Date, the Company may incur any Indebtedness, so long as no Default or Event of Default shall have occurred and be continuing at the time.

         Section 5.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         None of the Guarantors will, and none will permit any of its Subsidiaries other than the Company to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any such Subsidiary to pay dividends or make other distributions to, or to pay any obligation to, or to otherwise transfer assets or make or pay loans or advances to, any of the Guarantors, except (a) restrictions imposed by the Notes or the Indenture and (b) restrictions imposed by applicable law.

         Section 5.13. Limitation on Liens.

         Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective Cash other than the Liens of the Trustee for the benefit of the Holders. Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, other than Cash, owned by the Company or the Guarantors, as the case may be, on the Issue Date except (a) the Liens of the Trustee for the benefit of the Holders, and (b) Liens existing on the Issue Date and identified on a Schedule to be delivered to the Trustee no later than ten (10) days prior to the Issue Date. Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, other than Cash, acquired after the Issue Date except (u) Permitted Liens [e.g., prior to the Release Date, Liens customarily permitted by both bank first mortgagees and [bank construction lenders and, thereafter, statutory type Liens], (v) the Liens of the Trustee for the benefit of the Holders, (w) Liens incurred pursuant to Permitted FF&E Financing incurred in accordance with the provisions of paragraph (b) of Section 5.11, which Liens may be exclusive Liens on such Permitted FF&E, (x) Liens in respect of Existing FF&E Financing, (y) Liens incurred in connection with the incurrence of Refinancing Indebtedness in accordance with the provisions of paragraph (e) of Section 5.11, provided, however, that such Liens are not more adverse to the interests of the Holders of the Notes than the Liens replaced or extended thereby, provided, further, that such Liens replaced or extended are permitted hereby, and (z) only with respect to real Property acquired by the Guarantors after the Issue Date, minor title defects and survey exceptions which do not materially detract from the value of the real Property subject thereto (as such Property is used by such Guarantor). Anything in this Section 5.13 to the contrary notwithstanding, after the Release Date, the Company and the Guarantors may incur Liens on any and all their respective Property or assets other than the Collateral, so long as no Default or Event of Default shall have occurred and be continuing at the time.

         Section 5.14. Limitation on Lines of Business.

         None of the Company, any Guarantor and any of their respective Subsidiaries will directly or indirectly engage in any line or lines of business activity other than in a Related Business.

         Section 5.15. Limitation on Status as Investment Company.

         None of the Company, any Guarantor, or any of their respective Subsidiaries shall become "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

         Section 5.16. Restrictions on Sale and Issuance of Stock. Prior to the Release Date:

         (a) The Company and each Guarantor shall not issue or sell, and shall not permit any of their respective Subsidiaries to issue or sell, any Capital Stock of any Subsidiary to any person other than the Company or a Guarantor of the Company.

         (b) The Company shall not sell or issue Capital Stock (other than Disqualified Capital Stock) unless the same becomes subject to the Lien of this Indenture.

         Section 5.17. Restrictions on Subsidiaries.

         Prior to the Release Date, neither the Company nor any Guarantor shall create, acquire or suffer to exist any Subsidiary which was not a direct or indirect subsidiary of the Company or such Guarantor, as the case may be, on the Issue Date.

         Section 5.18. Restrictions on Investments.

         The Company and each Guarantor shall not make any Restricted Investments except, in the case of JCC, its equity interests in the Company.

         Section 5.19. Restrictions on Capital Expenditures.

         The Company and each Guarantor shall not incur any Capital Expenditures except for Permitted Capital Expenditures.

         Section 5.20. Limitation on Sales of Assets and Subsidiary Stock; Event of Loss.

         Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of its Property, business or assets, including without limitation upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary or through the issuance, sale or transfer of Capital Stock of a Subsidiary (an "Asset Sale"). Notwithstanding the foregoing;

         (a) so long as no Default or Event of Default shall have occurred and be continuing at the time or, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, the Company may sell, lease, transfer, assign or otherwise dispose of the Crescent City Queen Casino or any Qualified Substitute Boat or other Substitute Boat in accordance with the provisions of Section 4.4 or Section 5.10 hereof, and further subject to the applicable provisions of
Article XI hereof;

         (b) the Company and the Guarantors may sell, lease, transfer, assign or otherwise dispose of any machinery, equipment, or other personal Property that has become worn out, obsolete, or unserviceable or is being upgraded upon replacing the same with or substituting for the same, machinery, equipment or other personal Property not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of;

         (c) the Company and the Guarantors may (A) sell, assign, transfer, license or otherwise dispose of inventory held for resale in the ordinary course of the Company's business, consistent with industry practices and (B) collect, liquidate, sell, factor or otherwise dispose of accounts receivable or notes receivable in the ordinary course of the Company's business, consistent with industry practices; and

         (d) the Company and the Guarantors may abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the

Company and the maintenance of its earnings and is not material to the conduct of the business of the Company; and

         (e) prior to the Release Date and so long as no Default or Event of Default shall have occurred and be continuing, the Company and the Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of their respective Property or assets other than Collateral.

         Section 5.21. Limitation on Merger, Sale or Consolidation.

         Neither the Company nor any of the Guarantors will consolidate with or merge with or into another person.

         Section 5.22. Maintenance of Business.

         At all times from and after the Commencement Date, the Company will operate a riverboat casino in Bossier City, Louisiana.

         Section 5.23. Commencement Date; Release Date; Adverse State Action.

         (a) The Company shall give the Trustee notice, at the addresses and in the manner set forth in Section 13.2 hereof, of:

         (i) the Commencement Date, as soon as the occurrence of such date is ascertained by the Company but in no event later than five (5) days after the occurrence thereof;

         (ii) the Release Date, as soon as the occurrence of such date is ascertained by the Company but in no event later than five (5) days after the occurrence thereof;

         (iii) the occurrence of an Adverse State Action, in no event later than one (1) day after the Company receives actual notice of the occurrence thereof; and

         (iv) the date an Adverse State Action is to take effect, at least [60] days prior to such date.

         (b) No later than ten (10) days after the Release Date, the Company will deliver to the Trustee an amortization schedule setting forth the amortization of the remaining outstanding principal amount of the Notes in eight
(8) equal installments payable on each of the eight (8) Interest Payment Dates immediately following the Release Date (or, if there shall be fewer than eight Interest Payment Dates remaining after the Release Date but before or including the third anniversary of the Commencement Date, in equal installments numbering the amount of remaining Interest Payment Date).

         (c) No later than ten (10) days after the date of the occurrence of an Adverse State Action, the Company will deliver to the Trustee an amortization schedule setting forth the amortization of the remaining outstanding principal amount of the Notes in equal installments payable on each of the Interest Payment Dates immediately following the date of the occurrence of the Adverse State Action to and including the date on which the Adverse State Action is to take effect against the Company.

                                   Article VI.

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 10 days;

                  (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise; provided that, in respect of a payment of Excess Cash Flow, if the amount thereof, in respect of any period, is greater than the amount originally determined by the Company for purposes of making such payment (but no more than 5% of such originally determined amount), such greater amount, less the payment already made, shall be deemed to be due and payable 5 days after such greater amount is finally determined;

                  (3) except as provided in clauses (1) or (2) of this Section 6.1, failure of the Company or any Guarantor to comply with any provision of Section 5.10, 5.14, 5.21, 5.22, 11.3 or 11.4 which failure continues for 30 days;

                  (4) failure of the Company or any Guarantor to comply with any provision of Section 4.4 hereof;

                  (5) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (6) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Guarantor under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or such Guarantor, or of the Property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                  (7) the Company or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or Property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay their debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                  (8) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness of the Company, any Guarantor or any of their respective Subsidiaries with an aggregate principal amount in excess of $[__________];

                  (9) final unsatisfied judgments not covered by insurance aggregating in excess of $[__________], at any one time rendered against the Company, any Guarantor or any of their respective Subsidiaries and not stayed, bonded or discharged within 60 days;

                  (10) the closing (other than for repair or maintenance) of a substantial portion of the Crescent City Queen Casino or, if applicable, the casino on a Qualified Substitute Boat for more than [45] consecutive days;

                  (11) the loss of the legal right to operate the Crescent City Queen Casino or, if applicable, the casino on a Qualified Substitute Boat and such loss is continuing for more than [90] consecutive days;

                  (12) an event of default specified in any of the Collateral Documents; or

                  (13) any of the Collateral Documents fails to become or ceases to be in full force and effect in accordance with the terms of this Indenture, or ceases (once effective) to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Indenture).

         If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default in accordance with Section 7.5 hereof; provided, however, that, except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Note (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (6) or (7), above, relating to the Company or any Guarantor), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company, and to the Trustee if given by Holders (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clauses (6) or (7), above, relating to the Company or any Guarantor occurs, all principal and accrued interest thereon and any then applicable Redemption Premium will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

         Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

         Section 6.2. Rescission and Annulment.

         Prior to any judgment or decree for payment of any money due being obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or Default if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue interest on all Notes,

                           (B) the principal of (and premium, if any, applicable
                  to) any Notes which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Notes,

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                  (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note, unless all such affected Holders agree, in writing, to waive such Event of Default or Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in Section 6.1(1) and (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 6.4. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5. Trustee May Enforce Claims Without Possession of Notes.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 6.6. Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest, respectively; and

         THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 6.7. Limitation on Suits.

         No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (A) such Holder has previously given written notice of the Trustee of a continuing Event of Default;

                  (B) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of Section 3.1, Excess Cash Flow on the applicable date specified in
Section 3.1) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 6.9. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the placement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10. Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.11. Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 6.12. Waiver of Past Default.

         Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

                           (A) in the payment of the principal of, premium, if
                  any, or interest on, any Note as specified in clauses (1) and
                  (2) of Section 6.1, or

                           (B) in respect of a covenant or provision hereof
                  which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 6.13. Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith on the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Note on or after the Maturity Date of such Note.

         Section 6.14. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 6.15. Cash Proceeds from Collateral.

         The Cash proceeds of any Collateral obtained and/or disposed of pursuant to the terms of the Collateral Documents shall be held by the Trustee in the Boat Conveyance Proceeds Sub-Account for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof by reason of difference in time of issuance, sale or otherwise.

                                  Article VII.

                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         Section 7.1. Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, including certificates or opinions of the Consulting Professional and the Construction Manager. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

                  (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith (i) in accordance with a direction received by it pursuant to Section 6.12, or (ii) in reliance upon actions, statements, judgments or representations taken or made by the Consulting Professional or the Construction Manager in accordance with Section 11.4 hereof.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         Section 7.2. Rights of Trustee.

         Subject to Section 7.1:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (including the Consulting Professional) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or

Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (h) The Trustee may rely on the accuracy of any amortization schedule delivered to it by the Company pursuant to Section 5.24 hereof.

         Section 7.3. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

         Section 7.5. Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Note (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

         Section 7.6. Reports by Trustee to Holders.

         If required by law, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Section 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         Section 7.7. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 7.8. Replacement of Trustee.

         The Trustee may resign by notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.1(d) or 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its Property; or

                  (4) the Trustee become incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 7.9. Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         Section 7.10. Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  Article VIII.

                            TERMINATION AND DISCHARGE

         Section 8.1. Termination of Obligations Upon Cancellation of the Notes.

         The Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 8.2) when:

                  (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;


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

                  (2) the Company or a Guarantor has paid or caused to be paid all sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company or any of its Subsidiaries), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their Property is bound.

         Section 8.2. Survival of Certain Obligations.

         Notwithstanding the termination of this Indenture and of the Notes referred to in Section 8.1 , the respective obligations of the Company, the Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III, Article IV, 5.1, 5.2, 5.4, 5.6, 5.15, 6.7, 6.8, 7.7, 7.8,
8.4, 13.1, 13.2, 13.4, 13.5, 13.7, 13.8, 13.11 and this Section 8.2 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.4,
13.11 and this Section 8.2 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         Section 8.3. Acknowledgment of Discharge by Trustee.

         After (i) the conditions of Section 8.1 have been satisfied, (ii) the Company or a Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under this Indenture except for those surviving obligations specified in Section 8.2.

         Section 8.4. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section
8.1 ; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   Article IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.1. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                  (3) to provide for additional Collateral for or additional Guarantors of the Notes;

                  (4) to provide for uncertificated Notes in addition to or in place of certificated Notes in compliance with this Indenture; or

                  (5) to comply with the TIA.


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

         Section 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement the Mortgage, this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage, this Indenture or the Notes or of modifying in any manner the rights of the Holders under the Collateral Documents, this Indenture or the Notes. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes not held by Affiliates of the Issuer may waive compliance by the Company or any Guarantor with any provision of the Collateral Documents, this Indenture or the Notes. Notwithstanding the foregoing provisions of this Section 9.2, no such amendment, supplemental indenture or waiver shall, without the consent of the Holders of at least 66 2/3% of the aggregate principal amount of outstanding Notes not held by Affiliates of the Issuer, change any provision of Article IV, Article XII or (except for the Stated Maturity, which is governed by clause (4) (below) extend any Maturity Date of any Note, and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (1) change the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this indenture or the securities;

                  (2) reduce the rate or extend the time for payment of interest on any Note;

                  (3) reduce the principal amount of any Note;

                  (4) change the Stated Maturity of any Note;

                  (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

                  (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Note;

                  (7) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2;

                  (8) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes as in effect on the date hereof; or

                  (9) make the Notes subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         Section 9.3. Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 9.4. Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate Certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 9.5. Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         Section 9.6. Trustee to Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   Article X.

                             MEETINGS OF NOTEHOLDERS

         Section 10.1. Purposes for Which Meetings May Be Called.

         A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company, any Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VI;

         (c) to consent to a waiver pursuant to the provisions of Section 9.2;
or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture (including the selection of the Consulting Professional), or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         Section 10.2. Manner of Calling Meetings.

         The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

         Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and

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if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.3. Call of Meetings by Company or Holders.

         In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the securities then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         Section 10.4. Who May Attend and Vote at Meetings.

         To be entitled to vote at any meeting of Noteholders, a person shall
(a) be a registered Holder of one or more Notes, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their counsel.

         Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those persons who are Holders of securities at the record date and time so fixed, or their proxies, shall be



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entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or
Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 10.6. Voting at the Meeting and Record to Be Kept.

         The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in
Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.



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         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.7. Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by Call of Meeting.

         Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   Article XI.

                           APPLICATION OF TRUST MONEYS

         Section 11.1. "Trust Moneys" Defined.

         All Cash or Cash Equivalents received by the Trustee:

         (a) as Boat Conveyance Proceeds; or

         (b) upon the release of Property from the Lien of any Collateral Document; or

         (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) including proceeds of any insurance received pursuant to Section ___ of the Mortgage or pursuant to the corresponding provisions of the Other Boat Mortgage; or

         (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee (including any proceeds received pursuant to Section ___ of the Mortgage or the corresponding provisions of the Other Boat Mortgage) or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

         (e) for application under this Article XI as elsewhere provided in this Indenture or the Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any Property deposited with the Trustee pursuant to Section 3.7 or Article VIII or delivered to or received by the Trustee for application in accordance with Section 6.6 hereof) shall be subject to a Lien and security interest in favor of the Trustee and shall be held by the Trustee for the benefit of the Holders as a part of the Collateral




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and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Collateral Documents, said Trust Moneys shall be applied in accordance with Section 6.6; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article XI.

         On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained by the Trustee , an account which shall be entitled the "Collateral Account" which shall be established and maintained by the Trustee at its offices in the Borough of Manhattan, The City of New York. The Collateral Account shall initially contain the following "Basic Sub-Accounts" established by and with the
Trustee:

         (i) the Boat Conveyance Proceeds Sub-Account;

         (ii) the Net Awards Collateral Sub-Account;

         (iii) the Guarantor Collateral Sub-Account;

         (iv) the Company Collateral Sub-Account; and

         (v) the Company Payment Sub-Account.

         All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account as follows:

                  (A) all Boat Conveyance Proceeds shall be deposited into the Boat Conveyance Proceeds Sub-Account;

                  (B) all Net Awards shall be deposited into the Net Awards Sub-Account

                  (C) all Cash proceeds of Collateral owned by the Guarantors shall be deposited into the Guarantor Collateral Sub-Account;

                  (C) all Trust Moneys paid to the Trustee for the purpose and in anticipation of the distribution of same to the Holders pursuant to any redemption or principal amortization shall be deposited in the Company Payment Sub-Account; and

                  (D) all other Trust Moneys shall be deposited in the Company Collateral Sub-Account.

Trust Moneys thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture. The Trustee shall have a Lien on and security interest in the Collateral Account and the Basic Sub-Accounts and




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all Cash and Cash Equivalents therein from time to time for the benefit of the
Holders as part of the Collateral.

         Section 11.2. Withdrawals of Net Awards.

         To the extent that any Trust Moneys consist of a Net Award received by the Trustee pursuant to the provisions of Article __ of the Mortgage or the corresponding provisions of the Other Boat Mortgage (which Net Award is required to be applied, or may be applied by the applicable mortgagor or pledgor, to effect a restoration to the affected Collateral), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by a Company Order to reimburse the Company to repair, rebuild or replace the Property destroyed, damaged or taken, upon receipt by the Trustee of the following:

         (a) an Officers' Certificate of the Company dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                  (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company;

                  (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 11.2;

                  (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested and customary retainage not to exceed ten per cent (10%);

                  (iv) that the Property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the business of the Company;

                  (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which such Property has been or is to be used or operated by the Company and whether the fair value to the Company at the date of such acquisition, of such part of such repairs, rebuildings or replacements is at least the greater of $25,000 and 1% of the aggregate principal amount of the outstanding Notes;


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

                  (vi) that no Default or Event of Default shall have occurred and be continuing; and

                  (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

         (b) all documentation required under Section 314(d) of the TIA;

         (c) an Architect's Certificate stating:

                  (i) that all Restoration work to which such request relates has been done in compliance with the approved plans and specifications and in accordance with all provisions of law;

                  (ii) the sums requested are required to reimburse the Company for payments by the Company to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the restoration, and that, when added to the sums, if any, previously paid out by Trustee, such sums do not exceed the cost of the restoration to the date of such Architect's Certificate;

                  (iii) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such restoration is then estimated to be; and

                  (iv) that the amount of the Net Award plus any amount received by the Trustee under a surety, guaranty, letter of credit or commitment remaining after giving effect to such payment will be sufficient on completion of the restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

         (d) an Opinion of Counsel (who shall be outside counsel to the Company) substantially stating:

                  (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Collateral Documents, and that, upon the basis of such requests of the Company and the accompanying documents specified in this Section 11.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this
         Section 11.2;



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

                  (ii) that the Collateral Documents create a valid and perfected Lien on such repairs, rebuildings and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Collateral Documents, except Liens of the type permitted under the Collateral Documents to which the Property so destroyed or damaged shall have been subject at the time of such destruction or damage; and

                  (iii) that all of the right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, of the Company are then subject to the Lien of the Collateral Documents;

         (e) each such request shall be accompanied by:

                  (i) an Opinion of Counsel or a title insurance policy, binder or endorsement satisfactory to the Trustee confirming that there has not been filed with respect to all or any part of the mortgaged Property any Lien which could have priority over the Lien of the Mortgage or the Other Boat Mortgage, as the case may be other than those Liens which will be satisfied with the proceeds being advanced; and

                  (ii) an Officer's Certificate stating that all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration to the extent then completed have been obtained.

         Upon compliance with the foregoing provisions of this Section 11.2, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection
(a) of this Section 11.2, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such independent appraiser's or independent financial advisor's certificate, if required by the TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the case that any insurance proceeds or award for such Property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the then outstanding Notes, and, in the good faith estimate of the Company, such destruction or damage resulting in such insurance proceeds does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company to such effect, the Trustee shall release to the Company such



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insurance proceeds or condemnation award for such Property or proceeds of such sale, free of the Lien hereof and of the Collateral Documents.

         Section 11.3. Withdrawal of Boat Conveyance Proceeds For Purchase or Qualified Lessee Lease of Substitute Boat.

         To the extent that any Trust Moneys consist of Boat Conveyance Proceeds received by the Trustee pursuant to the provisions of Section 4.4, and the Company intends to use such Boat Conveyance Proceeds pursuant to the provisions of Section 4.4(b), such Boat Conveyance Proceeds may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

         (a) A notice (each, a "Boat Conveyance Proceeds Release Notice"), which shall (i) refer to this Section 11.3, (ii) describe with particularity the use to be made by the Company (including, without limitation, (A) the amount of the purchase price of such Qualified Substitute Boat and, if such withdrawal is for the payment of interest on or a principal installment of the financing of such purchase price, the amount of such current payment and the outstanding principal amount of such financing, (B) the amount and nature of any Capital Expenditures, and (C) the calculation of Adjusted Rent Obligations for which such Company Order is made) with respect to the released Boat Conveyance Proceeds in accordance with Section 4.4(b) and (iii) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

         (b) An Officers' Certificate certifying that (i) the release of the Boat Conveyance Proceeds complies with the terms and conditions of Section 4.4 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof (both before and after giving effect to the proposed use of the Boat Conveyance Proceeds), (iii) the release of the Boat Conveyance Proceeds will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

         (c) All documentation required under Section 314(d) of the TIA;

         (d) If the Boat Conveyance Proceeds are to be used for in whole or in part for the purchase price of a Qualified Substitute Boat or the financing thereof or the servicing and amortization of such financing from time to time, the Company shall also deliver to the Trustee:

                  (i) an Other Boat Mortgage and other agreements or instruments in recordable form sufficient to grant to the Trustee, for the benefit of the Holders, a valid perfected first priority Lien on (i) such




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

         Qualified Substitute Boat, and (ii) all contracts, agreements and other purchase documentation, and all other indemnification and other contract rights, of the Company arising out of or related to its purchase of such Qualified Substitute Boat, subject only to Liens permitted pursuant to Section 5.13 hereof;

                  (ii) a policy of title insurance issued by a nationally recognized title insurance company and approved by the Trustee, which approval shall not be unreasonably withheld (or an endorsement to the title insurance policy issued to the trustee on the Issue Date or a commitment to issue a policy of title insurance or an endorsement), insuring that the Lien of this Indenture and the Collateral Documents constitutes a valid and perfected first priority Lien on such Qualified Substitute Boat in an aggregate amount equal to the fair value of the Qualified Substitute Boat, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Liens permitted pursuant to Section 5.13 hereof and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the Mortgage [this may be required to be a legal opinion because of admiralty]; and

                  (iii) evidence of payment or a closing statement indicating payment of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for each of the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Qualified Substitute Boat to the Lien of any applicable Collateral Document and to perfect such Lien;

provided, however, that if the deliveries required under clauses (d)(i), (ii), and (iii) above have been previously made to the Trustee under the provisions of this clause (d), the Company shall be required only to deliver an Officer's Certificate certifying that the documents, agreements and instruments delivered under clauses (d)(i), (ii) and (iii) above are in full force and effect;

         (e) If the Boat Conveyance Proceeds are to be used in whole or in part for the payment of the Adjusted Rent Obligations of the Company pursuant to a Qualified Lessee Lease, the Company shall also deliver to the Trustee:

                  (i) a leasehold boat mortgage or other instruments in recordable form sufficient to grant to the Trustee, for the benefit of the Holders, a valid first priority Lien on all right, title and



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

         interest of the Company in the Qualified Lessee Lease; provided, however, that if the deliveries required under this clause (i) have been previously made to the Trustee under the provisions of this clause
         (e), the Company shall be required only to deliver an Officer's Certificate certifying that the documents, agreements and instruments delivered under this clause(i) are in full force and effect;

                  (ii) an Opinion of Counsel and a title insurance policy, binder or endorsement satisfactory to the Trustee, in each case confirming that there has not been filed with respect to all or any part of the Substitute Boat which is the subject of the Qualified Lessee Lease any Lien which could have priority over the Lien of the leasehold boat mortgage of the Trustee; and

                  (iii) an Officer's Certificate certifying that (A) such Qualified Lessee Lease permits the interest of the Company to be encumbered by such leasehold boat mortgage or other instruments evidencing the Liens of the Trustee, (B) the Company's interest in such Qualified Lessee Lease is assignable to the Trustee or its designee upon notice to, but without the consent of, the lessor thereunder, and, in the event that it is so assigned, is further assignable by the Trustee or its designee and their successors and assigns upon notice to, but without a need to obtain the consent of, such lessor, and upon such assignment the assignee shall be fully released from all liability thereunder; (C) such Qualified Lessee Lease is in full force and effect and no default has occurred under such lease, nor is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such lease; (D) such Qualified Lessee Lease requires the lessor thereunder to give notice of any default by the Lessee to the Trustee, and such Qualified Lessee Lease further provides that no notice of termination given under such lease shall be effective against the Trustee unless a copy has been delivered to the Trustee in the manner described in such lease; (E) a mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Lessee under such lease) to cure any default under such Qualified Lessee Lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease, and if such Qualified Lessee Lease is terminated, the lessor thereunder shall at the option of the Trustee enter into a new lease on exactly the terms of the Qualified Lessee Lease; (F) such Qualified Lessee Lease



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

         does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent ship lending institutions, and such Qualified Lessee Lease contains a covenant that the lessor thereunder is not permitted, in the absence of any uncured default, to disturb the possession, interest or quiet enjoyment of any Lessee in the relevant portion of the Property subject to such lease for any reason, or in any manner, which would adversely affect the security provided by the related leasehold boat mortgage; (G) all amounts requested under the Company Order are to pay Adjusted Rent Obligations of the Company; and (H) the Lessee's interest in the Substitute Boat which is subject to such Qualified Lessee Lease is not subject to any Lien other than the Qualified Lessee Lease and any Lien for taxes not due and payable.

         (f) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for (including, without limitation, the conditions specified in clauses (d) and (e) of this
Section 11.3) relating to such application of Boat Conveyance Proceeds have been complied with.

         Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Boat Conveyance Proceeds as directed and specified by the Company

         Section 11.4. Withdrawal of Boat Conveyance Proceeds For Construction of Qualified Substitute Boat or for Capital Expenditures on such Qualified Substitute Boat.

         To the extent that any Trust Moneys consist of Boat Conveyance Proceeds received by the Trustee pursuant to the provisions of Section 4.4, and the Company intends to use such Boat Conveyance Proceeds for the construction of a Qualified Substitute Boat pursuant to the provisions of Section 4.4(b), or for Permitted Capital Expenditures, such Boat Conveyance Proceeds may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon the following terms and conditions:

         (a) The Qualified Substitute Boat shall be constructed and equipped, and the Permitted Capital Expenditures shall be made, pursuant to plans and specifications prepared by independent, licensed architects and engineers (collectively, the "Plans"), a construction agreement and construction schedule (collectively the "Construction Agreement") and a budget (the "Budget") which shall have been approved in writing by the Consulting Professional, in its best professional opinion, and a certificate of the Consulting Professional to that effect shall have been delivered to the Trustee.

         (b) Disbursements for costs of constructing and equipping the Qualified Substitute Boat or the Permitted Capital Expenditures included in the Budget, shall be made as such costs are incurred, but not more often than monthly; the amount of the costs which have been incurred shall be as is set forth and approved, from time to time, in a certificate of the Consulting Professional and such other evidence as may be reasonably required by the Trustee, less a retention of 10% of such costs until the Qualified Substitute Boat or the Permitted Capital Expenditures have been fully completed and equipped.

         [(c) If at any time the Consulting Professional determines that the unfunded cost of completing the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures exceeds the amount of the Boat Conveyance Proceeds remaining in the Boat Conveyance Proceeds Sub-Account, the Company shall deposit with the Trustee in the Boat Conveyance Proceeds Sub-Account additional funds from some other source in an amount equal to such excess, and such funds shall be used first to complete the construction and the equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures.]

         (d) Amounts shall be disbursed from the Boat Conveyance Proceeds Sub-Account only for payment of costs specified in the Budget.

         (e) The Qualified Substitute Boat, if constructed in accordance with the Plans, will comply with all legal requirements, as evidenced by an opinion of outside counsel for the Company satisfactory to the Consulting Professional.

         (f) Upon demand of the Consulting Professional, the Company, at its sole cost and expense, shall correct promptly any defect in the Qualified Substitute Boat, any material departure from the Plans and any failure to comply with applicable legal requirements, all to the satisfaction of the Consulting Professional.

         (g) The Company, without the prior written consent of the Consulting Professional, shall not make (a) any single change to the Plans that would require the Company to incur greater than $25,000 in additional costs or (b) any changes to the Plans that would in the aggregate, require the Company to incur greater than $100,000 in additional costs. Furthermore, the Company shall provide copies of all change orders, change bulletins and other revisions of the Plans and the Construction Agreement to the Consulting Professional prior to the commencement of any work reflecting such changes or revisions, regardless of whether the Consulting Professional's prior approval is required.

         (h) The Company shall pay or reimburse the Trustee and the Consulting Professional for all expenses incurred by the Trustee and the Consulting



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Professional with respect to any and all transactions and matters contemplated hereby including, without limitation, the fees of the Consulting Professional.

         (i) The Trustee shall have received a certificate from the Consulting Professional certifying that:

                  (i) it is satisfied that all past and current (if then due and payable) taxes and assessments applicable to the Qualified Substitute Boat, the Permitted Capital Expenditure, or the Property on which the Permitted Capital Expenditure is to be constructed (the "Improved Property"), or payable by the Company have been paid;

                  (ii) if the Qualified Substitute Boat or the Permitted Capital Expenditure is constructed as planned, the Qualified Substitute Boat or the Permitted Capital Expenditure, as the case may be, shall be suitable for its intended purpose and will be capable of being put into service without the need for additional expenditures except as set forth in the approved Budget;

                  (iii) it is satisfied that, and it has received an opinion of counsel addressed to the Trustee for the benefit of the Holders, that the Trustee has a valid perfected security interest in the Qualified Substitute Boat, the Permitted Capital Expenditure and the Improved Property and all furniture, fixtures, equipment thereon or forming a part thereof or for which advances hereunder have been made free and clear of all other Liens, claims and encumbrances other than Liens permitted pursuant to Section 5.13 hereof;

                  (iv) the Contractor shall have entered into an agreement with the Consulting Professional on behalf of the Trustee in form and substance satisfactory to the Trustee pursuant to which the Contractor shall agree that it shall not make any changes to the Plans or execute any change orders except as expressly permitted hereby and that in the event of a default of the Company under the Construction Contract or the bankruptcy of the Company the Contractor shall, at the election of the Trustee and the Consulting Professional continue to perform the Construction Contract on its then executory terms for the benefit of the Trustee;

                  (v) the Contractor has delivered to the Consulting Professional a list of its subcontractors which is current as of the date of the certificate;

                  (vi) it has received certified copies of duly executed counterparts of the Construction Agreement and the requisite permits, licenses and authorizations;

                  (vii) it has received a copy of the Plans, satisfactory in form and content to the Trustee and the Consulting Professional.

                  (viii) it has received the Budget, together with a cost breakdown and schedule for construction of the Qualified Substitute Boat or the Permitted Capital Expenditures setting forth all items of costs and expenses and estimating the construction trade schedules required to complete the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures.

                  (ix) it has received a critical path method schedule for completion of the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures, which schedule shall be in form and substance satisfactory to the Consulting Professional; and

                  (x) it has received an Officers' Certificate from the Company certifying that (A) the release of the Boat Conveyance Proceeds for the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures complies with the terms and conditions of Section 4.4 of this Indenture, (B) there is no Default or Event of Default in effect or continuing on the date thereof (both before and after giving effect to the proposed use of the Boat Conveyance Proceeds), (C) the release of the Boat Conveyance Proceeds pursuant to the Company Order will not result in a Default or Event of Default hereunder, (D) the representations and warranties which are contained in the Indenture or any certificate, document or financial or other statement furnished under or in connection with the Indenture are correct on and as of the date of the advance as if made on and as of such date, (E) all utility services and facilities necessary for the construction of Permitted Capital Improvements without impediment or delay will be available at or within the boundaries of the Improved Property, and all utility services and facilities necessary for the operation of Permitted Capital Improvements for its intended purposes will be available at or within the boundaries of the Improved Property when needed, (F) all required permits, authorizations, licenses and certificates for the construction of the Qualified Substitute Boat or the Permitted Capital Improvements have been obtained and are in full force and effect on and as of such date, (G) expenditures have been made, or costs incurred, by the Company in a specified amount for the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company; (H) no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Boat Conveyance Proceeds in any previous or then pending application pursuant to this Section 11.4; (I) there is no outstanding Indebtedness, other than costs for which payment is being requested and customary retainage not to exceed ten per cent (10%); (J) the Qualified Substitute Boat or Permitted Capital Expenditures is necessary or desirable in the conduct of the business of the Company; (K) the Qualified Substitute Boat, if constructed in accordance with the Plans, will comply with all legal requirements; and
         (L) all conditions precedent to such release have been complied with.

         (j) All of the foregoing items and all other documents and legal matters in connection with the transactions contemplated by this Indenture shall be satisfactory in form and substance to the Trustee.

         (k) The Collateral Documents shall constitute a valid lien on the Collateral (including the Improved Property, unincorporated work and materials) for the full amount of the Boat Conveyance Proceeds advanced to and including such date. The Company shall deliver to the Trustee a title insurance policy, binder or endorsement on the date of each Company Order confirming that there has not been filed with respect to all or any part of the Improved Property any Lien which has not been discharged of record, other than as disclosed by surveys resulting from the prosecution of work pursuant to the approved Plans.

         (l) All materials and fixtures incorporated in the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures shall have been purchased so that their absolute ownership shall have vested in the Company prior to the Trustee making advances of the Boat Conveyance Proceeds, the proceeds of which are used to purchase such materials and fixtures, and the Company shall have produced and furnished, if required by the Trustee, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

         (m) The Consulting Professional and the Trustee shall have received a statement of the Company, in form and substance satisfactory to the Trustee, setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every contractor, subcontractor, and supplier furnishing materials for or performing labor on the construction of any part of the Qualified Substitute Boat.

         (n) The Trustee shall have received and approved (i) an inspection report of the Consulting Professional covering the progress of construction, conformity of the work with the Plans, quality of work completed and percentage of work completed prepared in a professional manner in accordance with industry norms and (ii) an Officer's Certificate requesting such disbursement, satisfactory in form and substance to the Consulting Professional, with appropriate insertions, accompanied by true copies of unpaid invoices, receipted bills and lien waivers, and such other supporting information as the Consulting Professional may reasonably request.

         (o) All instruments relating to each advance and all actions taken on or prior to each advance shall be reasonably satisfactory to the Trustee, and the Trustee shall have been furnished with such documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to the Trustee, as the Trustee may require to evidence compliance with all of the provisions of the Indenture

         (p) The Company shall have furnished to the Trustee lien waivers and subordination agreements in form and substance reasonably satisfactory to the Consulting Professional from such contractors, subcontractors, suppliers and materialmen as the Consulting Professional may require, evidencing that they have been paid in full (less retainage) for all work performed or materials supplied to the date of the Company's request for such advance.

         (q) The Qualified Substitute Boat or the Permitted Capital Expenditures shall not have been materially damaged by fire or other casualty unless there shall have been received, by the Trustee or a person approved by the Trustee, insurance proceeds sufficient in the reasonable judgment of the Trustee after consultation with the Consulting Professional, to effect satisfactory restoration and completion of the Qualified Substitute Boat on or before the date that is fifteen months from the last day of the Waiting Period.

         (r) The Qualified Substitute Boat or the Permitted Capital Expenditures shall not be deemed completed for purposes of this Indenture until all of the conditions set forth in this subsection shall have been satisfied.

                  (i) The Qualified Substitute Boat shall have been completed substantially in accordance with the Plans and accepted by the Company subject to completion of any minor "punch list" items having an aggregate cost to complete or repair not to exceed $100,000; and

                  (ii) The Trustee shall have received the following, in each case in form and substance satisfactory to the Trustee:

                           (A) evidence of the approval by all appropriate
                  Governmental Authorities of the Qualified Substitute Boat as being complete as to construction including, without limitation, a copy of a certificate of occupancy, if applicable, or other permits, certificates or authorizations as the Consulting Professional deems appropriate

                           (B) the certification of (1) the Architect and (2)
                  the Contractor that to the best of their knowledge the Qualified Substitute Boat has been completed substantially in accordance with the Plans, that connection has been made to all appropriate utility facilities and that the Qualified Substitute Boat is ready for occupancy.

         (s) All other documentation required under Section 314(d) of the TIA and not described above shall be delivered to the Trustee with any Company Order delivered pursuant to the terms of this Section 11.4.

         Section 11.1. Investment of Trust Moneys.

         All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

         The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.5.

                                  Article XII.

                                    GUARANTY

         Section 12.1. Guaranty.

         (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

         (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.1 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.1, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

         (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reduction, if any, required by this paragraph shall be determined in accordance with applicable law.

         Section 12.2. Certain Bankruptcy Events.

         Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                  Article XIII.

                                  MISCELLANEOUS

         Section 13.1. TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         Section 13.2. Notices.

         Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                           Crescent City Capital Development Corporation 1400 Annunciation Street
                           New Orleans, Louisiana 70131
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Casino Magic Corp.
                           711 Casino Magic Drive
                           Bay St. Louis. MS 39520

                  if to the Trustee:





                  with a copy to:





         The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed, when receipt if acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 13.3. Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         Section 13.4. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 13.5. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of

         Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 13.6. Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 13.7. Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 13.8. Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OR THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 13.9. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used in interpret this Indenture.

Section 13.10. No Recourse against Others.

         A director, officer, employee, stockholder or incorporator, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their reactions. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         Section 13.11. Successors.

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.12. Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 13.13. Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 13.14. Table of Contents, Headings, Etc.

         The Table of Contents, Reconciliation and Tie Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                    SIGNATURE

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            CRESCENT CITY CAPITAL DEVELOPMENT
                                              CORPORATION



                                            By: _______________________________
                                                Name:
                                                Title:


Attest: __________________



                                            [                    ], as Trustee



                                            By: _______________________________
                                                Name:
                                                Title:

Attest: ___________________



                  GUARANTORS:

                                                                       Exhibit A

                                 [FORM OF NOTE]

                  CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION



                            11 1/2 SENIOR SECURED NOTES
                                    DUE 1999

No.                                                            $

         Crescent City Capital Development Corporation a Louisiana corporation (hereinafter called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______, or registered assigns, the principal sum of ________ Dollars, on ____________ __, 1999.

         Interest Payment Dates: [March 31, June 30, September 30 and
December 31]

         Record Dates:

         Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.



Dated:  ____________ __, 1996



                                        CRESCENT CITY CAPITAL DEVELOPMENT
                                        CORPORATION



                                        By:  _____________________________



Attest:



__________________________
Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Securities described in the within mentioned Indenture.

                                        _________________________________
                                        [                         ],
                                        as Trustee



                                        By:  ____________________________
                                                 Authorized Signatory



                                         Dated:

                  CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

                            11 1/2% Senior Secured Notes
                                    due 1999

1. Principal

         Crescent City Capital Development Corporation, a Louisiana corporation (the "Company"), promises to pay the principal amount of this Note to the Holder hereof on the date that is the third anniversary of the earlier of the following dates: (i) 180 days after the Issue Date, and (ii) the first date the a riverboat casino is opened by the Company for public gaming play in Bossier City, Louisiana (the "Commencement Date").

         Notwithstanding the foregoing, from and after the first date on which the aggregate principal amount of Notes issued and outstanding under the Indenture is equal to or less than $17,500,000 (the "Release Date"), the principal amount of the Note, together with interest accrued thereon at a rate of 11 1/2% per annum, shall be paid by the Company to the Holder hereof quarterly in equal installments commencing on the first Interest Payment Date (as defined below) after the Release Date and ending on the last Interest Payment Date prior to the Commencement Date.

         Notwithstanding all of the foregoing, from and after the date of the occurrence of an Adverse State Action (as such term is defined in the Indenture (the "Adverse State Action Date"), the principal amount of the Note, together with interest accrued thereon at a rate of 11 1/2% per annum, shall be paid by the Company to the Holder hereof quarterly in equal installments commencing on the first Interest Payment Date (as defined below) after the Adverse State Action Date and ending on the first Interest Payment Date immediately subsequent to the date that the Adverse State Action takes effect.

         In addition to the foregoing, on each Interest Payment Date commencing _____________, 199__, and ending with the second Interest Payment Date after the Release Date occurs, the Company will unconditionally pay to each Holder such Holder's pro rata share of the Excess Cash Flow (as defined in the Indenture) for the fiscal quarter of the Company and the Guarantors ending on the Interest Payment Date immediately preceding such Interest Payment Date in reduction of the then outstanding principal amount of the Note by an amount equal to such Holder's pro rata share of the Excess Cash Redemption Amount (as defined below), in addition to any regularly scheduled principal payment due on such Interest Payment Date (if any); provided, however, that the Company will pay to each Holder such Holder's pro rata share of the Excess Cash Flow for the last fiscal quarter of a fiscal year of the Company and the Guarantors on the second Interest Payment Date following the last date of such last fiscal quarter of the fiscal year. The obligations of the Company under this paragraph shall continue notwithstanding an Adverse State Action.

         "Excess Cash Redemption Amount" for any Interest Payment Date means the amount of the Aggregate Excess Cash Flow to be paid to the Holders on such Interest Payment Date in reduction of the outstanding principal amount of the Notes times a fraction, the numerator of which is 100 and the denominator of which is (100 plus the Excess Cash Redemption Premium for such Interest Payment
Date).

         "Excess Cash Redemption Premium" means (i) on any Interest Payment Date occurring on or before the first anniversary of the Commencement Date, zero,
(ii) on any Interest Payment Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-five
(365), and (iii) on any Interest Payment Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) times a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-four
(364).

2. Interest

         Crescent City Capital Development Corporation, a Louisiana corporation (the "Company"), promises to pay interest from the Issue Date on the principal amount of this Note at a rate of 11 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 1 1/2% per annum compounded semi-annually.

         The Company will pay interest quarterly on [March 31, June 30, September 30 and December 31] of each year (each, an "Interest Payment Date"), commencing ________, 1996. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _______ __, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30 day months.

2. Method of Payment.

         The Company shall pay principal of and interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender").

However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to a Holder at the Holder's registered address.

         Together with any installments of principal the Company will deliver to the Paying Agent or the Trustee a sufficient number of stickers, in form satisfactory to the Trustee, setting forth the outstanding principal amount of each Note after having given effect to such current principal payments, for delivery by the Trustee to the Holders for the purpose of affixing such stickers to their respective Notes. Upon delivery to the Paying Agent or the Trustee of this Note, the registered Holder hereof should receive a sticker together with such principal payment, which sticker will be affixed by the Paying Agent or the Trustee to the top of the front page of this Note atop all such previous stickers and which sticker will set forth the outstanding principal amount of this Note after having given effect to the current principal payment. Notwithstanding the foregoing, the Registrar will maintain a record of the outstanding principal amount of all outstanding Notes. Failure by the Trustee to affix such stickers shall in no way affect the legality, validity, or transferability of this Note; provided, however, that in the event of any discrepancy between the principal amount of this Note on its face and on the records of the Registrar, the records of the Registrar will govern absent manifest error.

3. Paying Agent and Registrar.

         Initially, _______________ (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4. Indenture

         The Company issued the Notes under an Indenture, dated ________ __, 1996 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior, secured obligations of the Company limited in aggregate principal amount to $35,000,000.

5. Redemption.

         The Notes may be redeemed at any time, in whole or in part, at the election of the Company at the Redemption Price applicable for such Redemption

Date. The Redemption Price of this Note if so optionally redeemed is the amount equal to the principal face amount of this Note plus the Redemption Premium as of the Redemption Date of this Note.


         "Redemption Premium" when used with respect to this Note when redeemed or prepaid, in whole or in part, means (i) on any Redemption Date occurring on or before the first anniversary of the Issue Date, zero, (ii) on any Redemption Date occurring on or after the first anniversary of the Issue Date but on or before the second anniversary of the Issue Date, ten percent (10%) times a fraction the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Issue Date to and including such Redemption Date and the denominator of which is three hundred and sixty-five (365), and (iii) on any Redemption Date occurring after the second anniversary of the Issue Date and before the third anniversary of the Issue Date, twenty percent (20%) times a fraction the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Issue Date to and including such Redemption Date and the denominator of which is three hundred and sixty-four (364).


         This Note may also be redeemed at any time pursuant to, and in accordance with, any order of any Gaming Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement, of any material Gaming License, where in any such case such redemption or acquisition is required to be found suitable or so qualified within a reasonable period of time.

         Any redemption of the Notes shall comply with Article III of the Indenture.

6. Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 45 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and only right of the Holders of such Notes will be to receive payment of the Reduction Price, including any accrued and unpaid interest to the Redemption Date.

7. Denominations; Transfer; Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8. Persons Deemed Owners.

         The Registered Holder of a Note may be treated as the owner of it for all purposes.

9. Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

         If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

11. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority, and in certain cases at least two-thirds, in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

12. Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13. Security.

         In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee have entered into certain security agreements in order to create security interests in certain assets and properties of the Company and the Guarantors.

14. Gaming Laws.

         The rights of the Holder of this Note and any owner of any beneficial interest in this Note are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

15. Successors.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16. Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture of the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

         No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not, as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                              [FORM OF ASSIGNMENT]

         I or we assign this Note to

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

         Please insert Social Security or other identifying number of assignee _________ and irrevocably appoint ________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  __________ Signed:  ______________________________________

_________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

                                                                       EXHIBIT B



                                FORM OF GUARANTY



         For value received, ________________, a _______________ corporation, hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Note and this Guaranty were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Note.

                                       __________________________________

                                       By:  _____________________________

                                       Attest: __________________________

                         UNITED STATES BANKRUPTCY COURT

                          EASTERN DISTRICT OF LOUISIANA

IN RE:                                            NO.  95-12735-TMB

CRESCENT CITY CAPITAL                             CHAPTER 11
DEVELOPMENT CORPORATION

                                                  A REORGANIZATION CASE
DEBTOR                                            UNDER CHAPTER 11 OF THE
                                                  BANKRUPTCY CODE

                        FIRST IMMATERIAL MODIFICATION TO
                SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION
                OF CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

         NOW INTO COURT, through undersigned counsel, comes Crescent City Capital Development Corporation ("Debtor" or "Crescent City") and respectfully files this Second Immaterial Modification to Second Amended Chapter 11 Plan of Reorganization of Crescent City Capital Development Corporation (hereinafter referred to as "Immaterial Modification").

                                       I.

         Pursuant to 11 USC ss.1127 the proponent of a plan of reorganization may modify such plan at any time prior to confirmation, but may not modify such plan so that such plan as modified fails to meet the requirements of ss.1122 and ss.1123 of the Bankruptcy Code.

                                       II.

         The proponent of plan need not resolicit acceptances or rejection of the plan of reorganization and any modifications, provided, however, said modifications are immaterial.

                                      III.

         The Debtor asserts that the modifications proposed herein are immaterial in that they do not adversely affect any creditor or party at interest who has accepted the Plan of Reorganization.

         The following are the Debtor's immaterial modifications:

                                       IV.

         The following modifications are to be made to reflect the agreements reached between the Debtor and Mirage in connection with the payment of the Mirage's DIP Financing Claim. Article 1.23 is amended to read as follows:

         DIP Financing Claims means all Administrative Claims arising in connection with money borrowed or credit incurred by the Debtor under ss. 364 of the Bankruptcy Code from CGII, Purchaser or any other person exclusive of the Mirage Administrative Claim.

Article 1.48 is amended to read as follows:

         Mirage Agreement shall mean that certain Stock Purchase Agreement among Mirage, CGII and Debtor dated July 24, 1995 as amended by Amendment no. 1 Stock Purchase Agreement dated December ____, 1995.

A new definition is added as Article 1.49.1, as follows:

         Mirage Administrative Claim shall mean the administrative claim and security interest of Mirage as recognized and allowed in the Agreed Order Recognizing and Directing Payment of Administrative Claim of Mirage dated April 29, 1996.

Article 1.49 is amended to read as follows:

         Mirage Claim means any and all claims which the Debtor or debtor in possession may have, whether arising prior to or after the filing of the petition for relief herein against Mirage under the Mirage Agreement except for any defenses to payment of the Mirage Administrative Claim as provided in the Agreed Order Recognizing and Directing Payment of Administrative Claim of Mirage dated April 29, 1996, including but not limited to any rights of setoff or defenses to the payments of any claims asserted by Mirage against Debtor or its property.

The portion of Article III addressing the treatment of the Class 6 claim is amended to read as follows:

         Class 6: Mirage Administrative Claim:

         1. Classification: Class 6 consists of the Mirage Administrative Claim.

         2. Treatment: The Mirage Administrative Claim shall be paid in full and in immediately available funds on or before the Effective Date in accordance with the Agreed Order Recognizing and Directing Payment of Administrative Claim of Mirage dated April 29, 1996. Furthermore, the claims of Debtor against Mirage, specifically including the Mirage Claim, are preserved, including to the extent that any such claims may constitute compulsory counterclaims pursuant to Bankruptcy Rule 7013 and/or Federal Rules of Civil Procedure 13. This reservation excludes defenses to the Mirage Administration Claim which has been recognized as being a liquidated and undisputed indebtedness of the Debtor.

Article X(A)(10) is amended to read as follows:

         to hear and determine all controversies concerning the Mirage Agreement, the Mirage Administrative Claim, provided however, this retained jurisdiction of the Bankruptcy Court shall not be exclusive, and this provision shall not expand or extend the jurisdiction of the Bankruptcy Court beyond that jurisdiction existing on the Effective Date.

                                       V.

         Article 1.46 is amended to cure a clerical error. Article 1.46 is amended to read as follows:

         Magic Notes means the $35,000,000.00 of notes which shall be issued by Reorganized Crescent City and guaranteed by Jefferson Casino Corporation and C-M of Louisiana, Inc., each a wholly owned subsidiary of Casino Magic Corporation, under the Magic Indenture.

                                       VI.

         Article II(A) is amended to correct a typographical error. The second sentence of article II(A) is amended to read as follows:

         The Magic Closing Cash and the Magic Notes will be paid to the Indenture Trustee, on behalf of the Bondholders, who claim a perfected security interest in such proceeds.

                                      VII.

         To cure a typographical error, and to make Article III(E), Class 1(3) Treatment consistent within itself and with Article II(B) regarding the amount of cash to be retained by the Indenture Trustee for the benefit of the Bondholders, the last sentence of Article III(E), Class 1(3) Treatment is modified to read as follows:

         The Indenture Trustee shall retain the sum of $6,750,000 in Magic Closing Cash and $28,000,000.00 in Magic Notes, to be paid to Class 1 Claimants in accordance with the terms of the Indenture.

Additionally, to cure a typographical error, and to make Article V(A) consistent with Article III(E) and with Article II(B) regarding the amount of cash to be retained by the Indenture Trustee for the benefit of the Bondholders, the second sentence of Article V(A) is modified to read as follows:

         Immediately upon receipt of the Magic Closing Cash and Magic Notes, and after deducting the sum of $6,750,000 from the Magic Closing Cash and $28,000,000.00 from the Magic Notes, for distribution to Bondholders in accordance with the terms of the Indenture, the Indenture Trustee shall pay the Settlement Amount to the Liquidating Trust.

                                      VIII.

         To clarify that the holders of Class 1 Claims shall not receive anything, in any matter, on behalf of their claims other than the treatment specifically set forth in Article II(E), the last paragraph of Article II(E)(3) is amended to read as follows:

         Other than as set forth herein, the Class 1 claimants (including the Indenture Trustee, the Bondholders, and anyone deriving or claiming rights under the Secured Notes, the Indenture, or any security therefore), shall not be entitled to participate as a Class 2, 3A, 3B, 4, 5 or 6 Claimant under this Plan nor to otherwise receive any distribution or payment from the Debtor or the Liquidating Trust, on account of such claim.

                                       IX.

         Article II(E), Class 2(3) is amended to reflect that after the Effective Date, the treatment options to be afforded to Class 2 Creditors may be made by the Liquidating Trust. Article II(E), Class 2(3) is amended to read as follows:

         Treatment: Except as provided in Article V(A) of the Plan, as to each Allowed Secured Claim and in complete satisfaction of such Claim, at the Debtor's or, subsequent to the Effective Date, Liquidating Trust's option, either:

                                       X.

         To clarify the treatment options for Secured Creditors, Article III(E), Class 2(3)(v) is amended to read as follows and Article III(E), Class 2(3)(v) is added as follows:

         (iv) Any Allowed Class 2 Claim found by Final Order to be secured by a lien against any of the Riverboat Assets to be transferred to Purchaser and to be senior to the lien securing the Class 1 Claims affecting the Riverboat Property shall be paid in cash on the Effective Date or at such later date as such determination is made by Final Order. Payments to the holders of any such Class 2 Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority; the Settlement Amount and the Residual Property.

         (v) Any creditor determined by final order to have an allowed Class 2 Secured Claim secured by property other than the Riverboat Assets shall be paid to the extent of the value of its collateral, with the creditor retaining its security interest and lien, either as to the specific collateral, provided said collateral is not part of the Riverboat Assets, or preserved and attaching to the proceeds only that constitute the Settlement Amount and the Residual Property, until the court's determination and payment. Such creditor shall have an unsecured claim for any deficiency which shall then be recognized, and the creditor paid its pro-rata distribution or share of the Settlement Amount as set forth below for the Class 3 Allowed General Unsecured Claims.

Article III(E), Class 2(3)(ii) is amended by adding the following sentence at the end:

         Said creditors shall have an unsecured claim for any deficiency which shall then be recognized, and the creditor paid its pro-rata distribution or share of the Settlement Amount as set forth below for the Class 3 Allowed General Unsecured Claims.

                                      XII.

         Article III(E), Class 3C is amended to make it clear that the treatment afforded holders of Class 3B and 3C Claims is limited to the treatment set forth therein, and these holders shall not be entitled to participate as a member of any other class. At the end of the paragraph entitled "Treatment" with respect to Class 3B and 3C, the following sentences shall be added, respectively:

         Other than as set forth herein, the Class 3B claimants (including any assignee of a Class 3B Claim or any other party asserting any right or interest in a Class 3B Claim), shall not be entitled to participate as a Class 1, 2, 3A, 3C, 4, 5 or 6 Claimant under this Plan nor to otherwise receive any distribution or payment from the Debtor or the Liquidating Trust, on account of such claim.

         Other than as set forth herein, the Class 3C claimant (including any assignee of the CGII Claim or any other party asserting any right or interest in the CGII Claim), shall not be entitled to participate as a Class 1,2, 3A, 3B, 4, 5 or 6 Claimant under this Plan nor to otherwise receive any distribution or payment from the Debtor or the Liquidating Trust, on account of such claim.

                                      XIII.

         Article IV(E)(7) is amended to clarify that the Liquidating Trustees will be authorized to pursue both prepetition and postpetition activities of the Debtor. Accordingly, the second sentence of Article IV(E)(7) is amended to read as follows:

         Except as otherwise inconsistent with the provisions of this Plan, in the exercise of such powers, the Liquidating Trustees, on behalf of the Liquidating Trust, shall be authorized to (I) avoid or recover transfers (including fraudulent conveyances or preferential transfers) of the Debtor's property as may be permitted by Sections 542 through 553 of the Bankruptcy Code or applicable state law, (ii) pursue all claims and causes of action arising from the prepetition or postpetition activities of the Debtor, whether arising by statute or common law and whether arising under the laws of the United States of America, Louisiana, or any other state having jurisdiction over any claim or controversy pertaining to the Debtor, and whether maintainable against third parties, Affiliates or Insiders of the Debtor,(iii) defend claims, causes of action and other litigation that may adversely affect or impact the Liquidating Trust Property,(iv) contest Claims,
         (v) file, litigate to final judgment, settle, or withdraw objections to Claims, and (vi) exercise offsets against Claims. All activities of the Liquidating Trustees shall be reasonably necessary to, and consistent with, the accomplishment of the purpose of the Liquidating Trust as set forth in this Plan.

                                      XIV.

         In order to clarify that funds need not be reserved for claims with recourse to insurance coverage, to the extent that Debtor's insurance coverage is sufficient to cover said claims, the first sentence of Article VI(B)(2) is amended to read as follows:

         All Allowed General Unsecured Claims with recourse to insurance coverage policies of the Debtor covering tort claims shall be deemed Disputed Claims in their Face Amount or as otherwise ordered by the Court, and, except to the extent that the Liquidating Trustees have verified that there is adequate insurance coverage for such claims, Cash and/or Magic Notes shall be set aside in the Disputed Claims Reserve on the first (1st) Cash Distribution Date to account for such Claims.

                                       XV.

         Because this Plan will not be consummated until the Closing Date, which date is equivalent to the Effective Date, certain provisions of the Plan erroneously reference the Confirmation Date, and not the Effective Date, as the date by which certain events must take place. Therefore, the following modifications are to be made:

         The first sentence of Article VII(C)(1) shall be amended to read as follows:

         For purposes of effectuating the reserve provisions of Article VI of the Plan and the allocations and distributions to holders of Allowed General Unsecured Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to Section 502 of the Bankruptcy Code, fix or liquidate the amount of any Contingent General Unsecured Claim not otherwise treated in the Plan, in which event the amount so fixed or liquidated will be deemed the Allowed amount of such Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or in part.

         The first sentence of Article X(B)(2)(B) shall be amended to read as follows:

         On or prior to the Effective Date, each Person that has sought or will seek to file a Fee Request shall deliver to the Debtor an estimate of the aggregate fees and expenses through the Effective Date which shall be requested by such Person (including, if applicable, any amount previously requested and subject to holdback).

                                      XVI.

         Article XIV(B) addressing Governing Law requires amendment to ensure that this provision is not in contrast to, nor does it negate the provisions of
Article V(E)(17) dealing with the law governing the Liquidating Trust. As such, the following sentence is added to the end of Article XIV(B):

         Notwithstanding the foregoing, Liquidating Trust shall be governed by the laws of the state of New Jersey or such other state laws under which the Liquidating Trust may be organized.

                                      XVII.

         Article XIV(G) shall be amended to provide that names and addresses of the parties to receive notices on behalf of the Liquidating Trust are as follows:

                  If to Liquidating Trust:

                  Jim Hingle
                  Grimaldi/C.R. Pittman
                  P. O. Box 8370
                  New Orleans, Louisiana  70182

                  Rudy J. Cerone, Esq.
                  McGlinchey, Stafford
                  643 Magazine Street
                  New Orleans, Louisiana  70130

                  with a copy to:

                  William E. Steffes, Esq.
                  Steffes & Macmurdo, LLP
                  2237 S. Acadian Thruway
                  Suite 600
                  Baton Rouge, Louisiana 70808

                  Ms. Lisa Futrell
                  Jones, Walker
                  50th Floor, Place St. Charles
                  201 St. Charles Avenue
                  New Orleans, Louisiana 70170

                                     XVIII.

         To modify section article 1.65 to reflect the turnover of the money in the Dock Board Escrow Account following the granting of the Dock Board's Motion for Limited Relief from Stay. Article 1.65 is amended to read as follows:

         Riverboat Assets means, collectively, the Riverboat, the License, certain slot machines and other coin-operated gaming devices acquired by the Debtor from Bally Gaming, Inc. and International Game Technology Corp., and such other items of personal property used in connection with the operation of the Riverboat as may be agreed upon between the Debtor and the Purchaser, and as evidenced on the inventory list attached to the Magic Agreement as Exhibit "1", specifically excepting any equipment licensing or other agreements provided by Gaming Systems International.

New Orleans, Louisiana, this 29th day of April, 1996.

                                             Respectfully submitted,


                                             /s/ Robyn J. Spalter
                                             --------------------------------
                                             JAN M. HAYDEN (La. Bar #6672)
                                             ROBYN J. SPALTER (La. Bar #21116)
                                             BRONFIN & HELLER, LLC
                                             650 Poydras Street, Suite 2500
                                             New Orleans, Louisiana  70130-6101
                                             Telephone:  (504) 568-1888
                                             ATTORNEYS FOR CRESCENT CITY
                                             CAPITAL DEVELOPMENT CORPORATION

                             C E R T I F I C A T E

I certify that a copy of the foregoing pleading was served on counsel listed below by U. S. Mail, postage prepaid and properly addressed on the 29 of April, 1996.


Charles L. Stern, Jr., Esq.                         William S. Papazian, Esq.
Steeg & O'Connor                                    Vice President & General Counsel
201 St. Charles Ave., Ste. 3021                     Capital Gaming International, Inc.
New Orleans, LA 70170                               Bayport One, Suite 250
Attorney for New Orleans 2000 Partnership           8025 Black Horse Pike
                                                    W. Atlantic City, NJ 08232
Barry N. Seidel, Esq.
Joshua M. Levine, Esq.                              Evan P. Howell, III
Willkie Farr & Gallagher                            3500 N. Causeway Blvd.
One Citicorp Center                                 Suite 715
153 East 53rd Street                                Metairie, LA 70002
New York, NY 10022-4699                             Attorney for Communicore, Inc.

Allan Kanner, Esq.                                  Gerard G. Metzger, Esq.
A. Kanner & Associates, P.C.                        144 Elk Place, Suite 1710
636 Carondelet Street                               New Orleans, LA 70112
New Orleans, LA 70130                               Attorney for Int'l Electronic Protection, Ltd.
Attorney for New Orleans 2000 Partnership
                                                    Hugh R. Ray, Esq.
Stephen L. Williamson, Esq.                         Andrews & Kirth LLP
Montgomery Barnett et al                            600 Travis, 4200 Texas Comm Tower
3200 Energy Centre                                  Houston, TX 77002
1100 Poydras Street                                 Attorney for Capital Gaming Int'l Noteholders
New Orleans, LA 70163                                Steering Committee
Attorney for First Trust National Assoc.
                                                    Paul N. Silverstein, Esq.
R. Patrick Vance                                    Andrews & Kirth LLP
Ms. Elizabeth Futrell                               425 Lexington Ave.
201 St. Charles Ave., 50th Fl.                      New York 10017
New Orleans, LA 70170                               Attorney for Capital Gaming Int'l Noteholders
Attorneys for Grimaldi/C.R. Pittman                  Steering Committee

U.S. Trustee's Office
400 Poydras Street
Suite 2110
New Orleans, LA 70130

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
Alan H. Goodman                                     Mr. David S. Rubin
James C. Butler                                     Kantrow, Spaht, Weaver & Blitzer
LEMLE & HELLEHER, LLP                               445 N. Blvd., Ste. 300 (70802)
601 Poydras St., #2100                              P.O. Box 2997
New Orleans, LA 70130                               Baton Rouge, LA 70821-2997
Attorneys for Shawmut Bank Connecticut              Attorney for State of La., Riverboat Gaming
 National Association                               Enforcement Div., State Police

Philip K. Jones, Jr.                                Howard Elliott, Esq.
Liskow & Lewis                                      General Counsel
50th Floor                                          P.O. Box 66614
One Shell Square                                    Baton Rouge, LA 70896
New Orleans, LA   70139                             Attorney for State of La., Riverboat Gaming
Attorney for Mirage Resorts, Inc.                   Enforcement Div., State Police

Fred S. Herman, Esq.                                Joseph E. Friend, Esq.
701 Poydras Street, Suite 4110                      Breazeale, Sachse & Wilson, LLP
New Orleans, LA 70130                               909 Poydras St., Ste. 2400 LL&E Tower
Attorney for Grimaldi/C.R. Pittman                  New Orleans, LA 70112
                                                    Attorney for New Orleans 2000 Partnership
GDC, Inc.
c/o T. Randolph Richardson                          Phillip K. Wallace, Esq.
One Shell Square, Suite 4110                        201 Evans Road, Suite 401
New Orleans, LA 70139                               New Orleans, LA 70123
Attorney for GDC, Inc.                              Attorney for Bagby Elevator Co., Inc.

Thomas J. Lutkewitte                                Victor E. Stilwell, Jr., Esq.
Favret Demarest Russo & Lutkewitte                  Deutsch, Kerrigan & Stiles, LLP
1515 Poydras Street, Suite 1400                     755 Magazine St.
New Orleans, LA 70112                               New Orleans, LA 70130
Attorney for Jones Casino Supplies, Inc.            Attorney for Lyons & Hudson Architects, Ltd.

Daniel A. Smith, Esq.                               Mark C. Landry, Esq.
Michael W. Boleware, Esq.                           Newman, Mathis, Brady, Wakefield
Deutsch, Kerrigan & Stiles, LLP                      & Spedale, PLC
755 Magazine St.                                    212 Veterans Blvd.
New Orleans, LA 70130-3672                          Metairie, LA 70005
Attorneys for Broadmoor Corporation                 Attorney for Bally Gaming, Inc.

A. Morgan Brian, Jr., Esq.                          Mark Wielga, Esq.
700 Camp Street                                     Jackquelyn Kilmer, Esq.
New Orleans, LA 70130-3702                          Ballard, Spahr, Andrews & Ingersoll
Attorney for Raymond Group                          1225 17th St., Suite 2300
                                                    Denver, CO 80202-5596
D. Michael Dendy, Esq.                              Attorney for Capital Associates Intn'l, Inc.
901 Derbigny Street
Gretna, LA 70053
Attorney for Tomba Communications


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
Bruce D. Meyer, Esq.
Gibson, Dunn & Crutcher                             S. Ault Hootsell III
333 South Grand Ave.                                Brent B. Barriere, Esq.
Los Angeles, CA 90071                               Phelps Dunbar
Attorneys for Players River City and                400 Poydras St., 28th Floor
SDI Securities 11, Inc., A Joint Venture            New Orleans, LA 70130-3245
                                                    Attorneys for First NBC
Charles R. Moyer, Esq.                               & Board of Commissioners of the Port of N.O.
Senior Attorney
Unisys Corporation                                  John M. Duck, Esq.
P.O. Box 500 M/S C1SW19                             Kenneth F. Tamplain, Jr.
Blue Bell, PA 19424                                 Adams and Reese
Attorneys for Unisys Corporation                    4500 One Shell Square
                                                    New Orleans, LA 70139
Omer F. Kubel III                                   Attorneys for Players River City and
Drpaer & Culpepper                                  SDI Securities 11, Inc., A Joint Venture
909 Poydras St., Ste. 2630
New Orleans, LA 70112                               Ms. Jenifer Schaye, Asst. Atty Gen'l
Attorney for Grand Palais Riverboat, Inc.           Thomas A. Warner, III
                                                    Dept. of Justice
Cary A. Des Roches                                  P.O. Box 4307
Fraser & Des Roches                                 Baton Rouge, LA 70804
530 Natchez St., Ste. 200                           State of La. Through The Dept. of Public Safety
New Orleans, LA 70130                               and Corrections, Riverboat Gaming Comm..
Attorney for Boland Marine & Manf. Co.
                                                    Jonathan M. Landers, Esq.
Hugh R. Ray, Esq.                                   Gibson Dunn & Crutcher
Andrews & Kirth LLP                                 One Montgomery St., Telesis Tower
600 Travis, 4200 Texas Comm Tower                   San Francisco, CA 94101
Houston, TX 77002                                   Attorney for Players River City and SDI
Attorney for Turnberry Capital, Elliott Assoc.
 SunAmerica, Inc., Fidelity Investments             Kermit L. Roux, III
                                                    Lowe, Stein, Hoffman, Allweiss
William H. Patrick, III                             & Hauver, LLP,
10636 Linkwood Court                                701 Poydras St., Ste. 3600
Baton Rouge, LA 70810                               New Orleans, LA 70139-3600
Hugh R. Ray, Esq.                                   Attorney for Accent Annex Enterprises, Inc.
Attorney for Official Committee of
Unsecured Creditors                                 David J. Motter, Esq.
                                                    Jack M. Capella Law Firm
Martha Villar-Posada                                3445 N. Causeway Blvd., Ste. 1001
Dept. of Revenue & Taxation                         Metairie, LA 70002
P.O. Box 66658                                      Attorney for Imperial Trading Co., and
Baton Rouge, LA 70896                               Delta Diversions, Inc. d/b/a Delta Gaming Co.
Attorney for Dept. of Revenue & Taxation
                                                    Gaming Systems International
Thomas W. Papazoglakis, Gen'l Mgr.                  c/o Mary Catherine Cali
Marrero, Couvillion & Assoc., Inc.                  Shows, Cohn & Cali
1035 Executive Park Ave.                            P.O. Drawer 4425
Baton Rouge, LA 70806                               Baton Rouge, LA 70821
                                                    Attorneys for Gaming Systems Int'l


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
F Otway Denny, III                                  Raymond J. Salassi, Jr.
Porteous, Hainkel, Johnson & Sarpy                  Stanhope B. Denegre, Esq.
704 Carondelet St.                                  Jones, Walker, et al.
New Orleans, LA 70130                               201 St. Charles Ave., 49th Floor
Attorney for Cummins-Allison Corp.                  New Orleans, LA 70170
                                                    Attorneys for City of New Orleans-Public Belt
Peter A. Feringa, Jr.                               Railraod Commission of N.O.
Chaffe, McCall, et al.
1100 Poydras St., Ste. 2300                         Clayton J. Swak, III
New Orleans, LA 70163-2300                          1419 Hwy. 190, Suite 216
Attorney for Grinnell Fire Protection Systems       Covington, LA 70433
                                                    Attorney for Gramildi/CR Pittman Re: FNBC
Richard J. Tomeny, Jr.
F. Joseph Drolla, Jr.                               Mark S. Goldstein, Esq.
212 Veterans Blvd., Ste. 201                        Alicia M. Bendana
Metairie, LA 70005                                  Lowe Stein et al
Attorneys for Rust Scaffold Rental & Erection,      701 Poydras St., Ste. 3600
Inc.                                                New Orleans, LA 70139
                                                    Attorney for WARN Claimants





Mark G. Rabogliatti
Oppenheimer, Wilff & Donnelly
45 So. 7th Street, Ste. 3400
Minneapolis, MN 55402
                                          /s/ Mark G. Rabogliatti
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